Exhibit 2.2

EXECUTION VERSION

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

CITRIX SYSTEMS, INC.,

GETGO, INC.

and

LOGMEIN, INC.

Dated as of July 26, 2016

TABLE OF CONTENTS

		Page

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1	General	2
Section 1.2	References; Interpretation	15

Article II

THE SEPARATION

Section 2.1	Restructuring; Transfer of Assets; Assumption of Liabilities	16
Section 2.2	Intercompany Accounts and Intercompany Agreements	18
Section 2.3	Limitation of Liability	19
Section 2.4	Specified Consents	19
Section 2.5	Disclaimer of Representations and Warranties	22
Section 2.6	Cash Management	23
Section 2.7	Insurance	23
Section 2.8	Ancillary Agreements	23
Section 2.9	Issuance of SpinCo Common Stock	24

Article III

THE DISTRIBUTION

Section 3.1	Form of Distribution	24
Section 3.2	Manner of Effecting Distribution	25
Section 3.3	Conditions to Distribution	26

Article IV

CERTAIN COVENANTS

Section 4.1	Further Assurances	26
Section 4.2	Removal of Excluded Assets	26
Section 4.3	Citrix Marks	27

i

Section 8.15	Governing Law	45
Section 8.16	Waiver of Jury Trial	45
Section 8.17	Specific Performance	45
Section 8.18	Severability	46
Section 8.19	Interpretation	46
Section 8.20	No Duplication; No Double Recovery	46
Section 8.21	No Admission of Liability	46

List of Exhibits

Exhibit A	Internal Reorganization Plan
Exhibit B	Form of IP License Agreement
Exhibit C	Form of Employee Matters Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit E	Forms of Assignment of Intellectual Property

Index of Defined Terms

Defined Term	Section

Action	1.1(1)
Affiliate	1.1(2)
Agreement	Preamble
Ancillary Agreement	1.1(3)
Appointed Representative	7.1(a)
Assets	1.1(4)
Assume	2.1(b)(iii)
Board	Recitals
Business Day	1.1(5)
Citrix	Preamble
Citrix Business	1.1(6)
Citrix Claim	5.3
Citrix Common Stock	1.1(7)
Citrix Designees	1.1(8)
Citrix Group	1.1(9)
Citrix Indemnitees	1.1(10)
Citrix Marks	1.1(11)
Claiming Party	5.4(b)
Clean-Up Spin-Off	Recitals
Code	1.1(12)
Confidential Information	1.1(13)
Confidentiality Agreement	1.1(14)
Consents	1.1(15)
Contract	1.1(16)
control	1.1(17)
Conveyance and Assumption Instruments	1.1(18)
Direct Claim	5.4(a)(ii)
Distribution	Recitals
Distribution Date	1.1(19)
Distribution Effective Time	1.1(20)
Employee Matters Agreement	1.1(21)
Exchange Act	1.1(22)
Exchange Offer	Recitals
Excluded Assets	1.1(23)
Excluded Liabilities	1.1(24)
Final Net Adjustment Amount	1.1(25)
Governmental Authority	1.1(26)
Group	1.1(27)
Indemnifiable Losses	1.1(28)
Indemnifying Party	1.1(29)
Indemnitee	1.1(30)
Indemnity Payment	5.5(a)

Insurance Proceeds	1.1(31)
Intellectual Property	1.1(32)
Intercompany Account	1.1(33)
Intercompany Agreement	1.1(34)
Internal Reorganization	1.1(35)
IP License Agreement	1.1(36)
Law	1.1(37)
Liabilities	1.1(38)
LogMeIn	Preamble
Marks	1.1(39)
Merger	Recitals
Merger Agreement	Recitals
Merger Effective Time	1.1(40)
Merger Partner Sub	Recitals
NASDAQ	1.1(41)
Non-SpinCo Facilities	1.1(42)
One-Step Spin-Off	Recitals
Party	Preamble
Person	1.1(43)
Policies	1.1(44)
Prime Rate	1.1(45)
Privilege	6.7(a)
Privileged Information	6.7(a)
Record Date	1.1(46)
Record Holders	1.1(47)
Registered	1.1(48)
Representatives	1.1(49)
Retained Citrix Information	1.1(50)
Retained SpinCo Information	1.1(51)
SEC	1.1(52)
Securities Act	1.1(53)
Separation	Recitals
Separation Agreement Disputes	7.1(b)
Shared Contract	1.1(54)
Shared Information	1.1(55)
Software	1.1(56)
Specified Claims	1.1(24)
Specified Consent	2.4(a)
SpinCo	Preamble
SpinCo Assets	1.1(57)
SpinCo Business	1.1(58)
SpinCo Claim	5.2
SpinCo Common Stock	1.1(59)
SpinCo Designees	1.1(60)
SpinCo Facilities	1.1(61)
SpinCo Financial Statements	1.1(62)

v

SpinCo Group	1.1(63)
SpinCo Indebtedness	1.1(64)
SpinCo Indemnitees	1.1(65)
SpinCo Intellectual Property	1.1(57)(ii)
SpinCo Liabilities	1.1(66)
SpinCo Records	1.1(57)(vii)
Steps Plan	1.1(67)
Subsidiary	1.1(68)
Tax	1.1(69)
Tax Authority	1.1(70)
Tax Benefit	1.1(71)
Tax Contest	1.1(72)
Tax Matters Agreement	1.1(73)
Tax Records	1.1(74)
Tax Return	1.1(75)
Third Party	1.1(76)
Third Party Claim	5.4(b)
Third Party Proceeds	5.5(a)
Transaction Agreement	1.1(77)
Transfer	2.1(b)(i)
Transferred Leased Real Property	1.1(78)
Transferred Owned Real Property	1.1(79)
Transition Services Agreement	1.1(80)

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of July 26, 2016, is entered into by and among CITRIX SYSTEMS, INC., a Delaware corporation (“Citrix”), GETGO, INC., a Delaware corporation and a wholly owned subsidiary of Citrix (“SpinCo”), and LOGMEIN, INC., a Delaware corporation (“LogMeIn”). “Party” or “Parties” means Citrix, SpinCo or LogMeIn, individually or collectively, as the case may be. Each capitalized term used and not defined herein has the meaning set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, the Board of Directors of Citrix (the “Board”) has determined that it is appropriate, desirable and in the best interests of Citrix and its stockholders to separate (the “Separation”) the SpinCo Business from the remaining business of Citrix and its Subsidiaries;

WHEREAS, pursuant to the Agreement and Plan of Merger dated of even date herewith (the “Merger Agreement”), among Citrix, SpinCo, LogMeIn and Lithium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LogMeIn (“Merger Partner Sub”), immediately following the Distribution, Merger Partner Sub will merge with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock will be converted into the right to receive shares of common stock of LogMeIn, par value $0.01 per share, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and to effect the Separation and the Merger, Citrix desires to reorganize the SpinCo Business so that it is conducted through SpinCo and its Subsidiaries;

WHEREAS, in connection with the reorganization of the SpinCo Business, Citrix desires to Transfer, or to cause the other members of the Citrix Group to Transfer, to the members of the SpinCo Group all SpinCo Assets, and to assign all SpinCo Liabilities, and the members of the SpinCo Group desire to receive such SpinCo Assets and Assume such SpinCo Liabilities;

WHEREAS, to implement the Separation, following the reorganization of the SpinCo Business and upon the terms and conditions set forth in this Agreement, the Board has determined to either (a) distribute, without consideration, all of the then outstanding shares of SpinCo Common Stock to Citrix’s stockholders by way of a pro rata dividend (the “One-Step Spin-Off”), or (b) consummate an offer to exchange shares of SpinCo Common Stock for currently outstanding shares of Citrix Common Stock (the “Exchange Offer”) and, in the event that Citrix’s stockholders subscribe for less than all of the SpinCo Common Stock in the Exchange Offer, distribute, without consideration and pro rata to holders of Citrix Common Stock, any unsubscribed SpinCo Common Stock on the Distribution Date immediately following the consummation of the Exchange Offer so that Citrix may be treated for U.S. federal income Tax purposes as having distributed all of the SpinCo Common Stock to its stockholders (the “Clean-Up Spin-Off”);

WHEREAS, the disposition by Citrix of the SpinCo Common Stock to Citrix stockholders, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off, if necessary), is referred to as the “Distribution”;

WHEREAS, it is a condition to the Merger that, prior to the Merger Effective Time, the Internal Reorganization and the Distribution will have been completed;

WHEREAS, Citrix and SpinCo intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the Separation and the Distribution will be treated as contemplated by the Tax Matters Agreement and, accordingly, that the (a) Separation and the Distribution, taken together, qualify as a “reorganization” within the meaning of Section 368(a)(1)(D) of the Code and that each of Citrix and SpinCo will be a “party to the reorganization” within the meaning of Section 368(b) of the Code and (b) the Distribution, as such, qualifies as a distribution of SpinCo Common Stock to Citrix’s stockholders pursuant to Section 355 of the Code; and

WHEREAS, the Parties intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation §§ 1.368-2(g) and 1.368-3;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

(1) “Action” has the meaning set forth in the Merger Agreement.

(2) “Affiliate” has the meaning set forth in the Merger Agreement.

(3) “Ancillary Agreement” means each of the Employee Matters Agreement, the IP License Agreement, the Tax Matters Agreement and the Transition Services Agreement.

(4) “Assets” means all rights, title and ownership interests in and to all rights, properties, claims, Contracts, businesses or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Person. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes (including any Tax items, attributes or rights to receive any Tax Benefit) shall not be treated as Assets governed by this Agreement.

(5) “Business Day” has the meaning set forth in the Merger Agreement.

(6) “Citrix Business” means (a) those businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) as conducted at any time prior to the Distribution Effective Time by Citrix or any of its Subsidiaries other than the SpinCo Business, and (b) those entities or businesses acquired or established by or for any member of the Citrix Group after the Distribution Effective Time.

(7) “Citrix Common Stock” means the common stock of Citrix, par value $0.001 per share.

(8) “Citrix Designees” shall mean any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by Citrix and that will be members of the Citrix Group as of immediately prior to the Distribution Effective Time.

(9) “Citrix Group” means (a) prior to the Distribution Effective Time, Citrix and each Person that will be a Subsidiary of Citrix immediately following the Distribution Effective Time and (b) from and after the Distribution Effective Time, Citrix and each Person that is then a Subsidiary of Citrix.

(10) “Citrix Indemnitees” means Citrix, each other member of the Citrix Group, and all Persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of any member of the Citrix Group (in each case, in their respective capacities as such) (excluding any stockholder of Citrix), together with their respective heirs, executors, administrators, successors and assigns.

(11) “Citrix Marks” means all Marks owned by Citrix or any of its Subsidiaries, but does not include any SpinCo Intellectual Property.

(12) “Code” means the Internal Revenue Code of 1986, as amended.

(13) “Confidential Information” has the meaning set forth in the Confidentiality Agreement.

(14) “Confidentiality Agreement” has the meaning set forth in the Merger Agreement.

(15) “Consents” means any consents, waivers, notices, reports or other filings to be obtained from or made, including with respect to any Contract, or any registrations, licenses, permits, authorizations to be obtained from, or approvals from, or notification requirements to, any Third Parties, including any Governmental Authority.

(16) “Contract” has the meaning set forth in the Merger Agreement.

(17) “control” (including the terms “controlled by” and “under common control with”) has the meaning set forth in the Merger Agreement.

(18) “Conveyance and Assumption Instruments” means, collectively, such instruments of Transfer or other Contracts, including related local asset transfer agreements or intellectual property assignment agreements, and other documents entered into prior to the Distribution Effective Time and as may be necessary to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement, in such form or forms as the applicable Parties agree, including, without limitation, the assignment of Intellectual Property in substantially the forms set forth as Exhibit E.

(19) “Distribution Date” means the date on which the Distribution occurs.

(20) “Distribution Effective Time” means the time established by the Board as the effective time of the Distribution on the Distribution Date.

(21) “Employee Matters Agreement” means the Employee Matters Agreement to be entered into prior to the Distribution Effective Time by and among Citrix, SpinCo and LogMeIn in substantially the form set forth as Exhibit C, which may be supplemented by such exhibits or schedules as may be agreed to by the Parties.

(22) “Exchange Act” has the meaning set forth in the Merger Agreement.

(23) “Excluded Assets” means (a) any and all Assets that are owned, used or held, at or prior to the Distribution Effective Time, by Citrix or any of its Subsidiaries, that are not SpinCo Assets and (b) any and all Assets that are acquired or otherwise become Assets of the Citrix Group after the Distribution Effective Time, including in the case of each of (a) and (b): (v) the domain Citrixonline.com and any related Apple Developer Accounts associated to Citrixonline.com, (w) subject to the provisions of Section 2.6, cash and cash equivalents, (x) all Policies binders and claims and rights thereunder and all prepaid insurance premiums (other than any insurance policies acquired prior to the Distribution Effective Time directly by and in the name of SpinCo or a member of the SpinCo Group), (y) any work papers of Citrix’s auditors and any other Tax Records (including accounting records) of any Citrix Group member (which will be addressed in the Tax Matters Agreement) and (z) all other Assets expressly identified in any Ancillary Agreement or any Conveyance and Assumption Instrument as Assets to be retained by any member of the Citrix Group.

(24) “Excluded Liabilities” means (a) prior to the Distribution Effective Time, any and all Liabilities of any member of the Citrix Group or the SpinCo Group, and (b) from and after the Distribution Effective Time, any and all Liabilities of each member of the Citrix Group that, in the case of each of (a) and (b), are not SpinCo Liabilities, including (i) all Liabilities to the extent relating to, arising out of, or resulting from any Excluded Assets or the Citrix Business, (ii) except as provided in the following sentence, Liabilities related to SpinCo Indebtedness, (iii) Liabilities to the extent expressly contemplated by any Ancillary Agreement or any Conveyance and Assumption Instrument as Liabilities to be Assumed or discharged by any member of the Citrix Group, (iv) all agreements, obligations and Liabilities of any member of the Citrix Group under any Transaction Agreement and (v) all Liabilities to the extent relating to, arising out of or resulting from claims made by or on behalf of holders of any Citrix securities (including debt securities), in their capacities as such, whether made under any applicable corporate, securities or other Laws, or by or on behalf of any Governmental Authority under any applicable securities Laws (“Specified Claims”), except in the case of this clause (v) to the extent relating to, arising out of or resulting from any violation of applicable Laws by LogMeIn. Notwithstanding the foregoing or any other provision herein, “Excluded Liabilities” shall not include any Liabilities (x) related to SpinCo Indebtedness to the extent included in the calculation of the Final Net Adjustment Amount or (y) arising out of or related to the Loan Agreement, and (c) all Liabilities described on Schedule 1.1(24)(c).

(25) “Final Net Adjustment Amount” has the meaning set forth in the Merger Agreement.

(26) “Governmental Authority” has the meaning set forth in the Merger Agreement.

(27) “Group” means (a) with respect to Citrix, the Citrix Group and (b) with respect to SpinCo, the SpinCo Group, as the context requires.

(28) “Indemnifiable Losses” means any and all Liabilities, including damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines and other costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder; provided, however, that in no event shall “Indemnifiable Losses” include (i) punitive damages, except to the extent awarded by a court of competent jurisdiction or arbitral tribunal in connection with a Third Party Claim or (ii) consequential, special or indirect damages, including loss of future profits, revenue or income, diminution in value or loss of business reputation or opportunity, unless (A) such damages were the reasonably foreseeable result of the action or omission giving rise to such damages or (B) such damages have been awarded by a court of competent jurisdiction or arbitral tribunal in connection with a Third Party Claim.

(29) “Indemnifying Party” means, with respect to any Direct Claim or Third Party Claim, the Party which is or may be required pursuant to Article V to make indemnification pursuant such claim.

(30) “Indemnitee” means, with respect to any Direct Claim or Third Party Claim, the Citrix Indemnitee or SpinCo Indemnitee, as the case may be, with respect to which such claim is made hereunder.

(31) “Insurance Proceeds” means those monies (a) received by an insured from a Third Party insurance carrier or (b) paid by a Third Party insurance carrier on behalf of an insured, in either case net of any applicable deductible or retention.

(32) “Intellectual Property” has the meaning set forth in the Merger Agreement.

(33) “Intercompany Account” means any receivable, payable or loan between any member of the Citrix Group, on the one hand, and any member of the SpinCo Group, on the other hand, except for any such receivable, payable or loan that expressly arises pursuant to any Transaction Agreement.

(34) “Intercompany Agreement” means any Contract between any member of the Citrix Group, on the one hand, and any member of the SpinCo Group, on the other hand.

(35) “Internal Reorganization” means the allocation and transfer or assignment of assets and liabilities in accordance with the terms of this Agreement, including by means of the Conveyance and Assumption Instruments, resulting in (a) the SpinCo Group owning and operating the SpinCo Business, and (b) the Citrix Group continuing to own and operate the Citrix Business, in each case, in accordance with the Steps Plan.

(36) “IP License Agreement” means the Intellectual Property License Agreement to be entered into prior to the Distribution Effective Time by and among Citrix, SpinCo and LogMeIn in substantially the form set forth as Exhibit B.

(37) “Law” has the meaning set forth in the Merger Agreement.

(38) “Liabilities” means any and all indebtedness, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority and those arising under any Contract or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto. Except as otherwise specifically set forth herein or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement and, therefore, Taxes shall not be treated as Liabilities governed by this Agreement.

(39) “Marks” has the meaning set forth in the Merger Agreement.

(40) “Merger Effective Time” means the effective time of the Merger in accordance with the terms and conditions set forth in the Merger Agreement.

(41) “NASDAQ” means the NASDAQ Stock Market LLC.

(42) “Non-SpinCo Facilities” means any and all real property owned or leased by Citrix or any of its Subsidiaries that does not constitute SpinCo Facilities.

(43) “Person” has the meaning set forth in the Merger Agreement.

(44) “Policies” means insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, directors and officers liability, automobile, aircraft, property and casualty, workers’ compensation and employee dishonesty insurance policies and bonds, together with the rights, benefits and privileges thereunder.

(45) “Prime Rate” mean means the “prime rate” as published in The Wall Street Journal, Eastern Edition.

(46) “Record Date” means the time and date to be determined by the Board as the record date for determining the holders of shares of Citrix Common Stock entitled to receive shares of SpinCo Common Stock in the Distribution, to the extent the Distribution is effected through a One-Step Spin-Off, or in connection with any Clean-Up Spin-Off.

(47) “Record Holders” means holders of record of Citrix Common Stock on the Record Date.

(48) “Registered” means issued by, registered or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

(49) “Representatives” has the meaning set forth in the Merger Agreement.

(50) “Retained Citrix Information” means, to the extent in the possession of SpinCo or any member of the SpinCo Group and not delivered to Citrix in accordance with the terms of this Agreement, (i) all business records to the extent related to the Citrix Business, including the corporate or limited liability company minute books and related stock records of the members of the Citrix Group, information and records used to demonstrate compliance with applicable Law and any other compliance records related to the Citrix Business, (ii) all financial and property Tax Records of the members of the Citrix Group and (iii) all other books, records, ledgers, files, documents, correspondence, lists, plats, drawings, photographs, product literature, equipment test records, advertising and promotional materials, distribution lists, customer lists, supplier lists, studies, reports, operating, production and other manuals, manufacturing and quality control records and procedures, research and development files, accounting and business books, records, files, documentation and materials, including all books and records related to the registered Intellectual Property of Citrix, in all cases whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form, in each case, to the extent related to the operation of the Citrix Business prior to the Distribution Effective Time.

(51) “Retained SpinCo Information” means, to the extent in the possession of Citrix or any member of the Citrix Group and not delivered to SpinCo in accordance with the terms of this Agreement, (i) all business records to the extent related to the SpinCo Business, including the corporate or limited liability company minute books and related stock records of the members of the SpinCo Group, information and records used to demonstrate compliance with applicable Law and any other compliance records related to the SpinCo Business, (ii) all financial and property Tax Records of the members of the SpinCo Group and (iii) all other books, records, ledgers, files, documents, correspondence, lists, plats, drawings, photographs, product literature, equipment test records, advertising and promotional materials, distribution lists, customer lists, supplier lists, studies, reports, operating, production and other manuals, manufacturing and quality control records and procedures, research and development files, accounting and business books, records, files, documentation and materials, including all books and records related to the Registered SpinCo Intellectual Property, in all cases whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form, in each case, to the extent related to the operation of the SpinCo Business prior to the Distribution Effective Time.

(52) “SEC” has the meaning set forth in the Merger Agreement.

(53) “Securities Act” has the meaning set forth in the Merger Agreement.

(54) “Shared Contract” means any Contract entered into prior to the Distribution Effective Time to which Citrix or any of its Subsidiaries is a party that relates to both (i) the SpinCo Business and (ii) the Citrix Business.

(55) “Shared Information” means (a) all information provided by any member of the SpinCo Group to a member of the Citrix Group prior to the Distribution Effective Time, and (b) any information in the possession or under the control of either Group that relates to the operation of the SpinCo Business prior to the Distribution Effective Time and that a member of the other Group reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities and Tax Laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one Party to this Agreement has against the other, (iii) subject to the foregoing clause (ii) above, to comply with its obligations under any Transaction Agreement, or (iv) to the extent such information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Citrix or SpinCo, as the case may be.

(56) “Software” means any computer programs (whether in source code, object code or other form), algorithms, databases, compilations and data technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing.

(57) “SpinCo Assets” means, in each case to the extent existing and owned or held immediately prior to the Distribution Effective Time by Citrix or any of its Subsidiaries, and subject to the last paragraph of this Section 1.1(57), all right, title and interest of Citrix or any of its Subsidiaries in, to and under the following Assets, but in each case excluding the Excluded Assets:

(i) all interests in the capital stock of, or any other equity interests in, the Subsidiaries of Citrix set forth on Schedule 1.1(57)(i), that are contemplated to be owned (directly or indirectly) by SpinCo immediately prior to the Distribution Effective Time in accordance with the Steps Plan;

(ii) all Intellectual Property that is exclusively related to, exclusively used in or exclusively held for use in the SpinCo Business, including the Registered SpinCo Intellectual Property (as defined in the Merger Agreement) identified on Schedule 1.1(57)(ii) (including all goodwill associated therewith, all remedies against infringements thereof, and all claims, causes of action, rights of recovery and rights of set-off of any kind, all damages and payments for past, present and future infringement or misappropriation of Intellectual Property, and the right to sue and recover for past, present and future infringements or misappropriations of Intellectual Property, and any and all corresponding rights that have been, now or hereafter may be secured throughout the world with respect to such Intellectual Property) (the “SpinCo Intellectual Property”);

(iii) (A) all Contracts to which any member of the SpinCo Group or the Citrix Group is a party or by which it or any such member’s Assets is bound, in each case, as of immediately prior to the Distribution Effective Time that is exclusively related to the SpinCo Business and any rights or claims arising thereunder, including the Contracts listed on Schedule 1.1(57)(iii) and (B) subject to Section 2.4, the Contracts for the benefit of the SpinCo Group into which the Shared Contracts are separated;

(iv) all Transferred Leased Real Property and Transferred Owned Real Property;

(v) all rights, claims, credits, causes of action or rights of set-off against Persons other than members of the Citrix Group to the extent relating to the SpinCo Business or the SpinCo Assets, including unliquidated rights under Third Party manufacturers’ and vendors’ warranties;

(vi) all transferable licenses, permits, registrations, approvals and authorizations of any member of the SpinCo Group or the Citrix Group which relate primarily to the SpinCo Business;

(vii) to the extent in the possession of any member of the Citrix Group or the SpinCo Group, (A) all business records to the extent primarily related to the SpinCo Business, including the corporate or limited liability company minute books and related stock records of the members of the SpinCo Group, information and records used to demonstrate compliance with applicable Law and any other compliance records related to the SpinCo Business; (B) all of the separate financial and property Tax Records of the members of the SpinCo Group that do not form part of the general ledger of any member of the Citrix Group; and (C) all other books, records, ledgers, files, documents, correspondence, lists, plats, drawings, photographs, product literature, equipment test records, advertising and promotional materials, distribution lists, customer lists, supplier lists, studies, reports, operating, production and other manuals, manufacturing and quality control records and procedures, research and development files, accounting and business books, records, files, documentation and materials, including all books and records related to the Registered Intellectual Property, in all cases whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form, in each case, to the extent primarily related to the SpinCo Business; and (D) any other Asset expressly identified in any other Transaction Agreement as a “SpinCo Record” (collectively, the “SpinCo Records”); provided, however, that: (x) Citrix shall be entitled to retain copies of any and all SpinCo Records, which shall be deemed the Confidential Information of SpinCo and subject to the provisions of Section 6.6; (y) Citrix shall not be required to deliver to SpinCo any materials described in clauses (A), (B) and (C) that are not reasonably practicable to identify and extract, but shall provide access to such materials in accordance with Section 6.1(a); provided, however, that such retained materials shall be deemed Confidential Information of SpinCo and subject to the provisions of Section 6.6; and (z) Citrix shall be entitled to redact any portion of the SpinCo Records to the extent related to any matter other than the SpinCo Business;

(viii) all accounts receivable to the extent relating to the operation of the SpinCo Business;

(ix) all Assets expressly identified in any Ancillary Agreement or any Conveyance and Assumption Instrument as Assets to be acquired by any member of the SpinCo Group;

(x) all tangible equipment (including information technology equipment and machinery), infrastructure, wires, inventory, supplies and other tangible property that is owned, leased or licensed by Citrix or any of its Subsidiaries and primarily related to the SpinCo Business, including the information technology and computer hardware and equipment described on Schedule 1.1(57)(x);

(xi) all other Assets not expressly covered in clauses (i) through (xi) of this Section 1.1(57) that are primarily related to, used in or held for use in the SpinCo Business, including those Assets identified on Schedule 1.1(57)(xi); and

(xii) all other Assets not expressly covered in clauses (i) through (xii) of this definition of SpinCo Assets that are owned, in whole or in part, by any member of the SpinCo Group, but not owned in part by any member of the Citrix Group immediately prior to the Distribution Date (after giving effect to the Internal Reorganization).

Notwithstanding the foregoing or anything else to the contrary herein, “SpinCo Assets” shall not include any rights or interests in or to any (A) Intellectual Property except to the extent set forth in clause (ii) of this Section 1.1(57); (B) Contracts except to the extent set forth in clause (iii) of this Section 1.1(57) and in Section 2.4; (C) real property except to the extent set forth in clause (iv) of this Section 1.1(57); (D) books, records, ledgers, files or other business records of a nature described in clause (vii) of this Section 1.1(57) except to the extent set forth in such clause (vii); (E) information technology and computer hardware or equipment except to the extent set forth in clause (xi) of this Section 1.1(57); or (F) Citrix’s company-wide SAP systems, enterprise resource planning systems and electronic communication systems, and, except for rights of the SpinCo Group with respect to Shared Contracts in accordance with Section 2.4, Citrix’s company-wide systems listed on Schedule 1.1(57)(y).

(58) “SpinCo Business” means the business of Citrix and its Subsidiaries designing, developing, marketing, sale and support of prior versions, current versions and versions under development of the GoToMeeting®, GoToWebinar®, GoToTraining®, OpenVoice®, Grasshopper®, GoToMyPC®, GoToAssist®, GoToAssist Corporate® and Netviewer® products, including the operations and activities of any member of the SpinCo Group conducted prior to the Distribution Effective Time relating to the foregoing, but excluding those businesses set forth on Schedule 1.1(58).

(59) “SpinCo Common Stock” means the common stock of SpinCo, par value $0.01 per share.

(60) “SpinCo Designees” means any and all entities (including corporations, general or limited partnerships, trusts, joint ventures, unincorporated organizations, limited liability entities or other entities) designated by SpinCo and that will be members of the SpinCo Group as of immediately prior to the Distribution Effective Time.

(61) “SpinCo Facilities” means any and all real property owned or leased by Citrix or any of its Subsidiaries prior to the Distribution Effective Time that is allocated to any member of the SpinCo Group pursuant to this Agreement, including any Transferred Leased Real Property and Transferred Owned Real Property.

(62) “SpinCo Financial Statements” has the meaning set forth in the Merger Agreement.

(63) “SpinCo Group” means (a) prior to the Distribution Effective Time, SpinCo and each Person that will be a Subsidiary of SpinCo immediately following the Distribution Effective Time and (b) on and after the Distribution Effective Time, SpinCo and each Person that is a Subsidiary of SpinCo.

(64) “SpinCo Indebtedness” has the meaning set forth in the Merger Agreement.

(65) “SpinCo Indemnitees” means SpinCo, each other member of the SpinCo Group and each of their respective successors and assigns, and all Persons who are or have been stockholders, directors, partners, managers, managing members, officers, agents or employees of any member of the SpinCo Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns.

(66) “SpinCo Liabilities” means each of the following Liabilities, whether or not reflected or reserved against in the SpinCo Financial Statements and whether presently in existence or arising after the date of this Agreement, but in each case excluding the Excluded Liabilities:

(i) (A) all trade and other accounts payable to the extent related to the SpinCo Business and (B) all Liabilities set forth on, or reflected or referred to in, the SpinCo Financial Statements (including the notes thereto);

(ii) any and all Liabilities arising out of or related to the Loan Agreement or that are expressly contemplated by any Ancillary Agreement or any Conveyance and Assumption Instrument as Liabilities to be Assumed or retired by any member of the SpinCo Group;

(iii) any and all Liabilities relating to, arising out of or resulting from Specified Claims to the extent relating to, arising out of or resulting from any violation of applicable Laws by LogMeIn;

(iv) any and all Liabilities to the extent relating to, arising out of or resulting from the conduct of the SpinCo Business, as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any directors, officers, partners, managers, employees or agents of any member of the SpinCo Group in the conduct of the SpinCo Business (whether or not such act or failure to act is or was within such Person’s authority));

(v) any and all Liabilities to the extent relating to, arising out of or resulting from the conduct of any business by any member of the SpinCo Group at any time on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any directors, officers, partners, managers, employees or agents of any member of the SpinCo Group (whether or not such act or failure to act is or was within such Person’s authority));

(vi) any and all Liabilities to the extent relating to, arising out of or resulting from any SpinCo Asset, whether arising before, on or after the Distribution Date;

(vii) any and all Liabilities to the extent relating to, arising out of or resulting from any warranty or similar obligation entered into, created or incurred in the course of the SpinCo Business with respect to its products or services, whether prior to, at or after the Distribution Date;

(viii) any and all Liabilities related to SpinCo Indebtedness to the extent included in the calculation of the Final Net Adjustment Amount;

(ix) any and all Liabilities described on Schedule 1.1(66)(ix); and

(x) all Liabilities arising directly or indirectly from Actions to the extent relating to the SpinCo Assets, the SpinCo Business or any SpinCo Liability, including in respect of any alleged tort, breach of Contract, violation or noncompliance with Law or any licenses, permits, registrations, approvals and authorizations, whether arising prior to, on or after the Distribution Date, including such Actions listed on Schedule 1.1(66)(x).

For the avoidance of doubt, to the extent the Final Net Adjustment Amount as finally determined in accordance with Section 3.05 of the Merger Agreement reflects SpinCo Current Liabilities (as defined in the Merger Agreement) allocated to SpinCo, such Liabilities shall be “SpinCo Liabilities” hereunder.

(67) “Steps Plan” means the steps plan as set forth in Exhibit A or as amended, supplemented or modified by mutual agreement of the Parties; provided that (i) each of the Parties shall consider any amendments, supplements or modifications proposed by the other Parties in good faith and (ii) Citrix shall be permitted to amend, supplement or modify the Steps Plan with LogMeIn’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood that LogMeIn, in making its determination, may take into account any adverse effect on LogMeIn or the SpinCo Business of the proposed amendment, supplement or modification); provided, that LogMeIn shall be deemed to have given its consent to any such amendment, supplement or modification if, within ten (10) Business Days following the provision by Citrix of notice thereof, LogMeIn has not delivered comments or otherwise responded to Citrix with respect thereto.

(68) “Subsidiary” has the meaning set forth in the Merger Agreement.

(69) “Tax” or “Taxes” has the meaning set forth in the Tax Matters Agreement.

(70) “Tax Authority” has the meaning set forth in the Tax Matters Agreement.

(71) “Tax Benefit” has the meaning set forth in the Tax Matters Agreement.

(72) “Tax Contest” has the meaning set forth in the Tax Matters Agreement.

(73) “Tax Matters Agreement” means the Tax Matters Agreement entered into on the date of this Agreement by and among Citrix, SpinCo and LogMeIn.

(74) “Tax Records” has the meaning set forth in the Tax Matters Agreement.

(75) “Tax Return” has the meaning set forth in the Tax Matters Agreement.

(76) “Third Party” means any Person other than the Parties or any of their respective Subsidiaries.

(77) “Transaction Agreement” means each of this Agreement, the Merger Agreement, the Ancillary Agreements and all Conveyance and Assumption Instruments.

(78) “Transferred Leased Real Property” means the real property leased by Citrix or any of its Subsidiaries as tenant scheduled pursuant to Section 4.12(a) of the Merger Agreement, together with all fixtures and improvements thereon.

(79) “Transferred Owned Real Property” means the real property owned or purported to be owned by Citrix or any of its Subsidiaries scheduled pursuant to Section 4.12(b) of the Merger Agreement, together with all fixtures and improvements thereon.

(80) “Transition Services Agreement” means the Transition Services Agreement to be entered into prior to the Distribution Effective Time by and among Citrix, SpinCo and LogMeIn, substantially in the form set forth in Exhibit D.

Section 1.2 References; Interpretation. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to Article, Section, Exhibit and Schedule such reference is to an Article and Section of, and Exhibit and Schedule to, this Agreement;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;

(f) references to “day” or “days” are to calendar days;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(h) references to a Person are also to its successors and permitted assigns;

(i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day;

(j) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars;

(k) references to any “statute” or “regulation” are to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any “section of any statute or regulation” include any successor to such section;

(l) the word “or” shall not be exclusive;

(m) reference in this Agreement to any time shall be to Eastern time unless otherwise expressly provided herein; and

(n) references in this Agreement to “Citrix” shall also be deemed to refer to the applicable member of the Citrix Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Citrix or SpinCo shall be deemed to require Citrix or SpinCo, as the case may be, to cause the applicable members of the Citrix Group or the SpinCo Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

THE SEPARATION

Section 2.1 Restructuring; Transfer of Assets; Assumption of Liabilities.

(a) Internal Reorganization. At or prior to the Distribution Effective Time, to the extent not already completed, each of Citrix and SpinCo shall, and shall cause their respective Subsidiaries to, take such steps (which may include transfers of shares or other equity interests, formation of new entities or declarations of dividends) as may be required to effect the Internal Reorganization in accordance with the Steps Plan and the terms of this Agreement.

(b) Transfer of Assets and Assumption of Liabilities. Except as otherwise expressly provided in this Agreement or in any Ancillary Agreement, and except to the extent previously effected pursuant to the Internal Reorganization, upon the terms and subject to the conditions set forth in this Agreement, effective as of immediately prior to the Distribution Effective Time:

(i) Citrix shall, and shall cause the applicable members of the Citrix Group to, contribute, assign, transfer, convey and deliver (“Transfer”) to SpinCo or the applicable SpinCo Designees, and SpinCo or such SpinCo Designees shall accept from Citrix and the applicable members of the Citrix Group, all of Citrix’s and each such Citrix Group member’s respective right, title and interest in and to all SpinCo Assets held by Citrix or a member of the Citrix Group (it being understood that if any SpinCo Asset shall be held by a Person all of the outstanding equity of which is included in the SpinCo Assets to be Transferred pursuant to this Section 2.1(b)(i), such SpinCo Asset may be considered to be so Transferred to SpinCo or the applicable SpinCo Designee as a result of the Transfer of all of the equity interests in such Person from Citrix or the applicable member(s) of the Citrix Group to SpinCo or the applicable SpinCo Designee).

(ii) SpinCo shall, and shall cause the applicable members of the SpinCo Group to, Transfer to Citrix or the applicable Citrix Designees, and Citrix or such Citrix Designees shall accept from SpinCo and the applicable members of the SpinCo Group, all of SpinCo’s and such SpinCo Group member’s respective right, title and interest in and to all Excluded Assets held by SpinCo or a member of the SpinCo Group (it being understood that if any Excluded Asset shall be held by a Person all of the outstanding equity of which is included in the Excluded Assets to be Transferred pursuant to this Section 2.1(b)(ii), such Excluded Asset may be considered to be so Transferred to Citrix as a result of the Transfer of all of the equity interests in such Person from SpinCo or the applicable member(s) of the SpinCo Group to Citrix or the applicable Citrix Designee).

(iii) Assumption of Liabilities. (A) Citrix shall, or shall cause another member of the Citrix Group to, Transfer to SpinCo or the applicable SpinCo Designees, and SpinCo shall, or shall cause another member of the SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the SpinCo Liabilities and (B) SpinCo shall, or shall cause another member of the SpinCo Group to, Transfer to Citrix or the applicable Citrix Designees, and Citrix shall, or shall cause another member of the Citrix Group to, Assume all of the Excluded Liabilities, in each case regardless of (1) when or where such Liabilities arose or arise, (2) where or against whom such Liabilities are asserted or determined, (3) whether such Liabilities arise from or are alleged to arise from negligence, gross negligence, recklessness, violation of Law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Citrix Group or the SpinCo Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (4) which Person is named in any Action associated with any Liability and (5) whether the facts on which such Liabilities are based occurred prior to, on or after the date hereof.

(c) In the event that at any time or from time to time (whether prior to, at or after the Distribution Effective Time), any member of the Citrix Group or the SpinCo Group is the owner of, receives or otherwise comes to possess any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable) or Liability that is allocated to any Person that is a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any acquisition of Assets from the other Party for value subsequent to the Distribution Effective Time), such member of the Citrix Group or the SpinCo Group, as applicable, shall promptly Transfer, or cause to be Transferred, such Asset or Liability to the Person so entitled thereto; provided, however, that the provisions of this Section 2.1(c) are not intended to, and shall not, be deemed to constitute an authorization by any Party to permit the others to accept service of process on its behalf, and no Party is or shall be deemed to be the agent of any other Party for service of process purposes. Prior to any such Transfer, such Asset or Liability shall be held in accordance with Section 2.4(c).

(d) In furtherance of the Separation (including the Internal Reorganization), subject to the provisions of Section 2.4, Citrix shall, and shall cause the applicable members of the Citrix Group and the applicable members of the SpinCo Group to, execute and deliver prior to the Distribution Effective Time all Conveyance and Assumption Instruments as may be necessary to effect the Internal Reorganization and the Transfers of the SpinCo Assets, the SpinCo Liabilities, the Excluded Assets and the Excluded Liabilities, as applicable, in accordance with the terms of this Agreement. The Parties agree that each Conveyance and Assumption Instrument shall be in a form consistent with the terms and conditions of this Agreement or the applicable Ancillary Agreement(s) with such provisions as are required by applicable Law in the jurisdiction in which the relevant Assets or Liabilities are located.

(e) Citrix hereby waives compliance by itself and each and every member of the Citrix Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the Transfer or sale of any or all of the Excluded Assets to Citrix or any member of the Citrix Group.

(f) SpinCo hereby waives compliance by itself and each and every member of the SpinCo Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the Transfer or sale of any or all of the SpinCo Assets to SpinCo or any member of the SpinCo Group.

(g) For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to supersede or otherwise alter the allocation of cash and cash equivalents and working capital to the SpinCo Group pursuant to and in accordance with Section 3.05 of the Merger Agreement.

Section 2.2 Intercompany Accounts and Intercompany Agreements.

(a) Each Intercompany Account shall be satisfied, settled or otherwise terminated by the relevant members of the Citrix Group and the SpinCo Group no later than the Distribution Effective Time with no further liability of any member of either the SpinCo Group or the Citrix Group with respect thereto by (i) one or a related series of distributions of or contributions to capital, (ii) payment by the relevant obligor to the relevant obligee or (iii) dividends or a combination of the foregoing, in each case as determined by Citrix.

(b) Except as contemplated by the Transaction Agreements or the Steps Plan or as set forth on Schedule 2.2(b), each Intercompany Agreement and all rights and obligations of the members of the SpinCo Group with respect thereto shall be terminated at or prior to the Distribution Effective Time, with no further Liability of any member of the SpinCo Group with respect thereto.

Section 2.3 Limitation of Liability. Except as provided in this Section 2.3 and in Article V, neither Citrix nor SpinCo nor any member of their respective Groups shall have any Liability to the other or any member of its Group based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Effective Time other than pursuant to (i) any Transaction Agreement or (ii) any other Contract entered into in connection herewith or in order to consummate the transactions contemplated by the Transaction Agreements, and any such Liability, whether or not in writing, that is not reflected in any Transaction Agreement or other agreement entered into in connection with the transactions contemplated by the Transaction Agreements or in order to consummate the transactions contemplated by the Transaction Agreements, is hereby irrevocably cancelled, released and waived effective as of the Distribution Effective Time. No such terminated agreement, arrangement, course of dealing or understanding (including any provision thereof that purports to survive termination) shall be of any further force or effect after the Distribution Effective Time.

Section 2.4 Specified Consents.

(a) The Parties shall, as promptly as practicable after the date hereof and for a period of twelve (12) months following the Distribution Date, cooperate with each other and use their respective reasonable best efforts to obtain: (i) the Transfer or reissuance to SpinCo or a member of the SpinCo Group of all licenses, permits, registrations, approvals and authorizations of any member of the SpinCo Group or the Citrix Group issued or granted by any Governmental Authority prior to the Distribution Effective Time to the extent required to operate the SpinCo Business following the Distribution Date in the same manner as currently conducted by Citrix and its Subsidiaries; (ii) all Consents of any landlord under any Transferred Leased Real Property required to consummate the Separation or the Distribution; and (iii) Consents from the Third Parties identified on Schedule 2.4(a) and such other material Consents as may be reasonably requested by LogMeIn after the date hereof, provided, in the case of any such Consent requested by LogMeIn, that (A) such Consent is required to be obtained in connection with the Separation or the Merger, and (B) the failure to obtain such Consent would result in the loss of a monetary benefit by SpinCo or would otherwise adversely affect the SpinCo Business following the Distribution (each, a “Specified Consent”); provided further, that no Party nor any of their respective Subsidiaries shall be required to make any payment, incur any Liability or offer or grant any accommodation (financial or otherwise) to any Third Party, in each case, that is not otherwise required to be made by the applicable Party or any of its Subsidiaries pursuant to the terms of any existing Contract (including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees), to obtain any such Consent. For the avoidance of doubt, the required efforts and responsibilities of the Parties to seek the regulatory approvals or clearances contemplated by antitrust, competition or trade regulation filings, Section 7.06(f) of the Merger Agreement and Parent Stockholder Approval shall be governed by the Merger Agreement.

(b) If and to the extent that any Specified Consent with respect to any SpinCo Asset, SpinCo Liability, Excluded Asset or Excluded Liability has not been obtained prior to the Distribution Effective Time, then notwithstanding any other provision hereof, the Transfer to the SpinCo Group of any such SpinCo Asset or SpinCo Liability, or to the Citrix Group of any such Excluded Asset or Excluded Liability, shall, unless the Parties shall mutually otherwise determine, be automatically deemed deferred, and any such purported Transfer or Assumption shall be null and void until such time as all legal impediments are removed or such Consent has been obtained or made. Notwithstanding the foregoing, any such Asset or Liability shall continue to constitute a SpinCo Asset, a SpinCo Liability, an Excluded Asset or an Excluded Liability, as applicable, and be subject to Section 2.4(c). If and when the legal or contractual impediments the presence of which caused the deferral of Transfer of any Asset or Liability pursuant to this Section 2.4(b) are removed or any Consents the absence of which caused the deferral of Transfer of any Asset or Liability pursuant to this Section 2.4(b) are obtained, the Transfer of the applicable Asset or Liability shall be effected promptly without further consideration in accordance with the terms of this Agreement or the applicable Ancillary Agreement(s) and shall, to the extent possible without the imposition of any undue cost on any Party and to the fullest extent permitted by Law, be deemed to have become effective as of the Distribution Effective Time. The obligations set forth in this Section 2.4(b) shall terminate on the twelve (12) month anniversary of the Distribution Date or, if earlier with respect to any Contract, upon the expiration of the term of the Contract (without any obligation to renew or extend).

(c) If the Transfer of any Asset or Liability intended to be Transferred is not consummated prior to or at the Distribution Effective Time as a result of the provisions of Section 2.4(b) or for any other reason (including any misallocated transfers subject to Section 2.1(c)), then, insofar as reasonably possible (taking into account any applicable restrictions or considerations, in each case relating to the contemplated Tax treatment of the transactions contemplated hereby) and to the extent permitted by applicable Law, the Person retaining such Asset or Liability, as the case may be, (i) shall thereafter hold such Asset or Liability, as the case may be, in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the Transfer thereof (or as otherwise determined by the Parties); and (ii) with respect to any deferred Assets or Liabilities, use reasonable best efforts to develop and implement mutually acceptable arrangements to place the Person entitled to receive such Asset or Liability, insofar as reasonably possible, in substantially the same position as if such Asset or Liability had been Transferred as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, dominion, ability to enforce the rights under or with respect to and control and command over such Asset or Liability, are to inure from and after the Distribution Effective Time to the applicable member or members of the Citrix Group or the SpinCo Group entitled to the receipt of such Asset or required to Assume such Liability. In furtherance of the foregoing, the Parties agree that to the fullest extent permitted by Law, (x) as of the Distribution Effective Time, each applicable member of Citrix Group and the SpinCo Group shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have Assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Person is entitled to acquire or required to Assume pursuant to the terms of this Agreement and (y) each of Citrix and SpinCo shall, and shall cause the members of its respective Group to, (A) treat for all Tax purposes the deferred Assets as Assets having been Transferred to and owned by the Person entitled to such Assets not later than the Distribution Effective Time, (B) treat for all Tax purposes the deferred Liabilities as having been Assumed by the Person intended to be subject to such Liabilities not later than the Distribution Effective Time, and (C) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest). The obligations set forth in this Section 2.4(c) shall terminate on the twelve (12) month anniversary of the Distribution Date or, if earlier with respect to any Contract, upon the expiration of the term of the Contract (without any obligation to renew or extend). Any Person retaining an Asset or a Liability due to the deferral of the Transfer of such Asset or Liability, as the case may be, shall not be required, in connection with the foregoing, to make any payments, incur any Liability or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in any underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any Third Party, except to the extent that the Person entitled to the Asset or responsible for the Liability, as applicable, agrees to reimburse and make whole the Person retaining an Asset or a Liability, to such Person’s reasonable satisfaction, for any payment or other accommodation made by the Person retaining an Asset or a Liability at the request of the Person entitled to the Asset or responsible for the Liability. Notwithstanding the foregoing in this Section 2.4(c), each of Citrix and SpinCo agrees that in the event that any Third Party requests that the Party holding such Asset or Liability make a payment or offer or grant an accommodation to obtain a Consent and the other Party provides notice in writing to the Party holding such Asset or Liability that such other Party does not agree to reimburse or make whole the Party holding such Asset or Liability in connection therewith, the other Party shall not be entitled to the benefits of the provisions in, and the Party holding such Asset or Liability will not be obligated to take any efforts under, this Section 2.4(c) in respect of any SpinCo Asset, SpinCo Liability, Excluded Asset or Excluded Liability, as the case may be, which Transfer is subject to such Consent.

(d) The Parties shall use commercially reasonable efforts to separate the Shared Contracts into separate Contracts effective as of the Distribution Effective Time so that from and after such time, the SpinCo Group will be entitled to rights and benefits and shall Assume the related portion of Liabilities with respect to each Shared Contract to the extent related to the SpinCo Business and the Citrix Group will have the rights and benefits and shall Assume the related portion of Liabilities with respect to each Shared Contract to the extent related to the Citrix Business. Upon such separation of a Shared Contract, the separated Contract will be a SpinCo Asset or an Excluded Asset, as applicable. If the counterparty to any Shared Contract that is entitled under the terms of such Shared Contract to Consent to the separation of such Shared Contract has not provided such Consent, the terms of Section 2.4(c) shall apply to such Contract mutatis mutandis. For the avoidance of doubt, Citrix shall not be required to seek or obtain any Consent with respect to a Shared Contract (i) that is not a Specified Consent, and (ii) unless receipt of such Consent would be necessary for the SpinCo Group to have rights and benefits under such Shared Contract; provided further, that if and when any Consent with respect to a Shared Contract is obtained in accordance with this Section 2.4(d), such Shared Contract will be separated in accordance with this Section 2.4(d). The obligations set forth in this Section 2.4(d) shall terminate on the twelve (12) month anniversary of the Distribution Date or, if earlier with respect to any Shared Contract, upon the expiration of the term of the Shared Contract (without any obligation to renew or extend).

Section 2.5 Disclaimer of Representations and Warranties.

(a) EACH OF CITRIX (ON BEHALF OF ITSELF AND EACH MEMBER OF THE CITRIX GROUP) AND SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE MERGER AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND EXCEPT IN THE CASE OF FRAUD WITH RESPECT TO THE MATTERS SPECIFICALLY ADDRESSED IN ARTICLE IV OR ARTICLE V OF THE MERGER AGREEMENT OR IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, NO PARTY TO ANY SUCH AGREEMENT IS REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS TO THE CONDITION OR THE VALUE OF ANY ASSETS OR BUSINESSES OR THE AMOUNT OF ANY LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE FREEDOM FROM ANY SECURITY INTERESTS OF ANY ASSETS OR LIABILITIES, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY CONCERNING ANY ASSETS, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER OR UNDER ANY TRANSACTION AGREEMENT TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, THE MERGER AGREEMENT OR IN ANY OTHER TRANSACTION AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST AND (II) ANY NECESSARY CONSENTS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

(b) Each of Citrix (on behalf of itself and each member of the Citrix Group) and SpinCo (on behalf of itself and each member of the SpinCo Group) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in Section 2.5(a) is held unenforceable or is unavailable for any reason under the Laws of any jurisdiction outside the United States or if, under the Laws of a jurisdiction outside the United States, both Citrix or any member of the Citrix Group, on the one hand, and SpinCo or any member of the SpinCo Group, on the other hand, are jointly or severally liable for any

Excluded Liability or any SpinCo Liability, then the Parties intend that, notwithstanding any provision to the contrary under the Laws of such non-U.S. jurisdictions, the provisions of the Transaction Agreements (including the disclaimer of all representations and warranties, allocation of Liabilities among the Parties and their respective Subsidiaries, releases, indemnification and contribution of Liabilities) shall to the fullest extent permitted by Law prevail for any and all purposes among the Parties and their respective Subsidiaries.

Section 2.6 Cash Management. From the date of this Agreement until the Distribution, Citrix and its Subsidiaries shall be entitled to use, retain or otherwise dispose of all cash generated by the SpinCo Business and the SpinCo Assets or otherwise held by any member of the SpinCo Group. Subject to Section 3.05 of the Merger Agreement, all cash and cash equivalents held by any member of the SpinCo Group as of the Distribution Effective Time shall be a SpinCo Asset and all cash and cash equivalents held by any member of the Citrix Group as of the Distribution Effective Time shall be an Excluded Asset.

Section 2.7 Insurance. SpinCo acknowledges and agrees that, from and after the Distribution Effective Time, neither SpinCo nor any member of the SpinCo Group shall have any rights to or under any Policies of Citrix, other than (i) any insurance Policies acquired prior to the Distribution Effective Time directly by and in the name of SpinCo or a member of the SpinCo Group, (ii) as expressly provided in Section 5.5 or (iii) insurance Policies providing coverage on an occurrence basis, including defense and indemnity benefits attributable to or arising from or under such Policies (such policies or programs, the “Pre-Closing Policies”). Citrix, on behalf of itself and each member of the Citrix Group agrees that with respect to acts, omissions, events or circumstances relating to the SpinCo Business that occurred prior to the Effective Time and that are covered by Pre-Closing Policies under which the SpinCo Business was insured prior to the Effective Time, SpinCo and the members of the SpinCo Group may make claims under such Pre-Closing Policies subject to the terms and conditions of such Pre-Closing Policies and this Agreement; provided that the applicable member of the SpinCo group shall notify Citrix in writing of all such covered claims and shall be responsible for the amount of any deductibles, retentions, premium increases and other out-of-pocket costs and expenses incurred in connection with such claims and any uninsured or uncollectible amounts related to such claims. For the avoidance of doubt, except with respect to the Pre-Closing Policies, SpinCo acknowledges and agrees that, from and after the Distribution Effective Time the SpinCo Group and not any member of the Citrix Group shall be responsible for establishing any and all insurance programs required to comply with the SpinCo Group’s contractual obligations and such other Policies required by Law or as necessary or appropriate to operate the SpinCo Business, including with respect to general liability, workers’ compensation, directors’ and officers’ liability and fiduciary liability.

Section 2.8 Ancillary Agreements. In furtherance of the Separation, at or prior to the Distribution Effective Time each Party agrees that, from the date hereof through the Distribution Effective Time, it shall cooperate fully and negotiate in good faith with the other Parties in finalizing the schedules to and services to be provided under the Transition Services Agreement. Each of Citrix, SpinCo and LogMeIn shall deliver executed copies of the Transition Services Agreement, the Employee Matters Agreement and the IP License Agreement to the other Parties and use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to execute and deliver such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement, in each case, prior to the Distribution Effective Time. The Appendices to the Employee Matters Agreement set forth the additional and/or different agreements of the parties thereto with respect to compensation, benefits, employees, and related matters outside of the United States. From and after the date hereof, the Parties agree to reasonably cooperate to effect the provisions of the Employee Matters Agreement with respect to employees and employee-related matters outside of the United States. Prior to the Distribution Effective Time, Citrix shall complete such schedules in good faith, and otherwise consistent with the principles of the Employee Matters Agreement, subject to the approval of LogMeIn, which approval shall not be unreasonably withheld. To the extent required by applicable Law, SpinCo, a member of the SpinCo Group or LogMeIn, as appropriate, shall become a party to the applicable collective bargaining, works council, or similar arrangements with respect to SpinCo Employees outside the United States and shall comply with obligations thereunder from and after the Distribution Effective Time. Prior to the Distribution Effective Time, the Parties shall use their respective commercially reasonable efforts to engage in separation and integration planning with respect to the SpinCo Business; provided that no Party shall be required to take any such actions to the extent they would reasonably be expected to (A) jeopardize, or result in the loss or waiver of, any attorney-client or other legal privilege, (B) contravene any applicable Law, fiduciary duty or Third Party Contract or (C) result in the loss of protection of any proprietary information or Trade Secrets (as defined in the Merger Agreement) of such Party.

Section 2.9 Issuance of SpinCo Common Stock. On or before the Distribution Date, in connection with the Transfer of the SpinCo Assets and the Assumption of the SpinCo Liabilities as provided in this Agreement, SpinCo will issue and deliver to Citrix a number of shares of SpinCo Common Stock in book-entry form in an amount determined pursuant to Section 2.04(f) of the Merger Agreement.

ARTICLE III

THE DISTRIBUTION

Section 3.1 Form of Distribution.

(a) Citrix shall elect, in its sole discretion, to effect the Distribution in the form of either (i) the One-Step Spin-Off or (ii) the Exchange Offer, including any Clean-Up Spin-Off; provided, that Citrix shall make such election and notify Parent of its determination no later than August 31, 2016.

(b) If Citrix elects to effect the Distribution in the form of the One-Step Spin-Off, the Board of Directors of Citrix (or a committee of the Board of Directors of Citrix acting pursuant to delegated authority), in accordance with all applicable Laws and the rules and regulations of NASDAQ, shall set the Record Date and the Distribution Date, and Citrix shall establish appropriate procedures in connection with the Distribution, and shall declare, pay and otherwise effectuate the Distribution, in accordance with all applicable Laws and the rules and regulations of NASDAQ. In connection with the One-Step Spin-Off, all shares of SpinCo

Common Stock held by Citrix as of immediately prior to the Distribution Effective Time will be distributed to Record Holders in the manner determined by Citrix and in accordance with Section 3.2.

(c) If Citrix elects to effect the Distribution in the form of the Exchange Offer, subject to the terms and conditions of the Merger Agreement, Citrix shall determine the terms and conditions of the Exchange Offer, including the number of shares of SpinCo Common Stock that will be offered for each validly tendered share of Citrix Common Stock, the period during which the Exchange Offer will remain open, the procedures for the tender and exchange of shares and all other terms and conditions of the Exchange Offer, which terms and conditions shall comply with all applicable Laws and the rules and regulations of NASDAQ. In the event Citrix’s stockholders subscribe for less than all of the SpinCo Common Stock in the Exchange Offer, Citrix shall consummate the Clean-Up Spin-Off on the Distribution Date immediately following consummation of the Exchange Offer, and the Record Date for the Clean-Up Spin-Off shall be set as of such date in the same manner as provided in Section 3.1(b). The terms and conditions of any Clean-Up Spin-Off shall be as determined by Citrix (provided that any shares of SpinCo Common Stock that are not subscribed for in the Exchange Offer must be distributed to Citrix’s stockholders in the Clean-Up Spin-Off) and shall comply with all applicable Laws and the rules and regulations of NASDAQ.

Section 3.2 Manner of Effecting Distribution.

(a) If the Distribution is effected by means of the One-Step Spin-Off, subject to the terms and conditions thereof, each Record Holder shall be entitled to receive a number of shares of SpinCo Common Stock equal to the number of shares of SpinCo Common Stock held by Citrix as of immediately prior to the Distribution Effective Time, multiplied by a fraction, the numerator of which is the number of shares of Citrix Common Stock held by the Record Holder on the Record Date and the denominator of which is the total number of shares of Citrix Common Stock outstanding on the Record Date (excluding treasury shares held by Citrix).

(b) If the Distribution is effected by means of the Exchange Offer, subject to the terms and conditions established pursuant to Section 3.1(c), each Citrix stockholder may elect in the Exchange Offer to exchange a number of shares of Citrix Common Stock held by such Citrix stockholder for shares of SpinCo Common Stock at such exchange ratio and subject to such other terms and conditions as may be determined by Citrix and set forth in the registration statement to register under the Securities Act or the Exchange Act, as applicable, the SpinCo Common Stock to be distributed in the Distribution. The terms and conditions of any Clean-Up Spin-Off shall be as determined by Citrix, subject to the provisions of Section 3.2(a), mutatis mutandis, and in compliance with all applicable Laws and the rules and regulations of NASDAQ.

(c) No Party, nor any of its Affiliates, shall be liable to any Person in respect of any shares of SpinCo Common Stock, or distributions in respect thereof, that are delivered to a public official in accordance with the provisions of any applicable escheat, abandoned property or similar applicable Law.

Section 3.3 Conditions to Distribution. The obligation of Citrix to consummate the Distribution is subject to the prior or simultaneous satisfaction or, to the extent permitted by applicable Law, waiver in accordance with the Merger Agreement of each of the conditions to the obligation of the parties to the Merger Agreement to consummate the Merger and effect the other transactions contemplated by the Merger Agreement (other than those conditions that by their nature are to be satisfied contemporaneously with or immediately following the Distribution). Notwithstanding anything in this Agreement to the contrary, the Parties agree that the Distribution Effective Time shall occur on the same date as the Closing (as defined in the Merger Agreement), as determined in accordance with the applicable terms and conditions of the Merger Agreement.

ARTICLE IV

CERTAIN COVENANTS

Section 4.1 Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing or causing to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby as soon as practicable after the date hereof and as may be otherwise required to consummate and make effective the transactions contemplated by this Agreement.

Section 4.2 Removal of Excluded Assets.

(a) Except as may be otherwise provided in the Transition Services Agreement, or otherwise agreed to by the Parties, all tangible SpinCo Assets that are located at any Non-SpinCo Facilities shall be delivered by the applicable member of the Citrix Group, prior to the Distribution Effective Time or as promptly thereafter as practicable, to the applicable SpinCo Facility, at Citrix’s expense. Citrix shall deliver any SpinCo Assets that remain at any Non-SpinCo Facilities in connection with the performance of services under the Transition Services Agreement to the applicable SpinCo Facility as promptly as practicable after the termination of such service pursuant to the same terms and conditions stated in the immediately preceding sentence.

(b) Except as may be otherwise provided in the Transition Services Agreement or otherwise agreed to by the Parties, all tangible Excluded Assets that are located at any SpinCo Facilities shall be moved as promptly as practicable after the Distribution Effective Time from such facilities, at Citrix’s expense and, following the Distribution Effective Time, in a manner so as not to unreasonably interfere with the operations of any member of the SpinCo Group and to not cause damage to such SpinCo Facility, and such member of the SpinCo Group shall provide reasonable access to such SpinCo Facility to effectuate such movement. Citrix shall remove any Excluded Assets that remain at any such SpinCo Facilities in connection with the performance of services under the Transition Services Agreement as promptly as practicable after the termination of such service pursuant to the same terms and conditions stated in the immediately preceding sentence.

(c) Except as may be otherwise provided in the Transition Services Agreement, the IP License Agreement or otherwise agreed to by the Parties in writing, all Software and other data, in each case, other than SpinCo Assets shall be deleted or otherwise removed prior to the Distribution Effective Time from any of the information technology and computer hardware and equipment described on Schedule 1.1(57)(x).

Section 4.3 Citrix Marks. SpinCo agrees that, except as set forth in this Section 4.3 and in the IP License Agreement, after the Distribution Effective Time, the SpinCo Group will have, no right, title, interest, license or any other right whatsoever in the Citrix Marks and that no member of the Citrix Group have assigned such right, title, interest, license or other right to SpinCo or the SpinCo Group. For a period of six (6) months following the Distribution Date, the SpinCo Group Entities shall have the right to continue to use the marketing and promotional materials, invoices, business cards, schedules, displays, signs, stationery, technical guidelines, product manuals, packing materials and other supplies and similar materials, that were previously created and included in the SpinCo Assets and that incorporate the Citrix Marks, in the manner such materials were used in the SpinCo Business prior to the Distribution Date.

ARTICLE V

INDEMNIFICATION

Section 5.1 Release of Pre-Distribution Claims.

(a) Except as provided in Section 5.1(b), effective as of the Distribution Effective Time:

(i) Citrix, for itself and each member of the Citrix Group and, to the extent permitted by Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of any member of the Citrix Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the SpinCo Indemnitees from any and all Liabilities, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the Transaction Agreements. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that Citrix and each member of the Citrix Group, and their respective successor and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, Citrix hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the SpinCo Indemnitees from the Liabilities described in the first sentence of this Section 5.1(a)(i).

(ii) SpinCo, for itself and each member of the SpinCo Group and, to the extent permitted by Law, all Persons who at any time prior to the Distribution Effective Time were directors, officers, partners, managers, agents or employees of any member of the SpinCo Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, does hereby remise, release and forever discharge the Citrix Indemnitees from any and all Liabilities, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, in each case, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Effective Time, including in connection with the Separation and the Distribution and any of the other transactions contemplated hereunder and under the Transaction Agreements. Without limitation, the foregoing release includes a release of any rights and benefits with respect to such Liabilities that SpinCo and each member of the SpinCo Group, and their respective successor and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such party’s settlement with the obligor. In this connection, SpinCo hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Citrix Indemnitees from the Liabilities described in the first sentence of this Section 5.1(a)(ii).

(b) Nothing contained in Section 5.1(a) shall: (i) limit or otherwise affect any Person’s rights or obligations pursuant to or contemplated by, or ability to enforce, any Transaction Agreement, in each case in accordance with its terms, including (A) the obligation of SpinCo to Assume and satisfy the SpinCo Liabilities, (B) the obligation of Citrix to Assume and satisfy the Excluded Liabilities, (C) the obligations of Citrix and its applicable Affiliates to Transfer the SpinCo Assets in accordance with this Agreement, (D) the obligations of SpinCo and its applicable Affiliates to Transfer the Excluded Assets in accordance with this Agreement or (E) the obligations of Citrix and SpinCo to perform their respective obligations and indemnify each other under this Agreement, including pursuant to this Article V, the Merger Agreement and the other Transaction Agreements; (ii) apply to any Liability the release of which would result in the release of any Person other than a Person expressly released pursuant to Section 5.1(a); (iii) release any Person from, or waive any rights under, any Liability provided in or resulting from any Contract to which any member of the SpinCo Group, on the one hand, and any Citrix Group, on the other hand, is a party, that does not terminate as of the Distribution Date in accordance with Section 2.3 or (iv) release any SpinCo Employee (as defined in the Merger Agreement) or SpinCo Contractor (as defined in the Merger Agreement) from any Contract with any member of the Citrix Group to the extent related to any Excluded Asset.

(c) Following the Distribution Effective Time, Citrix shall not, and shall cause each other member of the Citrix Group not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against LogMeIn, SpinCo or any of their respective Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 5.1(a)(i). Following the Distribution Effective Time, neither LogMeIn nor SpinCo shall, and shall cause each of their respective controlled Affiliates not to, make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution, recovery or any indemnification, against Citrix or any of its Affiliates, or any other Person released with respect to any Liabilities released pursuant to Section 5.1(a)(ii).

Section 5.2 Indemnification by Citrix. Without limiting the indemnity provisions of any other Ancillary Agreements, from and after the Distribution Effective Time, Citrix shall and shall cause the other members of the Citrix Group, on a joint and several basis, to indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the SpinCo Indemnitees from and against, and shall reimburse such SpinCo Indemnitees with respect to, any and all Indemnifiable Losses of the SpinCo Indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) the Excluded Liabilities, including the failure of any member of the Citrix Group to Assume any such Excluded Liabilities, and (b) any breach by Citrix or any other member of the Citrix Group of any obligations to be performed by such Persons pursuant to this Agreement subsequent to the Distribution Effective Time, in which case any such indemnification claims shall be made hereunder (each, a “SpinCo Claim”).

Section 5.3 Indemnification by SpinCo. Without limiting the indemnity provisions of any other Ancillary Agreements, from and after the Distribution Effective Time, SpinCo shall, and LogMeIn shall cause SpinCo and each of the other members of the SpinCo Group, on a joint and several basis, to indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Citrix Indemnitees from and against, and shall reimburse such Citrix Indemnitees with respect to, any and all Indemnifiable Losses of the Citrix Indemnitees to the extent arising out of, resulting from or related to (without duplication): (a) the SpinCo Liabilities, including the failure of any member of the SpinCo Group to Assume any such SpinCo Liabilities, and (b) any breach by SpinCo or any other member of the SpinCo Group of any obligations to be performed by such Persons pursuant to this Agreement subsequent to the Distribution Effective Time, in which case any such indemnification claims shall be made hereunder (each, a “Citrix Claim”).

Section 5.4 Procedures for Indemnification.

(a) Direct Claims. Other than with respect to Third Party Claims, which shall be governed by Section 5.4(b):

(i) if a SpinCo Indemnitee has made a determination that it is or may be entitled to indemnification in respect of any SpinCo Claim, the SpinCo Indemnitee shall so notify Citrix as promptly as reasonably possible after becoming aware of the existence of such SpinCo Claim; and

(ii) if a Citrix Indemnitee has made a determination that it is or may be entitled to indemnification in respect of any Citrix Claim, the Citrix Indemnitee shall so notify SpinCo as promptly as reasonably possible after becoming aware of the existence of such Citrix Claim (any such claim made pursuant to Section 5.4(a)(i) or this Section 5.4(a)(ii), a “Direct Claim”).

Each such notice shall be in writing and shall describe in reasonable detail the basis for the claim for indemnification hereunder and set forth, to the extent known, the estimated amount of Indemnifiable Losses for which indemnification may be sought hereunder relating to such claim and, to the extent practicable, the method of computation thereof; provided, however, that the failure to provide (or delay in providing) such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure or delay.

(b) Third Party Claims. If an Indemnitee receives notice or otherwise learns of the assertion by any Third Party of any claim or demand or of the commencement by any Third Party of any Action as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a “Third Party Claim”), Citrix (on behalf of the Citrix Indemnitees) or SpinCo (on behalf of the SpinCo Indemnitees), as applicable (such claimant, the “Claiming Party”), shall notify the Indemnifying Party of the Third Party Claim in writing and in reasonable detail describing the basis for any claim for indemnification hereunder and including copies of all notices and documents received by the Claiming Party (and any or all of its Indemnitees) from Third Parties relating to the Third Party Claim (subject to any bona fide claims of attorney-client privilege) promptly (and in any event with twenty (20) days after receipt by such Indemnitee of written notice of the Third Party Claim); provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Claiming Party shall deliver to the Indemnifying Party, promptly (and in any event within five (5) Business Days) after the receipt thereof by the Claiming Party (or any of its Indemnitees), copies of any and all additional written notices and documents (including court papers) received by the Claiming Party (or any of its Indemnitees) from Third Parties relating to the Third Party Claim, subject to any bona fide claims of attorney-client privilege.

(c) Subject to the provisions of this Section 5.4(c), the Indemnifying Party has the right, exercisable by written notice to the Claiming Party within thirty (30) days after receipt of notice from the Claiming Party pursuant to Section 5.4(b), to assume and conduct the defense (including settlement) of such Third Party Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the applicable Indemnitees. If the Indemnifying Party does not assume the defense of a Third Party Claim in accordance with this Section 5.4(c), the Indemnitee may defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 5.4(c), the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim; provided, however, that if (w) in the reasonable judgment of the Indemnitee, after consultation with outside counsel, there exists a conflict of interest between the Indemnifying Party and the applicable Indemnitee(s) in the defense of such Third Party Claim by the Indemnifying Party, (x) the party making such Third Party Claim is a Governmental Authority with regulatory or other authority over the Indemnitee or any of its material assets, (y) the Third Party Claim seeks injunctive or other nonmonetary relief that, if granted, would reasonably be expected to have a material and adverse effect on the Indemnitee’s business or (z) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim, the Indemnitee may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection with such defense. The Indemnifying Party or the Indemnitee, as the case may be, has the right to participate in (but, subject to the prior sentence, not control), at its own expense, the defense of any Third Party Claim that the other Person is defending as provided in this Agreement. The Indemnifying Party, if it has assumed the defense of any Third Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnitee, consent to a settlement or compromise of, or the entry of any judgment arising from, any such Third Party Claim that (I) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a complete release from all liability in respect of such Third Party Claim, (II) provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates, or for monetary relief with respect to which the Indemnitee and its Affiliates are not entitled to indemnification under this Agreement, or (III) in the reasonable opinion of the Indemnitee, would otherwise materially and adversely affect the Indemnitee or any of its Affiliates. The Indemnitee may consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim, the defense of which has not been assumed by the Indemnifying Party, only with the prior written consent of the Indemnifying Party, not to be unreasonably withheld, conditioned or delayed.

(d) The Claiming Party and the Indemnifying Party shall (and the Claiming Party shall cause the applicable Indemnitee(s) to) make reasonably available to each other and their respective agents and representatives all relevant information available to them that are necessary or appropriate for the defense of any Third Party Claim, subject to any bona fide claims of attorney-client privilege, and each of the Indemnifying Party and the Claiming Party shall use its reasonable efforts to assist, and to cause the employees and counsel of such party to assist, in the defense of such Third Party Claim. If a Party asserts its right to participate in the defense of any Third Party Claim, the Party controlling the defense and investigation of such Third Party Claim shall act in good faith and reasonably consult and cooperate with the Indemnitee or the Indemnifying Party, as the case may be, in connection with any appearances, briefs, arguments and proposals made or submitted by or on behalf of any party in connection with the Third Party Claim (including considering in good faith all reasonable additions, deletions or changes suggested by the Indemnitee or the Indemnifying Party, as the case may be, in connection any filings made with any Governmental Authority or proposals to the Third Party claimant in connection therewith).

(e) With respect to any Third Party Claim that implicates both Parties in any material respect due to the allocation of Liabilities, responsibilities for management of defense and related indemnities pursuant to this Agreement or any of the Transaction Agreements, the Parties agree to use commercially reasonable efforts to cooperate fully and maintain a joint defense (in a manner that, to the extent reasonably practicable, will preserve for all Parties any Privilege with respect thereto).

(f) Notwithstanding anything to the contrary set forth in this Section 5.4, Citrix may elect to have exclusive authority and control over the investigation, prosecution, defense and appeal of any Specified Claim regardless of whether the Specified Claim constitutes a SpinCo Liability. To the extent SpinCo or any of its Affiliates is named as a target or defendant in any Specified Claim, SpinCo shall provide prompt notice to Citrix of such Specified Claim. To the extent SpinCo may be obligated to provide indemnification pursuant to this Agreement or SpinCo or any of its Affiliates is named as a target or defendant with respect to any Specified Claim, (i) Citrix shall consult with SpinCo on a regular basis with respect to strategy and developments with respect to such Specified Claim, (ii) SpinCo shall have the right to participate in (but not control) the defense of the Specified Claim and (iii) Citrix must obtain the written consent of SpinCo, such consent not to be unreasonably withheld, conditioned or delayed, to settle or compromise or consent to the entry of judgment with respect to such Specified Claim if such settlement, consent or judgment would (i) provide for injunctive or other nonmonetary relief against SpinCo or any of its Affiliates, or for monetary relief with respect to which the SpinCo and its Affiliate are not entitled to indemnification under this Agreement, or (ii) in the reasonable opinion of SpinCo, otherwise adversely affect SpinCo or any of its Affiliates. After any such compromise, settlement, consent to entry of judgment or entry of judgment with respect to any such Specified Claim, Citrix and SpinCo shall agree upon a reasonable allocation to SpinCo and SpinCo shall be responsible for or receive, as the case may be, SpinCo’s proportionate share of any such compromise, settlement, consent or judgment attributable to the SpinCo Business, the SpinCo Assets or the SpinCo Liabilities, including its proportionate share of the reasonable costs and expenses associated with defending same.

(g) The provisions of this Section 5.4 (other than this Section 5.4(g)) and Section 5.7 (other than Section 5.7(g)) shall not apply to Taxes (Taxes being governed by the Tax Matters Agreement).

Section 5.5 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) Any recovery by any Party (including any of its Indemnitees) for any Indemnifiable Loss subject to indemnification pursuant to this Article V shall be calculated (i) net of Insurance Proceeds actually received by such Party (or any of its Indemnitees) with respect to any Indemnifiable Loss and (ii) net of any proceeds actually received by such Party (or any of its Indemnitees) from any Third Party with respect to any such Liability corresponding to the Indemnifiable Loss (“Third Party Proceeds”), in the case of (i) and (ii) net of the costs of collection thereof and any increase in premium attributable thereto under applicable Third Party Policies. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article V to any Indemnitee pursuant to this Article V shall be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee corresponding to the related Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party corresponding to any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee shall pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b) Insurers and Other Third Parties Not Relieved. The Parties hereby agree that an insurer or other Third Party that would otherwise be obligated to pay any amount shall not be relieved of the responsibility with respect thereto or have any subrogation rights with respect thereto by virtue of any provision contained in this Agreement or any Transaction Agreement, and that no insurer or any other Third Party shall be entitled to a “windfall” (e.g., a benefit they would not otherwise be entitled to receive, or the reduction or elimination of an insurance coverage obligation that they would otherwise have, in the absence of the indemnification or release provisions) by virtue of any provision contained in this Agreement or any Transaction Agreement. Each Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to collect or recover, or allow the Indemnifying Party to collect or recover, or cooperate with each other in collecting or recovering, any Insurance Proceeds that may be collectible or recoverable respecting the Liabilities for which indemnification may be available under this Article V. Notwithstanding the foregoing, an Indemnifying Party may not delay making any Indemnity Payment required under the terms of this Agreement, or otherwise satisfying any indemnification obligation, pending the outcome of any Actions to collect or recover Insurance Proceeds, and an Indemnitee need not attempt to collect any Insurance Proceeds prior to making a claim for indemnification or receiving any Indemnity Payment otherwise owed to it under this Agreement or any Transaction Agreement.

Section 5.6 Contribution. If the indemnification provided for in this Article V is unavailable for any reason to an Indemnitee (other than failure to provide notice with respect to any Third Party Claims in accordance with Section 5.4(b)) in respect of any Indemnifiable Loss, then the Indemnifying Party shall, in accordance with this Section 5.6, contribute to the Indemnifiable Losses incurred, paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of SpinCo and each other member of the SpinCo Group, on the one hand, and Citrix and each other member of the Citrix Group, on the other hand, in connection with the circumstances which resulted in such Indemnifiable Loss. Solely for purposes of determining relative fault pursuant to this Section 5.6: (i) any fault associated with the conduct of the Citrix Business prior to the Distribution Effective Time shall be deemed to be allocated to Citrix and the other members of the Citrix Group, and no such fault shall be deemed to be the fault of SpinCo or any other member of the SpinCo Group; and (ii) any fault associated with the conduct of the SpinCo Business prior to the Distribution Effective Time shall be deemed to be the fault of SpinCo and the other members of the SpinCo Group, and no such fault shall be deemed to be the fault of Citrix or any other member of the Citrix Group.

Section 5.7 Additional Matters; Survival of Indemnities.

(a) The agreements contained in this Article V shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; and (ii) the knowledge by the Indemnitee of Indemnifiable Losses for which it might be entitled to payment hereunder. The agreements contained in this Article V shall survive the Distribution.

(b) The rights and obligations of each Party and their respective Indemnitees under this Article V shall survive (i) the sale or other Transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities and (ii) any merger, consolidation, business combination, sale of all or substantially all of the Assets, restructuring, recapitalization, reorganization or similar transaction involving either Party or any of its Subsidiaries.

(c) The Parties intend and hereby agree that this Article V sets forth the exclusive remedy of the Parties and the parties to the Conveyance and Assumption Instruments, as applicable, following the Distribution Effective Time for any Liabilities arising out of any breach of the covenants or agreements contained in this Agreement (including with respect to Indemnifiable Losses arising out of, resulting from or related to Excluded Liabilities or SpinCo Liabilities, as the case may be) or any Conveyance and Assumption Instrument, except that nothing contained in this Section 5.7(c) shall impair any right of any Person (a) to specific performance under this Agreement or (b) to equitable relief as provided in Section 8.17 or in any other Transaction Agreement. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the other Parties in connection herewith or any Conveyance and Assumption Instrument or arising under or based upon any Law other than the right to seek indemnity pursuant to this Article V and the right to seek the relief described in clauses (a) or (b) of the preceding sentence. Each Party shall cause its Representatives to comply with this Section 5.7(c).

(d) Any amounts payable pursuant to this Article V shall be paid without duplication, and in no event shall any party be indemnified or receive contribution under different provisions of any Transaction Agreement for the same Liabilities (including to the extent specifically included in the calculation of the Final Net Adjustment Amount).

(e) Any amount to be paid or reimbursed by an Indemnifying Party (or a member of such Party’s Group) to an Indemnitee pursuant to this Article V shall be paid in accordance with the procedures set forth in Section 8.11.

(f) From and after the Distribution Effective Time, with respect to any Action where Citrix or SpinCo (or any member of such other Party’s Group) is a defendant, when and if requested by such Party, the other Party shall use commercially reasonable efforts to petition the applicable court or tribunal to remove the requesting Party as a defendant to the extent that such Action relates solely to Assets or Liabilities that the other Party (or any member of such other Party’s Group) has been allocated pursuant to Article II, and the other Party shall cooperate and assist in any required communication with any plaintiff or other related Third Party.

(g) The Parties shall report for all Tax purposes any amounts payable pursuant to this Article V in accordance with Section 12.01 of the Tax Matters Agreement.

(h) No Party hereto shall have any right to set off any losses (including Indemnifiable Losses) under this Article V against any payments to be made by such Party pursuant to this Agreement or any other agreement between the Parties, including the Merger Agreement or any of the Ancillary Agreements.

(i) Notwithstanding anything herein to the contrary, nothing in this Article V is intended to provide any rights of indemnification in respect of any other Transaction Agreement.

ARTICLE VI

PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

Section 6.1 Generally.

(a) Other than in circumstances in which indemnification is sought pursuant to Article V (in which event the provisions of Article V shall govern) or for matters related to provision of Tax Records (in which event the provisions of the Tax Matters Agreement shall govern), and subject to appropriate restrictions for Privileged Information or Confidential Information, from and after the Distribution Effective Time and until the later of (x) the sixth anniversary of the Distribution Effective Time and (y) the expiration of the relevant statute of limitations period, if applicable, and subject to compliance with the terms of the Transaction Agreements, upon the prior written reasonable request (i) by Citrix or SpinCo for Shared Information or (ii) by (A) SpinCo for Retained SpinCo Information or (B) Citrix for Retained Citrix Information, the applicable Party shall use commercially reasonable efforts to provide, as soon as reasonably practicable following the receipt of such request, appropriate access or, to the extent such information is reasonably practicable to identify and extract, copies of such information in the possession or control of such applicable Party, but only to the extent are not already in the possession or control of the requesting Party or any of its Affiliates; provided, that in connection with the provision of information under this Section 6.1(a), Citrix shall be entitled to redact any portion of the Retained SpinCo Information to the extent related to any matter other than the SpinCo Business, and SpinCo shall be entitled to redact any portion of the Retained Citrix Information to the extent related to any matter other than the Citrix Business; provided further, that in the event that any Shared Information, Retained SpinCo Information or Retained Citrix Information, as the case may be, constitutes Privileged Information, the Parties shall use commercially reasonable efforts to provide such access to such information in a manner that would not reasonably be expected to violate any such privilege. Each of Citrix and SpinCo agree to make their respective personnel available during regular business hours to discuss the information exchanged pursuant to this Article VI.

(b) Each of Citrix and SpinCo shall inform their respective Representatives who have or have access to the other Party’s Confidential Information or other information provided pursuant to this Article VI of their obligation to hold such information confidential in accordance with the provisions of this Agreement.

(c) Nothing in this Article VI shall require any Party to violate any agreement with any Third Party regarding the confidentiality of confidential and proprietary information relating to that Third Party or its business; provided, however, that in the event that a Party would be required under this Section 6.1 to disclose any such information, such Party shall use commercially reasonable efforts to seek to obtain such Third Party’s written consent to the disclosure of such information and to otherwise disclose any such information in a manner that would not reasonably be expected to violate such agreement.

(d) Neither Citrix nor SpinCo will have any Liability to the other Party in the event that any information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the providing Person.

Section 6.2 Financial Statements and Accounting. Without limitation of Section 6.1, from the Distribution Effective Time until the completion of each Party’s audit for the fiscal year ending December 31, 2017 (and for a reasonable period of time afterwards as required by Law for Citrix to prepare consolidated financial statements or complete a financial statement audit for any period during which the financial results of the SpinCo Group were consolidated with those of Citrix), each of Citrix and SpinCo agrees to provide reasonable assistance and, subject to Section 6.6, reasonable access to its properties, books and records, other information and personnel, and to use its commercially reasonable efforts to cooperate with the other Party’s requests, in each case to enable (i) such other Party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K, (ii) such other Party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements of such other Party, including, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder and (iii) such other Party to respond to any written request or official comment from a Governmental Authority, including in connection with responding to a comment letter from the SEC; provided, that in connection with this clause (iii), each Party shall provide reasonable access on the terms set forth in this Section 6.2 for a period of three years following the Distribution Date.

Section 6.3 Witness Services. At all times from and after the Distribution Effective Time, each of Citrix and SpinCo shall use its commercially reasonable efforts to make available to the other Party, upon reasonable written request, its and its Subsidiaries’ officers, directors, employees and agents (taking into account the business demands of such individuals) as witnesses to the extent that (i) such Persons may reasonably be required to testify in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved (except for claims, demands or Actions in which one or more members of one Group is adverse to one or more members of the other Group) and (ii) there is no conflict in the Action between the requesting Party and the other Party. A Party providing a witness to the other Party under this Section 6.3 shall be entitled to receive from the recipient of such witness services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly paid under applicable Law.

Section 6.4 Reimbursement. Except as otherwise set forth in the Merger Agreement or any Ancillary Agreement, the Party requesting information or services pursuant to this Article VI agrees to reimburse the other Party for the reasonable out-of-pocket costs, if any, actually incurred in connection with delivering such information or services, to the extent that such costs are incurred for the benefit of the requesting Party.

Section 6.5 Retention. Each Party agrees to use its commercially reasonable efforts to retain all information that relates to the operations of the SpinCo Business in its respective possession or control at the Distribution Effective Time in accordance with the policies of Citrix or LogMeIn, as applicable, as in effect on the Distribution Date or such other policies as may be adopted by either Party in good faith thereafter (provided, that each Party shall notify the other Party of any such change). No Party shall destroy, or permit any of its Subsidiaries to destroy, any information which the other Parties may have the right to obtain pursuant to this Agreement prior to the end of the retention period set forth in such Party’s retention policies without first using its commercially reasonable efforts to notify the other Parties of the proposed destruction and giving the other Parties the opportunity to take possession or make copies of such Information prior to such destruction. Notwithstanding the foregoing, the Tax Matters Agreement will govern the retention of Tax Returns, schedules and work papers and all material records or other documents relating thereto.

Section 6.6 Confidentiality.

(a) From and after the Distribution Effective Time, Citrix shall not, and shall cause each member of the Citrix Group and its and their respective Representatives not to, directly or indirectly, without the prior written consent of SpinCo, disclose to any Third Party (other than to each other and their respective Representatives who need to know the information and who are advised of the confidential nature of such information) any Confidential Information related to the SpinCo Business; provided, that the foregoing restrictions shall not (i) apply to any information generally available to the public (other than as a result of disclosure in violation of this Section 6.6(a)) or (ii) prohibit disclosure required by applicable Law so long as, to the extent legally permissible, Citrix or such member of the Citrix Group provides SpinCo with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure at SpinCo’s sole expense. From and after the Distribution Effective Time, Citrix shall, and shall cause each member of the Citrix Group and its and their respective Representatives to, use such Confidential Information related to the SpinCo Business only in connection with the purpose for which such Confidential Information was retained by Citrix or such member of the Citrix Group in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to Citrix or such member of the Citrix Group).

(b) From and after the Distribution Effective Time, LogMeIn shall not, and LogMeIn shall cause its Subsidiaries, including SpinCo and each other member of the SpinCo Group, and its and their respective Representatives not to, directly or indirectly, without the prior written consent of Citrix, disclose to any Third Party (other than to each other and their respective Representatives who need to know the information and who are advised of the confidential nature of such information) any Confidential Information related to the Citrix Business; provided, that the foregoing restrictions shall not (i) apply to any information generally available to the public (other than as a result of disclosure in violation of this Section 6.6(b)) or (ii) prohibit disclosure required by applicable Law so long as, to the extent legally permissible, SpinCo or such member of the SpinCo Group provides Citrix with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure at Citrix’s sole expense. From and after the Distribution Effective Time, LogMeIn and SpinCo shall, and LogMeIn shall cause its Subsidiaries, including SpinCo and each other member of the SpinCo Group, and its and their respective Representatives to, use such Confidential Information related to the Citrix Business only in connection with the purpose for which such Confidential Information was retained by SpinCo or such member of the SpinCo Group in accordance with this Agreement, and for no other reason (and only for so long as such purpose continues to be applicable to SpinCo or such member of the SpinCo Group).

(c) For the avoidance of doubt and notwithstanding any other provision of this Section 6.6, (i) the sharing of Privileged Information shall be governed solely by Section 6.7, and (ii) information that is subject to any confidentiality provision or other disclosure restriction in any Ancillary Agreement shall be governed by the terms of such Ancillary Agreement.

Section 6.7 Privilege Matters.

(a) Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution Effective Time have been and will be rendered for the collective benefit of each of the members of the Citrix Group and the SpinCo Group, and that each of the members of the Citrix Group and the SpinCo Group and to the fullest extent permitted by Law should be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting all privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege and protection under the work-product doctrine (“Privilege”). To the fullest extent permitted by Law, Citrix and SpinCo shall have a shared Privilege with respect to all information subject to Privilege (“Privileged Information”) which relates to such pre-Distribution services. For the avoidance of doubt, Privileged Information within the scope of this Section 6.7(a) includes, but is not limited to, services rendered by legal counsel retained or employed by any Citrix or SpinCo (or any member of such Party’s respective Group), including outside counsel and in-house counsel.

(b) Post-Distribution Services. The Parties recognize that legal and other professional services will be provided following the Distribution Effective Time to each of Citrix and SpinCo. The Parties further recognize that certain of such post-Distribution services will be rendered solely for the benefit of Citrix or SpinCo, as the case may be, while other such post-Distribution services may be rendered with respect to claims, proceedings, litigation, disputes, or other matters which involve both Citrix and SpinCo. To the fullest extent permitted by Law, with respect to such post- Distribution services and related Privileged Information, the Parties agree as follows:

(i) All Privileged Information relating to any claims, proceedings, litigation, disputes or other matters which involve both Citrix and SpinCo shall be subject to a shared Privilege among the Parties involved in the claims, proceedings, litigation, disputes or other matters at issue; and

(ii) Except as otherwise provided in Section 6.7(b)(i), Privileged Information relating to post-Distribution services provided solely to one of Citrix or SpinCo shall not be deemed shared between the Parties; provided, that the foregoing shall not be construed or interpreted to restrict the right or authority of the Parties (x) to enter into any further agreement, not otherwise inconsistent with the terms of this Agreement, concerning the sharing of Privileged Information or (y) otherwise to share Privileged Information without waiving any Privilege which could be asserted under applicable Law.

(c) The Parties agree as follows regarding all Privileged Information with respect to which the Parties shall have a shared Privilege under Section 6.7(a) or (b):

(i) Subject to Section 6.7(c)(iii) and (iv), neither Citrix nor SpinCo may waive, or allege or purport to waive, any Privilege which could be asserted under any applicable Law, and in which the other Party has a shared Privilege, without the written consent of the other Party;

(ii) If a dispute arises between or among the Parties or their respective Subsidiaries regarding whether a Privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Party and each of Citrix and SpinCo specifically agrees that it shall not withhold consent to waive for any purpose except to protect its own legitimate interests;

(iii) If, within fifteen (15) days of receipt by the requesting Party of written objection, the Parties have not succeeded in negotiating a resolution to any dispute regarding whether a Privilege should be waived, and the requesting Party determines that a Privilege should nonetheless be waived to protect or advance its interest, the requesting Party shall provide the objecting Party fifteen (15) days’ written notice prior to effecting such waiver. Each Party specifically agrees that failure within fifteen (15) days of receipt of such notice to commence proceedings in accordance with Article VIII to enjoin such waiver under applicable Law shall be deemed full and effective consent to such waiver, and the Parties agree that any such Privilege shall not be waived by either party under the final determination of such dispute in accordance with Article VIII; and

(iv) In the event of any litigation or dispute between the Parties, or any members of their respective Groups, either Citrix or SpinCo may waive a Privilege in which the other Party or member of such Group has a shared Privilege, without obtaining the consent of the other Party; provided, that such waiver of a shared Privilege shall to the fullest extent permitted by Law be effective only as to the use of Privileged Information with respect to the litigation or dispute between the Parties and/or the applicable members of their respective Groups, and shall not operate as a waiver of the shared Privilege with respect to third parties.

(d) The transfer of all information pursuant to this Agreement is made in reliance on the agreement of Citrix or SpinCo as set forth in Section 6.6 and this Section 6.7(d), to maintain the confidentiality of Privileged Information and to assert and maintain any applicable Privilege. The access to Information being granted pursuant to Section 6.1 and Section 6.2, the agreement to provide witnesses and individuals pursuant to Section 6.3, the furnishing of notices and documents and other cooperative efforts contemplated by Section 5.4 and the transfer of Privileged Information between the Parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

Section 6.8 Ownership of Information. Any Information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to this Article VI shall be deemed to remain the property of the providing Party. Unless expressly set forth herein, nothing contained in this Agreement shall be construed as granting a license or other rights to any Party with respect to any such Information, whether by implication, estoppel or otherwise.

Section 6.9 Other Agreements. The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Transaction Agreement.

ARTICLE VII

DISPUTE RESOLUTION

Section 7.1 Dispute Resolution Procedures.

(a) Each Party shall appoint a representative who shall be responsible for administering this dispute resolution provision (the “Appointed Representative”). The Appointed Representative shall have the authority to resolve any such disputes.

(b) Except as otherwise provided in this Agreement or in any Ancillary Agreement, in the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or any Ancillary Agreement or otherwise arising out of, or in any way related to, this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby

(collectively, the “Separation Agreement Disputes”), the Appointed Representatives shall negotiate in good faith for a reasonable period of time to settle such Separation Agreement Dispute; provided, however, that: (i) such reasonable period shall not, unless otherwise agreed to by the relevant Parties in writing, exceed twenty (20) days from the time of receipt by a Party of written notice of such Separation Agreement Dispute; and (ii) the relevant employees from both Parties with knowledge and interest in the dispute shall first have tried to resolve the differences between the Parties. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions in connection with efforts to settle an Separation Agreement Dispute that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose, but shall be considered as to have been disclosed for settlement purposes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Complete Agreement; Construction. This Agreement, the Disclosure Letters (as defined in the Merger Agreement), the other Transaction Agreements, the Conveyance and Assumption Instruments and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. If there is a conflict between any provision of this Agreement and a provision in any of the other Transaction Agreements (other than the Merger Agreement), the provision of this Agreement shall control unless (i) with respect to any Ancillary Agreement other than the Tax Matters Agreement, as specifically provided otherwise in this Agreement or in such other Ancillary Agreement, (ii) with respect to the Tax Matters Agreement, the provision relates to matters addressed by the Tax Matters Agreement, in which case the Tax Matters Agreement shall control or (iii) with respect to the Employee Matters Agreement, the provision relates to matters addressed by the Employee Matters Agreement, in which case the Employee Matters Agreement shall control. If there is a conflict between any provision of this Agreement and a provision in the Merger Agreement, the provision of the Merger Agreement shall control. Neither this Agreement nor any Ancillary Agreement shall govern Tax matters (including any administrative, procedural, and related matters thereto, “Tax Matters”), except to the extent expressly provided herein (in Section 2.4(c), Section 5.4(g), Section 5.7(g), Section 6.1(a) or Section 6.5) or therein. Tax Matters shall be exclusively governed by the Tax Matters Agreement.

Section 8.2 Transaction Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Merger Agreement or the Ancillary Agreements.

Section 8.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 8.4 Survival of Agreements. Except as otherwise contemplated by this Agreement or any Transaction Agreement, all covenants and agreements of the Parties contained in this Agreement and each Transaction Agreement shall survive the Distribution Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 8.5 Expenses. Except as otherwise provided in this Agreement, including Section 2.4 and Article V, or any other Transaction Agreement, each party hereto shall be responsible for the fees and expenses of the Parties as provided in Section 9.03 of the Merger Agreement.

Section 8.6 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by a nationally recognized overnight courier service, or by facsimile or email (with a confirmatory copy sent by a nationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.6):

If to Citrix, or to SpinCo prior to the Distribution Effective Time:

Citrix Systems, Inc.
851 West Cypress Creek Road
Fort Lauderdale, FL 33309
Facsimile:	(954) 267-3101
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street, 23rd Floor
Boston, MA 02116
Facsimile:	(617) 573-4822
Attention:	Margaret A. Brown

If to LogMeIn, or to SpinCo after the Distribution Effective Time:

LogMeIn, Inc.
320 Summer Street
Boston, MA 02210
Facsimile:	(781) 437-1820
Attention:	Chief Financial Officer
General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Facsimile:	(617) 948-6001
Attention:	John H. Chory
Bradley C. Faris

Any notice to Citrix shall be deemed notice to all members of the Citrix Group, and any notice to SpinCo shall be deemed notice to all members of the SpinCo Group.

Section 8.7 Amendment and Waivers.

(a) This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 8.7(b).

(b) Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other Parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 8.8 Termination. This Agreement shall terminate without further action at any time before the Distribution Effective Time upon termination of the Merger Agreement. If terminated, no party hereto shall have any Liability of any kind to the other parties or any other Person on account of this Agreement, except as provided in the Merger Agreement.

Section 8.9 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Party by operation of Law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of the other Parties). Any attempted assignment that is not in accordance with this Section 8.9 shall be null and void.

Section 8.10 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 8.11 Payment Terms.

(a) Except as otherwise expressly provided to the contrary in this Agreement or in any Transaction Agreement, any amount to be paid or reimbursed by a Party (where applicable, or a member of such Party’s Group) to another Party (where applicable, or a member of such other Party’s Group) under this Agreement shall be paid or reimbursed hereunder within sixty (60) days after presentation of an invoice or a written demand therefor, in either case setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Except as set forth in Article V or as expressly provided to the contrary in this Agreement or in any Transaction Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(c) Without the consent of the party receiving any payment under this Agreement specifying otherwise, all payments to be made by either Citrix or SpinCo under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 pm, Eastern time, on the day before the relevant date, or in The Wall Street Journal, Eastern Edition, on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any Indemnity Payment required to be made hereunder or under any Transaction Agreement may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Indemnifying Party.

Section 8.12 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any Person that becomes a Subsidiary of such Party at or after the Distribution Effective Time, in each case to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 8.13 Third Party Beneficiaries. Except (i) as provided in Article V relating to Indemnitees and for the releases under Section 5.1 of any Person as provided therein and (ii) as specifically provided in any Transaction Agreement, this Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Subject to the prior written consent of the other Parties, each Party shall be entitled to update the Schedules from and after the date hereof until the Distribution Effective Time.

Section 8.15 Governing Law. This Agreement and any Separation Agreement Dispute shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that might lead to the application of Laws other than the Laws of the State of Delaware. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 8.6; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 8.16 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

Section 8.17 Specific Performance. The Parties acknowledge and agree that the Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by monetary damages alone and that the Parties would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. For the avoidance of doubt, LogMeIn shall, during the term of this Agreement, have the right to enforce specifically the obligations of Citrix and SpinCo set forth herein. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

Section 8.18 Severability. If any term or other provision (or part thereof) of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions (or parts thereof) of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.19 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 8.20 No Duplication; No Double Recovery. Nothing in this Agreement or any Transaction Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of one or more of Section 5.2, Section 5.3 and Section 5.4).

Section 8.21 No Admission of Liability. The allocation of Assets and Liabilities herein (including on the Schedules hereto) is solely for the purpose of allocating such Assets and Liabilities between Citrix and SpinCo and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à-vis any Third Party, including with respect to the Liabilities of any non-wholly owned subsidiary of Citrix or SpinCo.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CITRIX SYSTEMS, INC.

By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief
Operating Officer and Chief Financial Officer

GETGO, INC.

By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Secretary

LOGMEIN, INC.

By:	/s/ William R. Wagner
	Name:	William R. Wagner
	Title:	President and Chief Executive Officer

Signature Page to Separation and Distribution Agreement

EXHIBIT B

FORM OF

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and among

CITRIX SYSTEMS, INC.,

GETGO, INC.

and

LOGMEIN, INC.

Dated as of [●], 2016

EXHIBIT B

FORM OF

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2016, is entered into by and among CITRIX SYSTEMS, INC., a Delaware Corporation (“Citrix”), GETGO, INC. (“SpinCo”), a Delaware Corporation, and LOGMEIN, INC., a Delaware corporation (“LogMeIn”). “Party” or “Parties” means Citrix, SpinCo or LogMeIn, individually or collectively, as the case may be.

W I T N E S S E T H:

WHEREAS, the Board of Directors of Citrix has determined that it is appropriate, desirable and in the best interests of Citrix and its stockholders to separate the SpinCo Business from the remaining business of Citrix and its Subsidiaries;

WHEREAS, in furtherance of the Separation, Citrix, SpinCo and LogMeIn have entered into a Separation and Distribution Agreement, dated as of July 26, 2016 (the “Separation Agreement”), that, together with this Agreement and certain other ancillary agreements, govern the terms and conditions of the Separation;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 26, 2016 (the “Merger Agreement”), among Citrix, SpinCo, LogMeIn and Lithium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LogMeIn (“Merger Sub”), immediately following the Distribution under the Separation Agreement, Merger Sub will merge with and into SpinCo and, in connection with the Merger, SpinCo Common Stock will be converted into shares of common stock of LogMeIn, par value $0.01 per share, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the Effective Time, Citrix owns certain Intellectual Property that is used in the SpinCo Business, and Citrix wishes to grant to SpinCo a license to such Intellectual Property to continue using the same in the SpinCo Business, on the terms and conditions hereof; and

WHEREAS, as of the Effective Time, SpinCo wishes to grant to Citrix a license to the SpinCo Licensed IP, including Patents included in the Transferred IP, in each case in accordance with and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) Certain capitalized terms used herein shall have the meanings set forth in Schedule A hereto.

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(b) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Merger Agreement or Separation Agreement (as applicable).

Section 1.2 References; Interpretation. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to Article, Section, Exhibit and Schedule such reference is to an Article and Section of, and Exhibit and Schedule to, this Agreement; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein; (f) references to “day” or “days” are to calendar days; (g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (h) references to a Person are also to its successors and permitted assigns; (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; (j) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars; (k) references to any “statute” or “regulation” are to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any “section of any statute or regulation” include any successor to such section; (l) the word “or” shall not be exclusive; (m) reference in this Agreement to any time shall be to Eastern time unless otherwise expressly provided herein; and (n) references in this Agreement to “Citrix” shall also be deemed to refer to the applicable member of the Citrix Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Citrix or SpinCo shall be deemed to require Citrix or SpinCo, as the case may be, to cause the applicable members of the Citrix Group or the SpinCo Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

INTELLECTUAL PROPERTY LICENSES

Section 2.1 License to SpinCo of Citrix Licensed IP.

(a) ShareConnect. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, Citrix hereby grants, on behalf of itself and its Subsidiaries, to SpinCo and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-

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free and fully paid-up, non-exclusive license in, to and under ShareConnect, together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule B hereto, in each case as and to the extent owned by any member of the Citrix Group as of the Effective Time, and Necessary Claims of any Patents that cover any Improvements made by Citrix or its Affiliates to ShareConnect to the extent owned by Citrix or any of its Affiliates, in each case solely to use, make, have made, sell, have sold, import, reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with GoToMyPC, as GoToMyPC exists as of the Effective Time and including extensions, upgrades and evolutions thereof.

(b) Patents and Other Intellectual Property.

(i) Patent License. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, Citrix hereby grants on behalf of itself and its Subsidiaries, to SpinCo and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under any and all, (A) Patents owned by any member of the Citrix Group as of the Effective Time having one or more Necessary Claims that would be infringed by the products and services of the SpinCo Business as of the Effective Time, (B) Patents that cover any Improvements made by Citrix or its Affiliates to the SpinCo Licensed IP, in each case to the extent owned by Citrix or any of its Affiliates, and (C) national or international counterparts to, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions of, any of the Patents described in the foregoing clauses (A) or (B), in each case solely in connection with the products or services of SpinCo and its Subsidiaries and extensions, upgrades and evolutions thereof and solely to the extent that the foregoing would infringe a Necessary Claim, and including the rights to use, develop, make, have made, sell, have sold, offer for sale and import any such products or services. As used in this Agreement, “Necessary Claims” of a Patent licensed under this Agreement means any one or more Valid Claims of such Patent which, in the absence of such license, would be infringed by the activities permitted under such license.

(ii) License to Omitted Intellectual Property. Without limiting the foregoing clause (i), subject to the terms and conditions of this Agreement, effective as of the Effective Time, solely with respect to any (A) Intellectual Property (other than Marks) owned by any member of the Citrix Group as of the Effective Time which was required to be assigned and transferred to SpinCo and its Subsidiaries but, which in violation thereof, was not so assigned and transferred, or (B) Intellectual Property (other than Marks) which was used in the SpinCo Business as of the Effective Time and not licensed to SpinCo and its Subsidiaries pursuant to this Agreement or otherwise provided to them pursuant to any other Ancillary Agreement, effective automatically and immediately prior

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to the earlier of such time as (1) either Citrix or SpinCo becomes aware of and notifies the other Party in writing of such Intellectual Property, or (2) any such Intellectual Property is assigned or transferred to any Person that is not a member of the Citrix Group, or upon any change of control or other one or more events or transactions by which any member of the Citrix Group that owns such Intellectual Property ceases to become a member of the Citrix Group, or otherwise upon such time as any such Intellectual Property, including the right to assert any claim of infringement or other violation thereof, ceases to be exclusively owned and controlled by any member of the Citrix Group, and unless such Intellectual Property is both described under clause (A) above and clause (1) above applies, in which case SpinCo’s rights to such Intellectual Property are governed by the Separation Agreement, on an item of such Intellectual Property-by-item of such Intellectual Property basis, Citrix hereby grants on behalf of itself and its Subsidiaries, to SpinCo and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under such Intellectual Property in connection with the SpinCo Business, including the products and services of the SpinCo Business as of the Effective Time together with extensions, upgrades and evolutions thereof, including the rights to make, have made, use, sell, have sold, offer for sale, and import any such products or services, and reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute copies, publicly perform, or publicly display and otherwise exploit such Intellectual Property in connection with the foregoing. Citrix and SpinCo shall each use commercially reasonable efforts to provide the other with written notice following its discovery of any such omitted Intellectual Property licensed under this clause (ii).

(c) Definition of Citrix Licensed IP. As used herein:

(i) “Citrix Licensed IP” means, collectively, (A) ShareConnect, together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule B hereto, (B) the Citrix Licensed Patents; and (C) any and all other Intellectual Property licensed to SpinCo pursuant to Section 2.1(b).

(ii) “Citrix Licensed Patents” means the Patents that are licensed to SpinCo pursuant to Section 2.1(a) or Section 2.1(b) above, including as set forth in Schedule B hereto.

(iii) “ShareConnect” means the Software known as “ShareConnect” as of the Effective Time, in object code and source code.

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Section 2.2 License to Citrix of SpinCo Licensed IP.

(a) GoToMyPC. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under GoToMyPC, together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule C hereto, in each case as and to the extent owned by any member of the SpinCo Group as of the Effective Time, and Necessary Claims of any Patents that cover any Improvements made by SpinCo or its Affiliates to GoToMyPC to the extent owned by SpinCo or any of its Affiliates, in each case solely to use, make, have made, sell, have sold, import, reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with ShareConnect, as ShareConnect exists as of the Effective Time and including extensions, upgrades and evolutions thereof. Citrix hereby agrees that, for three (3) years following the Effective Time, Citrix and its Subsidiaries shall not sell, license, distribute, commercialize or otherwise make commercially available (including for no fees or other consideration) ShareConnect as a stand-alone product or service.

(b) Unicast. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under Unicast, together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule C hereto, in each case as and to the extent owned by any member of the SpinCo Group as of the Effective Time, and Necessary Claims of any Patents that cover any Improvements made by SpinCo or its Affiliates to Unicast to the extent owned by SpinCo or any of its Affiliates, in each case to use, make, have made, sell, have sold, import, reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with the products or services of Citrix and its Subsidiaries and extensions, upgrades and evolutions thereof, but not as a stand-alone product or service.

(c) Screencast. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under Screencast, together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule C hereto, in each case as and to the extent owned by any member of the SpinCo Group as of the Effective Time, and Necessary Claims of any Patents that cover any Improvements made by SpinCo or its Affiliates to Screencast to the extent owned by SpinCo or any of its Affiliates, in each case to use, make, have made, sell, have sold, import, reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute

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copies, publicly perform, or publicly display and otherwise exploit the same in connection with the products or services of Citrix and its Subsidiaries and extensions, upgrades and evolutions thereof, but not as a stand-alone product or service.

(d) Concierge. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under Concierge, , together with any Intellectual Property (other than Marks) therein and related thereto, including as set forth in Schedule C hereto, in each case as and to the extent owned by any member of the SpinCo Group as of the Effective Time, and Necessary Claims of any Patents that cover any Improvements made by SpinCo or its Affiliates to Concierge to the extent owned by SpinCo or any of its Affiliates, in each case to use, make, have made, sell, have sold, import, reproduce, make Improvements of (including the right to use and modify source code), prepare derivative works from, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with the products or services of Citrix and its Subsidiaries and extensions, upgrades and evolutions thereof, but not as a stand-alone product or service.

(e) Patent License. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under any and all, (a) Patents owned by any member of the SpinCo Group as of the Effective Time, including all Patents included in the Transferred IP and any Patents filed in SpinCo’s name through the Effective Time, (b) Patents that cover any Improvements made by SpinCo or its Affiliates to the Citrix Licensed IP, in each case to the extent owned by SpinCo or any of its Affiliates, and (c) national or international counterparts to, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions of, any of the Patents described in the foregoing clauses (a) or (b), in each case solely in connection with the products or services of Citrix or its Subsidiaries and extensions, upgrades and evolutions thereof, and solely to the extent that the foregoing would infringe a Necessary Claim, and including the rights to make, have made, use, develop, sell, have sold, offer for sale, and import any such products or services.

(f) Restriction. Starting on the Effective Time and immediately and automatically terminating with respect to any item of SpinCo Licensed IP as of such time as any such item of SpinCo Licensed IP is assigned or transferred to any Person that is not a member of the SpinCo Group, or upon any change of control or other one or more events or transactions by which any member of the SpinCo Group that owns such item of SpinCo Licensed IP ceases to become a member of the SpinCo Group, or otherwise upon such time as any such item of SpinCo Licensed IP, including the right to assert any claim of infringement or other violation thereof, ceases to be exclusively owned and controlled by any member of the SpinCo Group, on an item of SpinCo Licensed IP by item of SpinCo Licensed IP basis, Citrix agrees on behalf of itself and its Subsidiaries that the license granted with respect to such SpinCo Licensed IP shall not extend to any activities expressly prohibited under, and subject to any exceptions or restrictions (other than, for clarity, the three (3) year time limitation) set forth in, Section 7.13(c) of the Merger Agreement.

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(g) SpinCo Codec. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, SpinCo hereby grants on behalf of itself and its Subsidiaries, to Citrix and its Subsidiaries a limited, worldwide, non-transferable and non-assignable (except as expressly permitted in Section 8.6), non-sublicensable (except as expressly permitted in Section 2.3), perpetual and irrevocable (except as set forth in Section 7.2), royalty-free and fully paid-up, non-exclusive license in, to and under the SpinCo Codec to use the same in connection with the products and services of Citrix into which such SpinCo Codec is incorporated as of the Effective Time, as such products and services exist as of the Effective Time and including extensions, upgrades and evolutions thereof, including the right to make Improvements to such SpinCo Codec. SpinCo shall use commercially reasonable efforts to negotiate a separate written agreement with Citrix to assist Citrix with bug fixes, troubleshooting and other technical support as may be reasonably requested by Citrix from time to time, at a rate to be negotiated in good faith and agreed upon by the Parties.

(h) Definitions of SpinCo Licensed IP. As used herein:

(i) “Concierge” means the Software known as Concierge as of the Effective Time, in object code and source code.

(ii) “GoToMyPC” means the Software known as “GoToMyPC” as of the Effective Time, in object code and source code.

(iii) “Screencast” means the Software known as Screencast as of the Effective Time, in object code and source code.

(iv) “SpinCo Codec” means any and all Intellectual Property (other than Marks) owned by any member of the SpinCo Group as of the Effective Time in and related to the SpinCo Codec described in Schedule D hereto.

(v) “SpinCo Licensed IP” means, collectively, (A) the SpinCo Licensed Patents, (B) the SpinCo Codec, and (C) any and all Intellectual Property (other than Marks) licensed by SpinCo pursuant to Section 2.2(a)-(d), in each case as and to the extent owned by any member of the SpinCo Group as of the Effective Time.

(vi) “SpinCo Licensed Patents” means the Patents that are licensed to Citrix pursuant to Sections 2.2(a) through Section 2.2(e) above, including as set forth in Schedule C hereto.

(vii) “Unicast” means the Software known as Unicast as of the Effective Time, in object code and source code.

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Section 2.3 Sublicenses. A Licensee may not sublicense any of its rights under the licenses granted to it pursuant to this Agreement except to (a) Affiliates of such Licensee, or (b) other Persons providing services for the benefit of Licensee in connection with the businesses, products and services of Licensee that are covered by the licenses granted herein (each such other Person, a “Third Party Sublicensee” and, together with the Affiliates described in clause (a), a “Sublicensee”). Each permitted sublicense to a Third Party Sublicensee shall be granted pursuant to a written agreement which at all times (i) is subject to, and consistent with, the terms and conditions of this Agreement, and (ii) includes provisions regarding confidentiality, ownership and use restrictions of the Licensed IP licensed to such Licensee at least as protective of Licensor as the provisions of this Agreement. In addition, without limiting the foregoing, Licensee shall have the right to grant distribution and resale rights to distributors, in each case solely to the extent necessary in connection with the distribution and resale of products and services within the scope of the applicable license granted to such Licensee (collectively, “Distributors”), in each case pursuant to a written agreement which at all times (A) is subject to, and consistent with, the terms and conditions of this Agreement, and (B) includes provisions regarding confidentiality, ownership and use restrictions of the Licensed IP at least as protective of Licensor as the provisions of this Agreement. Without limiting the foregoing, Licensee shall have the right to grant customer and end-user rights in connection with such customer’s and end-user’s use of products and services in accordance with this Agreement. For clarity, granting a sublicense, or distribution and resale rights, shall not relieve Licensee of any obligations hereunder and Licensee shall cause all of its Sublicensees to comply, and shall be jointly and severally responsible and liable hereunder for all Sublicensees’ and Distributors’ compliance, with all terms and conditions hereof applicable to Licensee, including the use restrictions and confidentiality obligations, and all terms and conditions of such sublicense.

Section 2.4 Confidentiality of Proprietary Materials.

(a) Notwithstanding anything to the contrary herein, each Licensee shall, and shall cause its Affiliates and permitted Sublicensees and Distributors to, at all times hold in strict confidence and not disclose, divulge or release in any manner or to any Person, or use except solely as and to the extent expressly permitted hereunder and at all times strictly in accordance with all terms and conditions hereof, any Software source code and associated documentation constituting, embodying or included in the Citrix Licensed IP or SpinCo Licensed IP licensed to such Licensee (collectively, the “Proprietary Materials”). Licensee shall protect and maintain the confidentiality of all Proprietary Materials using the same degree of care as it uses with respect to its own most sensitive confidential trade secrets and at all times with no less than the highest industry standards of confidentiality and information security.

(b) Licensee shall not disclose any Proprietary Materials except solely to such of its Sublicensees, Distributors, employees and contractors and customers who are bound by written confidentiality agreements no less protective than the terms of this Agreement and who strictly need to know such information for the purpose of exercising Licensee’s rights in accordance with this Agreement, and solely to the extent that they need to know the same for such purpose. Without limiting the foregoing, Licensee shall at all times restrict access to the Proprietary Materials only to such of its employees and contractors with clearance levels at least sufficient to be granted access to the most sensitive source code of Licensee, and to customers pursuant to source code escrow agreements with reputable source code escrow agents, and

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Licensee shall at all times use commercially reasonable efforts to track and maintain accurate records of each such employee, including the identity, title and current clearance level thereof.

(c) Licensee shall immediately notify Licensor upon Licensee becoming aware of any misuse of or unauthorized access to or disclosure of any Proprietary Materials, and Licensee shall fully cooperate with Licensor and comply with all requests of Licensor in connection therewith, without limiting any other rights of Licensor or obligations of Licensee hereunder.

(d) Licensee shall be released from the foregoing obligations with respect to a specific item of Proprietary Materials only if and at such time as Licensor notifies Licensee in writing that such item is no longer proprietary or confidential material of Licensor or has become publicly available through no fault of Licensee.

(e) In the event that Licensee is compelled by order of an applicable Governmental Authority to disclose Proprietary Materials, Licensee shall promptly notify Licensor thereof and reasonably cooperate with and assist Licensor to obtain a protective order or otherwise limit such disclosure, and only if Licensee remains so compelled notwithstanding such efforts shall Licensee have the right to disclose to such Governmental Authority such specific items of Proprietary Materials solely to the extent so compelled, provided that Licensee shall use commercially reasonable efforts to obtain confidential treatment of any such disclosed information. Notwithstanding any such disclosure, Licensee shall remain obligated under this Section 2.4 with respect to all Proprietary Materials.

(f) Licensee agrees that irreparable damage may occur in the event that the provisions of this Section 2.4 are not performed in accordance with their specific terms. Accordingly, it is hereby agreed that Licensor shall have the right to seek specific performance, and injunctive or other equitable relief in accordance with Section 7.2, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

(g) Without limiting Licensee’s obligations under this Section 2.4 or under Section 6.6 of the Separation Agreement and Section 7.11(a) of the Merger Agreement, Licensee acknowledges and agrees that all information other than the Proprietary Materials constituting the Citrix Licensed IP or SpinCo Licensed IP licensed to Licensee that is confidential and proprietary to the Licensor (collectively, “Confidential Information”) shall be maintained by Licensee in confidence, using the same degree of care to protect and maintain the confidentiality of such Confidential Information that Licensee uses with respect to its own information of a similar nature and at all times with no less than a reasonable degree of care. Except as authorized in writing by Licensor, Licensee shall not disclose or permit to be disclosed any Confidential Information to any Person, (a) except as may be reasonably required in connection with the exercise of Licensee’s rights or licenses in accordance with this Agreement, and (b) except to Licensee’s Sublicensees, Distributors, employees, contractors and customers who are informed by Licensee of the confidential nature of the Confidential Information and are obligated to maintain its confidential nature. Confidential Information does not include any information that (i) is in or becomes part of the public domain through no fault of Licensee, (ii) is obtained by Licensee without obligations of confidentiality from a Third Party having the legal

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right to use and disclose such information, or (iii) is independently developed by Licensee without use of or reference to such information. Without limiting the foregoing, Licensee may disclose Confidential Information to the extent required by any Governmental Authority, provided that Licensee shall notify Licensor of any such requirement and reasonably cooperate with Licensor’s efforts to obtain a protective order or otherwise limit such required disclosure.

(h) The provisions of this Section 2.4 shall survive any expiration or termination of this Agreement in perpetuity.

Section 2.5 No Disclosure Obligations. Notwithstanding anything to the contrary herein and without limitation to any obligations under the Merger Agreement and the Separation Agreement, neither Licensor shall have any obligation hereunder to provide to the Licensee any tangible or intangible embodiments of or other materials relating to any Licensed IP of such Licensor or its Affiliates.

Section 2.6 Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon any other Party, its Affiliates, or its Sublicensees or Distributors by implication, estoppel, or otherwise as to any of the other Parties’ or their respective Affiliates’ Intellectual Property, except as otherwise expressly set forth herein.

Section 2.7 Third Party Rights. Notwithstanding anything to the contrary herein, the licenses granted under Section 2.1 and Section 2.2 are subject to any rights of or obligations owed to any Third Parties with respect to the applicable Licensed IP pursuant to agreements existing as of the Effective Time between the applicable Licensor or its Affiliates and such Third Parties.

ARTICLE III

INTELLECTUAL PROPERTY OWNERSHIP

Section 3.1 Ownership. As between the Parties, Licensee acknowledges and agrees that (a) Licensor owns the Licensed IP, (b) neither Licensee, nor its Affiliates or its Sublicensees, will acquire any rights in the Licensed IP, except for the licenses and sublicenses granted pursuant to Section 2.1 and Section 2.2, and (c) Licensee shall not, and shall cause its Affiliates and its Sublicensees to not, represent that they have an ownership interest in any of the Licensed IP. For the avoidance of doubt, and subject to and without limiting any provision in the Separation Agreement, (i) Citrix acknowledges SpinCo’s exclusive ownership of GoToMyPC (including any GoToMyPC Software from which ShareConnect was derived or based or which is embedded or incorporated in ShareConnect), and (ii) SpinCo acknowledges Citrix’s exclusive ownership of ShareConnect (subject to SpinCo’s rights in any GoToMyPC code incorporated or embedded in Share Connect and licensed to Citrix and its Subsidiaries pursuant to this Agreement).

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Section 3.2 Assignment. To the extent that a Party (the “Assigning Party”), its Affiliates, or its Sublicensees are assigned or otherwise obtain ownership of any right, title, or interest in or to any Intellectual Property in contravention of Section 3.1, such Assigning Party hereby assigns, and shall cause its Affiliates and Sublicensees to assign, to the applicable other Party all such right, title, and interest. Upon such other Party’s request, the Assigning Party shall, at its own cost and expense, take all reasonable actions, including executing all assignments and other documents, necessary to perfect or record such other Party’s right, title, and interest in and to such Intellectual Property.

Section 3.3 Improvements. As between Citrix and SpinCo, each Party shall own all improvements, modifications and derivative works (“Improvements”) made by or on behalf of such Party to the Licensed IP of the other Party; provided, that, with respect to Licensee, such Improvements shall not include, and shall be subject to the provisions of this Agreement as they concern, the Licensed IP to which such Improvements are made.

ARTICLE IV

PROSECUTION AND MAINTENANCE

Section 4.1 Responsibility. As between the Parties, Licensor shall be solely responsible for (without any obligation with respect to, subject to Section 4.2) filing, prosecuting, and maintaining all Licensed Patents owned by such Licensor, at its sole cost and expense.

Section 4.2 Failure to Prosecute or Maintain. In the event that SpinCo decides to forego prosecution or maintenance of any SpinCo Licensed Patent specifically set forth in Schedule C, or Citrix decides to forego prosecution or maintenance of any Citrix Licensed Patent specifically set forth in Schedule B, each of SpinCo or Citrix, as Licensor, shall notify Licensee thereof at least sixty (60) days prior to the deadline for taking a necessary step to continue to prosecute or maintain the applicable Licensed Patent. Upon receipt of such notice, Licensee will have the option of assuming responsibility for such prosecution and maintenance at its sole expense. If Licensee elects to assume responsibility for prosecution and maintenance pursuant to this Section 4.2, Licensee shall notify Licensor thereof at least ten (10) days prior to the final deadline, and, if Licensor notifies Licensee within five (5) days following such notice from Licensee that Licensor will not continue such prosecution or maintenance, Licensor shall assign, and hereby does irrevocably assign, its entire right, title, and interest in such Patent to Licensee, and as of such assignment such Patent shall cease to be a Licensed Patent of such Licensor hereunder; provided, that, such Patent shall thereafter be deemed a Licensed Patent of the assignee Party hereunder and licensed to the assigning Party in accordance with Section 2.1 and Section 2.2 (and with such scope and additional terms and conditions as the Parties may mutually agree upon in writing).

Section 4.3 No Additional Obligations. This Agreement shall not obligate any Party to maintain, register, prosecute, pay for, enforce, or otherwise manage any Intellectual Property except as expressly set forth herein.

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ARTICLE V

ENFORCEMENT

Section 5.1 Defense and Enforcement. Licensor shall have the sole initial right, but not the obligation, to elect to bring an Action or enter into settlement discussions regarding (a) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation, or other violation of any Licensed IP of such Licensor (“Third Party Infringement”) or (b) any Third Party allegations of invalidity or unenforceability of any Licensed IP of such Licensor (“Invalidity Allegations”), in each case at Licensor’s sole cost and expense. The applicable Licensor (the “Enforcing Party”) shall control such Action or settlement discussions (as applicable).

Section 5.2 Cooperation. If the Enforcing Party brings an Action or enters into settlement discussions in accordance with Section 5.1, the applicable Licensee shall join as a party to such Action or proceeding upon the Enforcing Party’s reasonable request and at the Enforcing Party’s cost and expense solely to the extent necessary for standing purposes. Under such circumstances, such Licensee shall have the right to be represented by counsel (which shall act in an advisory capacity only, except for matters solely directed to such Licensee) of its own choice in any such Action or proceeding at its own cost and expense.

Section 5.3 Costs, Expenses, and Damages. Any and all amounts recovered by the Enforcing Party in any Action regarding a Third Party Infringement or Invalidity Allegation or settlement thereof shall, unless otherwise agreed, including in an agreement in connection with obtaining consent to settlement, be allocated first to reimbursing the Enforcing Party’s costs and expenses incurred in connection therewith (including any costs and expenses that the Enforcing Party must reimburse to the applicable Licensee), then to reimbursing such Licensee’s costs and expenses to the extent provided in this Article V, and any remaining amounts shall be retained by the Enforcing Party.

ARTICLE VI

DISCLAIMERS; LIMITATIONS ON LIABILITY

Section 6.1 Disclaimer of Warranties. EACH OF CITRIX AND SPINCO UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND THE MERGER AGREEMENT, NO PARTY TO THIS AGREEMENT IS REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS TO THE LICENSED IP, INCLUDING ANY IMPLIED WARRANTIES, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING, ANY OF THE LICENSED IP OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR LICENSED IP. EACH OF CITRIX AND SPINCO UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE MERGER AGREEMENT, ALL LICENSED IP IS BEING PROVIDED ON AN “AS IS, WHERE IS” BASIS AND LICENSEE SHALL BEAR THE ECONOMIC AND LEGAL RISKS ASSOCIATED THEREWITH.

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Section 6.2 Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO THE LICENSED IP THAT COULD BE CONSTRUED TO REQUIRE LICENSOR TO PROVIDE LICENSED IP HEREUNDER IN SUCH A MANNER TO ALLOW A LICENSEE TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE.

Section 6.3 Limitation on Liability. EXCEPT FOR A PARTY’S (A) BREACH OF ITS OBLIGATIONS UNDER SECTION 2.4, OR (B) INFRINGEMENT OR MISAPPROPRIATION OF ANY OTHER PARTY’S INTELLECTUAL PROPERTY (INCLUDING IN THE CASE OF CITRIX A BREACH OF SECTION 2.2(f)), NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

ARTICLE VII

TERM

Section 7.1 Term. The term of this Agreement shall (a) with respect to each Patent that is included in the Licensed IP, expire at such time no Valid Claim licensed to the applicable Licensee hereunder remains in such Patent, (b) with respect to all Copyrights that are licensed hereunder, expire upon expiration or entry into the public domain of such Copyright and (c) with respect to all other Intellectual Property that is licensed or sublicensed hereunder, be perpetual.

Section 7.2 No Termination; Specific Performance. Notwithstanding anything to the contrary herein, (i) this Agreement may not be terminated unless agreed to in writing by the Parties, and (ii) all rights and licenses granted to Licensee hereunder shall be perpetual and irrevocable and not subject to termination under any circumstances unless agreed to in writing by the Parties. The Parties acknowledge and agree that the Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by monetary damages alone and that the Parties would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

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Section 7.3 Effect of Expiration and Termination; Accrued Rights; Survival.

(a) Accrued Rights. Upon the earlier of expiration or termination of this Agreement, in part or in its entirety, all licenses and rights granted to Licensee with respect to the Intellectual Property to which such expiration or termination relates shall immediately cease. Expiration and termination of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of any Party prior to such expiration and termination (as applicable). Any sublicenses granted by Licensee to any customer or end user prior to the effective date of any expiration or termination of this Agreement shall survive such expiration or termination in accordance with their respective terms.

(b) Surviving Obligations. Expiration and termination of this Agreement, in part or in its entirety, shall not terminate Licensee’s obligation to pay all amounts for which Licensee is obligated to reimburse Licensor hereunder that have accrued prior to the effective date of such expiration or termination (as applicable). The rights and obligations of the Parties pursuant to the following sections of this Agreement shall survive any expiration or termination of this Agreement: Article I, Article II, Article III, Article VI (except with respect to the first sentence of Section 6.2), Article VII and Article VIII.

(c) Effect of Licensor Bankruptcy. All rights and licenses granted by Licensor under this Agreement are and shall be deemed to be rights and licenses to “intellectual property”, and all Licensed IP is and shall be deemed to be “embodiments” of “intellectual property”, in each case, as such terms are used in and interpreted under Section 365(n) of the United States Bankruptcy Code. Licensee shall have all rights, elections and protections under the United States Bankruptcy Code and all other applicable bankruptcy, insolvency and similar laws with respect to this Agreement and the subject matter hereof. Without limiting the generality of the foregoing, Licensor acknowledges and agrees that, if Licensor becomes subject to any bankruptcy or similar proceeding, subject to Licensee’s rights of election under Section 365(n), all rights, licenses and privileges granted to Licensee under this Agreement will continue subject to the respective terms and conditions hereof, and will not be affected, even by Licensor’s rejection of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Merger Agreement, Separation Agreement and Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. If there is a conflict between any provision of this Agreement and a provision in any of the Merger Agreement or Separation Agreement, this Agreement shall control.

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Section 8.2 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 8.3 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by a nationally recognized overnight courier service, or by facsimile or email (with a confirmatory copy sent by a nationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party) as shall be specified in a notice given in accordance with this Section 8.3):

If to Citrix:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Facsimile: (954) 267-3101

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, MA 02116

Facsimile:        (617) 573-4822

Attention:         Margaret A. Brown

If to LogMeIn, or to SpinCo:

LOGMEIN, INC.

320 Summer Street

Boston, MA 02210

Facsimile: (781) 437-1820

Attention:        Chief Financial Officer

                         General Counsel

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with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

Facsimile: (617) 948-6001

Attention:         John H. Chory

                          Bradley C. Faris

Any notice to Citrix shall be deemed notice to all members of the Citrix Group, and any notice to SpinCo shall be deemed notice to all members of the SpinCo Group.

Section 8.4 Amendment and Waivers.

(a) This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 8.4(b).

(b) Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other Parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 8.5 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Party by operation of Law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of the other Parties). Any attempted assignment that is not in accordance with this Section 8.5 shall be null and void. Notwithstanding the foregoing in this Section 8.5, Citrix or SpinCo may assign its rights or delegate its duties under this Agreement (i) to a member of its Group (for so long as such member remains a member of such Group) or (ii) in connection with any change of control, merger, acquisition, or sale of all or substantially all of the assets, stock or business of the assigning Party to which this Agreement relates; provided that the member or other assignee agrees in writing to be bound by the terms and conditions contained in this Agreement.

Section 8.6 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

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Section 8.7 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at or after the Effective Time, in each case to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 8.8 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.9 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 8.10 Dispute Resolution. Any and all Disputes arising hereunder shall be resolved through the procedures provided in Article VII of the Separation Agreement.

Section 8.11 Governing Law. This Agreement and any Dispute shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that might lead to the application of Laws other than the Laws of the State of Delaware. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 8.3; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 8.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS

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REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13 Severability. If any term or other provision (or part thereof) of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions (or parts thereof) of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.14 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

Citrix

By:
Name:
Title:

SpinCo

By:
Name:
Title:

LogMeIn

By:
Name:
Title:

19

EXHIBIT C

FORM OF

EMPLOYEE MATTERS AGREEMENT

by and among

CITRIX SYSTEMS, INC.,

GETGO, INC.

and

LOGMEIN, INC.

Dated as of [●], 2016

TABLE OF CONTENTS

		PAGE

ARTICLE I

DEFINITIONS

Section 1.1	General	1

ARTICLE II

TRANSFER OF SPINCO EMPLOYEES; GENERAL PRINCIPLES

Section 2.1	Transfer of Employment to SpinCo of SpinCo Employees; SpinCo LTD Employees; Post-Effective Time Transfers; SpinCo Contractors	3
Section 2.2	Assumption and Retention of Liabilities	5
Section 2.3	SpinCo Participation in the Citrix Plans	5
Section 2.4	Sponsorship of the SpinCo Plans	6
Section 2.5	Coordination with Merger Agreement	6
Section 2.6	Reimbursements	6
Section 2.7	Labor Relations	6

ARTICLE III

DEFINED CONTRIBUTION AND NON-QUALIFIED DEFERRED COMPENSATION PLANS

Section 3.1	401(k) Plan	6

ARTICLE IV

HEALTH AND WELFARE PLANS; PAYROLL; COBRA AND VACATION

Section 4.1	Cessation of Participation in Citrix Health and Welfare Plans	7
Section 4.2	Allocation of Health and Welfare Plan Liabilities	7
Section 4.3	Flexible Spending Plan Treatment	7
Section 4.4	Workers’ Compensation Liabilities	8
Section 4.5	COBRA and HIPAA	8
Section 4.6	Vacation and Paid Time Off	8
Section 4.7	Payroll	8

ARTICLE V

INCENTIVE COMPENSATION AND EQUITY COMPENSATION

Section 5.1	Incentive Plans	9

Section 9.17	Severability	16
Section 9.18	Interpretation	17
Section 9.19	No Duplication; No Double Recovery	17
Section 9.20	No Admission of Liability	17

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2016, is entered into by and among CITRIX SYSTEMS, INC., a Delaware corporation (“Citrix”), GETGO, INC., a Delaware corporation and a wholly owned subsidiary of Citrix (“SpinCo”), and LOGMEIN, INC., a Delaware corporation (“LogMeIn”). “Party” or “Parties” means Citrix, SpinCo or LogMeIn, individually or collectively, as the case may be. Capitalized terms used and not defined herein shall have the meaning set forth in the Separation and Distribution Agreement between the Parties, dated as of July 26, 2016 (the “Separation Agreement”).

WHEREAS, as contemplated by the Separation Agreement, Citrix, SpinCo and LogMeIn desire to enter into this Agreement to provide for the allocation of assets, Liabilities, and responsibilities with respect to certain matters relating to employees (including employee compensation and benefit plans and programs) between them.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 General. For purposes of this Agreement the following terms shall have the meaning ascribed to them in this Article I.

1.1 “Citrix Defined Contribution Plan” means the Citrix 401(k) Plan.

1.2 “Citrix Employee” means any individual who, as of the Distribution Effective Time, is either actively employed by, or then on a leave of absence from, Citrix or a Citrix Group member (including maternity, paternity, family, sick, short-term or long-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves), but does not include any SpinCo Employee (other than the SpinCo LTD Employees).

1.3 “Citrix Equity-Based Plans” means the Citrix Amended and Restated 2005 Equity Incentive Plan and the Citrix 2014 Equity Incentive Plan.

1.4 “Citrix ESPP” means the Citrix 2015 Employee Stock Purchase Plan.

1.5 “Citrix FSAs” has the meaning set forth in Section 4.3.

1.6 “Citrix Health and Welfare Plans” means the health and welfare plans, sponsored and maintained by Citrix or any Citrix Group member immediately prior to the Distribution Effective Time, which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits. The term Citrix Health and Welfare Plan does not include any SpinCo Plan.

1.7 “Citrix Participant” means any individual who is a Citrix Employee or a former Citrix Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.8 “Citrix Plan” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy, or other agreement or funding vehicle (including a Citrix Health and Welfare Plan) for which the eligible classes of participants include employees or former employees of Citrix or a Citrix Group member (which may include employees of SpinCo Group members prior to the Distribution Effective Time). The term Citrix Plan does not include any SpinCo Plans.

1.9 “COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.10 “Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

1.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

1.12 “HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.13 “LogMeIn 401(k) Plan” means the tax-qualified 401(k) defined contribution savings plan to be established or designated by LogMeIn or a LogMeIn Subsidiary prior to the Distribution Effective Time.

1.14 “LogMeIn Health and Welfare Plans” means the health and welfare plans, sponsored and maintained by LogMeIn or a LogMeIn Subsidiary from time to time, which provide group health, life, dental, accidental death and dismemberment, health care reimbursements, dependent care assistance and disability benefits.

1.15 “LogMeIn Plan” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy, or other agreement or funding vehicle (including a LogMeIn Health and Welfare Plan) for which the eligible classes of participants include employees or former employees of LogMeIn (which may include employees of SpinCo Group members as of the day following the date of the Distribution Effective Time).

1.16 “SpinCo Contractor” has the meaning set forth in the Merger Agreement.

1.17 “SpinCo Employee” has the meaning set forth in the Merger Agreement.

1.18 “SpinCo FSAs” has the meaning set forth in Section 4.3.

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1.19 “SpinCo LTD Employees” means the SpinCo Employees who are receiving long term disability benefits under a Citrix Plan at the Distribution Effective Time or are on short term disability leave at the Distribution Effective Time.

1.20 “SpinCo Participant” means any individual who is a SpinCo Employee, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

1.21 “SpinCo Plan” means any benefit or compensation plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy, or other agreement or funding vehicle for the benefit of individual service providers (i) that is sponsored or maintained by a Transferred Subsidiary or (ii) for which Liabilities transfer to SpinCo or any SpinCo Group member under applicable Law as a result of the transactions contemplated by the Transaction Agreements.

1.22 “Sponsored Employee” means a SpinCo Employee working on a visa or work permit sponsored by Citrix or a Citrix Group member as of immediately prior to the Distribution Effective Time.

ARTICLE II

TRANSFER OF SPINCO EMPLOYEES; GENERAL PRINCIPLES

Section 2.1 Transfer of Employment to SpinCo of SpinCo Employees; SpinCo LTD Employees; Post-Effective Time Transfers; SpinCo Contractors.

(a) Section 4.14(a) of the Citrix Disclosure Letter, as updated from time to time prior to the Distribution Effective Time in accordance with the Merger Agreement, identifies each individual who is a SpinCo Employee and, Citrix and SpinCo have caused the employment of each SpinCo Employee to be transferred, pursuant to the Internal Reorganization, to a SpinCo Group member in the applicable jurisdiction.

(b) Citrix shall, or shall cause a Citrix Group member to, employ or retain the employment of each SpinCo LTD Employee until such SpinCo LTD Employee returns to active work or ceases to have a right to reemployment under the applicable Citrix Health and Welfare Plan. SpinCo shall, or cause a SpinCo Group member to, offer (upon substantially comparable terms and conditions of employment) employment to each SpinCo LTD Employee when such SpinCo LTD Employee returns to work within the later of (i) the time period prescribed under applicable Law, (ii) the applicable leave policy governing such employee at the time the disability commenced or (iii) six (6) months, and shall hire each SpinCo LTD Employee who accepts such offer of employment and arrives to work for a SpinCo Group member. SpinCo or a SpinCo Group member, as the case may be, shall indemnify each Citrix Group member against any Liability with respect to a failure by SpinCo or a SpinCo Group member to (i) offer to hire such SpinCo LTD Employee or (ii) hire such SpinCo LTD Employee who accepts an offer of employment by SpinCo or a SpinCo Group member and arrives to work in accordance with this Section 2.1(b). To the extent that a SpinCo LTD Employee in the United States is on short-term disability leave as of the Distribution Effective

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Time and subsequently becomes entitled to long-term disability benefits as a result of such disability (without having returned to work), such long-term disability benefits will be provided under the applicable Citrix Plan. Periodically following the Distribution Effective Time, Citrix shall calculate the cost of the compensation, benefits and other employment-related costs actually incurred by Citrix Group members in employing such SpinCo LTD Employees following the Distribution Effective Time (other than severance or other termination benefits and the costs of providing disability insurance coverage) and shall provide SpinCo with notice and reasonable documentation of such amount following SpinCo’s receipt of such notice, SpinCo shall reimburse such amount to Citrix. SpinCo LTD Employees shall be considered Citrix Employees unless and until either (a) their employment is terminated by the applicable Citrix Group member or (b) they return to active work and are hired by SpinCo or a SpinCo Group member pursuant to this Section 2.1(b).

(c) In the event that either Party reasonably determines following the Distribution Effective Time that any individual employed outside the United States who is not a SpinCo Employee has inadvertently become employed by a member of the SpinCo Group (due to the operation of transfer of undertakings or similar law or regulation), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individuals to be promptly transferred to a member of the Citrix Group, and Citrix shall reimburse the members of the SpinCo Group for all compensation, benefits and other employment-related costs incurred by SpinCo Group members in employing such individuals.

(d) To the extent contractual or legal severance or other termination benefit becomes payable as a result of the transfers of employment described in Sections 2.1(a), (b) or (c), Citrix shall be responsible for the payment of such severance or termination benefit. LogMeIn shall be responsible for the payment of any severance or termination benefit incurred as a result of other employment terminations, transfers or other actions with respect to SpinCo Employees which are not undertaken in connection with the Internal Reorganization but which are either (1) undertaken by Citrix at the request of LogMeIn or (2) occurring upon or following the Distribution Effective Time.

(e) With respect to any employment agreements with SpinCo Employees that are not with SpinCo or a SpinCo Group member or which do not transfer to a SpinCo Group member by operation of applicable Law, the Parties shall use reasonable best efforts to assign the applicable Contract to a member of the SpinCo Group in the applicable jurisdiction (or such other SpinCo Group member as is designated by LogMeIn) and SpinCo shall, or shall cause a member of the SpinCo Group to, assume and perform such employment agreements. Prior to the Distribution Effective Time, Citrix shall use reasonable best efforts to cause each SpinCo Employee to enter into a new confidentiality, assignment and restrictive covenant agreement comparable to their current such agreements but with respect to the SpinCo Business, the beneficiary of which shall be SpinCo or a SpinCo Group member. To the extent that any SpinCo Employee does not enter into such a new confidentiality, assignment and restrictive covenant agreement, Citrix shall cause all rights and benefits of Citrix and any Citrix Group member under any confidentiality, assignment and restrictive covenant agreement with such SpinCo Employee to be assigned to the SpinCo or a SpinCo Group member, but only to the extent such rights and benefits relate to the SpinCo Business.

(f) With respect to any independent contractor agreements with SpinCo Contractors that are not with SpinCo or a SpinCo Group member, the Parties shall use reasonable best efforts to assign the applicable Contract to a member of the SpinCo Group in the applicable jurisdiction (or such other SpinCo Group member as is designated by LogMeIn) and SpinCo shall,

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or shall cause a member of the SpinCo Group to, assume and perform such independent contractor agreements. Prior to the Distribution Effective Time, Citrix shall cause all rights and benefits of Citrix and any Citrix Group member under any confidentiality, assignment and restrictive covenant agreement with a SpinCo Contractor to be assigned to SpinCo or a SpinCo Group member, but only to the extent such rights and benefits relate to the SpinCo Business. To the extent that any SpinCo Contractor is not party to any confidentiality, assignment and restrictive covenant agreement with Citrix or any Citrix Group member, Citrix shall use reasonable best efforts to cause each such SpinCo Contractor to enter into a confidentiality, assignment and restrictive covenant agreement, the beneficiary of which shall be SpinCo or a SpinCo Group member.

(g) LogMeIn, SpinCo Group and SpinCo shall, or shall cause a member of the SpinCo Group to, provide each SpinCo Employee who incurs a termination of employment during the twelve (12) month period following the Distribution Effective Time with severance payments and severance benefits that are the same as the severance payments and severance benefits provided to similarly situated employees of LogMeIn under the LogMeIn Plans.

Section 2.2 Assumption and Retention of Liabilities. Citrix and SpinCo agree that (A) employment-related Liabilities not otherwise allocated herein and associated with (1) Citrix Participants and (2) SpinCo Participants (to the extent incurred prior to or on the date of the Distribution Effective Time and not incurred under a SpinCo Plan) are to be retained or assumed by Citrix or a Citrix Group member and (B) employment-related Liabilities not otherwise allocated herein and that are (1) associated with SpinCo Participants and incurred following the date of the Distribution Effective Time or (2) are incurred under a SpinCo Plan (for the avoidance of doubt, excluding any such Liabilities associated with individuals who are not current SpinCo Employees or SpinCo LTD Employees as of Distribution Effective Time) are to be assumed by SpinCo or a SpinCo Group member, in each case, except as specifically set forth herein. For purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (x) medical, vision, dental and/or prescription drug benefits (excluding hospital expenses), upon provision of the services, materials or supplies comprising any such benefits, (y) hospital expenses upon the date of admission and (z) short-term and long-term disability, life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness, injury or accident giving rise to such benefits.

Section 2.3 SpinCo Participation in the Citrix Plans; Citrix Participation in SpinCo Plans. Effective as of the day following the Distribution Effective Time, SpinCo and each SpinCo Group member shall cease to be participating companies in each Citrix Plan, and Citrix and SpinCo shall take all necessary action before the Distribution Effective Time to effectuate such cessation as a participating company. To the extent the terms of a Citrix Plan (or the terms of any service provider with respect to a Citrix Plan) provide for continued coverage for a period of time following the Distribution Effective Time, such continued coverage shall not violate this Section 2.3. Effective as of the Distribution Effective Time, Citrix shall cause all employees and other individual services providers of Citrix who are not SpinCo Employees to cease participating in, and to have no further rights under, the SpinCo Plans. In the event of any conflict between the provisions of this Section 2.3 and those of the Separation Agreement or any other Transaction Agreement, the provisions of this Section 2.3 shall govern.

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Section 2.4 Sponsorship of the SpinCo Plans; Transfer of SpinCo Plan Assets. As of the Distribution Effective Time, Citrix and SpinCo shall have taken such actions (if any) as are required to cause (a) LogMeIn, SpinCo or a SpinCo Group member to assume sole sponsorship of, and all Liabilities with respect to, each SpinCo Plan and (b) all assets of any SpinCo Plan to be transferred to LogMeIn or a SpinCo Group member in the applicable jurisdiction.

Section 2.5 Coordination with Merger Agreement. The provisions of this Agreement shall not be deemed to modify the obligations of the Parties set forth in the Merger Agreement with respect to labor, employment, compensation, and related matters, including, without limitation, those set forth in Section 3.04 and Section 7.14 thereof.

Section 2.6 Reimbursements. From time to time after the Distribution Effective Time, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are made, pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

Section 2.7 Labor Relations. To the extent required by applicable Law or any agreement with a labor union, works council, or similar employee organization representing any SpinCo Employee, the Parties shall cooperate to provide notice, engage in consultation, and take any similar action which may be required on its part in connection with the Distribution. Notwithstanding the foregoing, Citrix shall, and shall cause any Citrix Group member to, comply in all material respects with all applicable Laws and the terms of any agreement with a labor union, works council or similar employee organization representing any SpinCo Employee, including all notification and/or consultation requirements, necessary in connection with the Distribution with respect to SpinCo Employees in accordance with applicable Law.

ARTICLE III

DEFINED CONTRIBUTION AND NON-QUALIFIED DEFERRED COMPENSATION PLANS

Section 3.1 401(k) Plan. Citrix shall cause each SpinCo Employee to become fully vested as of the Distribution Effective Time in the SpinCo Employee’s account under the Citrix Defined Contribution Plan, including with respect to any employer contributions to such plan for the period occurring prior to the Distribution Effective Time (which such contributions Citrix shall cause to be made as soon as reasonably practicable following the Distribution Effective Time). Citrix shall (i) cause the Citrix Defined Contribution Plan to permit, if elected by a SpinCo Employee, the rollover of such SpinCo Employee’s account balance (including loans), to the LogMeIn 401(k) Plan, to extent permitted by law, and (ii) to the extent any SpinCo Employee has a loan outstanding as of the Distribution Effective Time under the Citrix Defined Contribution Plan, cause such loan to remain outstanding (and not go into default) until the first to occur of the end of the first full calendar quarter following the Distribution Effective Time or the earlier rollover of the SpinCo Employee’s account balance and loan note to the LogMeIn 401(k) Plan.

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ARTICLE IV

HEALTH AND WELFARE PLANS; PAYROLL; COBRA AND VACATION

Section 4.1 Cessation of Participation in Citrix Health and Welfare Plans. As of the day following the date of the Distribution Effective Time, SpinCo Employees shall cease to participate in the Citrix Health and Welfare Plans (subject to the last sentence of Section 2.3). LogMeIn shall cause SpinCo Participants who participate in Citrix Health and Welfare Plans immediately before the Distribution Effective Time to be automatically enrolled or offered participation, as of the Distribution Effective Time, in LogMeIn Health and Welfare Plans corresponding to the Citrix Health and Welfare Plans in which the SpinCo Participants participated immediately before the Distribution Effective Time or in which similarly situated employees of LogMeIn participate; provided, that for SpinCo Employees employed primarily in (or, in the case of any expatriate SpinCo Employee, whose home country is) the United States, or as may be required under applicable Law for SpinCo Employees employed primarily outside of the United States, such LogMeIn Health and Welfare Plans shall be substantially similar to the Citrix Health and Welfare Plans in which such SpinCo Participants participated immediately prior to the Distribution Effective Time.

Section 4.2 Allocation of Health and Welfare Plan Liabilities. All outstanding Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of SpinCo Participants under the Citrix Health and Welfare Plans on or before date of the Distribution Effective Time shall be retained by Citrix.

Section 4.3 Flexible Spending Plan Treatment. Prior to the Distribution Effective Time, LogMeIn shall establish or designate a dependent care spending account and a medical care spending account (the “LogMeIn FSAs”). The Parties shall take all steps reasonably necessary or appropriate so that the account balances (positive or negative) under the Citrix FSAs of each SpinCo Employee who has elected to participate therein in the year in which the Distribution Effective Time occurs shall be transferred on, or as soon as practicable after, the Distribution Effective Time from the Citrix FSAs to the corresponding LogMeIn FSAs. The LogMeIn FSAs shall assume responsibility as of the Distribution Effective Time for all outstanding dependent care and medical care claims under the Citrix FSAs of each SpinCo Employee for the year in which the Distribution Effective Time occurs and shall assume the rights of and agree to perform the obligations of the analogous Citrix FSA from and after the day following the date of the Distribution Effective Time. The Parties shall cooperate to provide that the contribution elections of each such SpinCo Employee as in effect immediately before the Distribution Effective Time remain in effect under the LogMeIn FSAs following the Distribution Effective Time. As soon as practicable after the Distribution Effective Time, Citrix shall transfer to SpinCo an amount equal to the total contributions made to the Citrix FSAs by SpinCo Employees in respect of the plan year in which the Distribution Effective Time occurs, reduced by an amount equal to the total claims already paid to SpinCo in respect of such plan year. From and after the Distribution Effective Time, Citrix shall (subject to applicable Law) provide SpinCo with such information such entity may reasonably request to enable it to verify any claims information pertaining to a Citrix FSA.

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Section 4.4 Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by SpinCo Employees that result from an accident or from an occupational disease which is incurred before or on the date of the Distribution Effective Time shall be retained by Citrix. SpinCo and each SpinCo Group member shall be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a SpinCo Employee that results from an accident or from an occupational disease which is incurred after the date of the Distribution Effective Time. A claim for workers compensation benefits shall be deemed to be incurred when the event giving rise to the claim (the “Workers Compensation Event”) occurs. If the Workers Compensation Event occurs over a period both preceding and following the date of the Distribution Effective Time, the claim shall be, to the extent not covered by insurance, the joint responsibility of LogMeIn and Citrix (allocated as appropriate between LogMeIn and Citrix based upon the relative periods of time that the Workers Compensation Event transpired preceding and following the Distribution Effective Time). The Parties shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and contracts governing the handling of claims.

Section 4.5 COBRA and HIPAA. Citrix or the applicable Citrix Group member shall remain responsible for all Liabilities incurred pursuant to COBRA and for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Citrix Health and Welfare Plans with respect to COBRA qualifying events occurring on or before the date of the Distribution Effective Time. SpinCo, LogMeIn or an applicable Affiliate shall be responsible for all Liabilities incurred pursuant to COBRA and for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo Health and Welfare Plans with respect to SpinCo Participants who incur a COBRA qualifying event at any time after the date of the Distribution Effective Time.

Section 4.6 Vacation and Paid Time Off. As of the Distribution Effective Time, the applicable SpinCo Group member shall credit each SpinCo Employee with the unused vacation days and personal and sickness days that such individual has accrued immediately prior to the Distribution Effective Time, to the extent included as a SpinCo Current Liability in SpinCo Working Capital (as such terms are defined in the Merger Agreement), in accordance with the vacation and personnel policies applicable to such employee immediately prior to the Distribution Effective Time (unless such vacation and paid time off is required under applicable Law to be paid out to the SpinCo Employee in connection with the Distribution and the transactions contemplated hereby, in which case such payment shall be made by Citrix as of or prior to the Distribution Effective Time).

Section 4.7 Payroll. On the applicable Citrix Group member’s first ordinary payroll date occurring on or after the Distribution Effective Time, Citrix shall cause to be paid to all SpinCo Employees all unpaid wages and other compensation earned or accrued through the Distribution Effective Time, including the amounts required to be paid under Sections 5.1 through 5.3.

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ARTICLE V

INCENTIVE COMPENSATION AND EQUITY COMPENSATION

Section 5.1 Incentive Plans. At the Distribution Effective Time, the participation by each SpinCo Employee in any cash bonus plan of Citrix or a Citrix Group Member shall end, and Citrix shall pay to each such SpinCo Employee a prorated cash bonus under any cash bonus plan of Citrix or a Citrix Group Member, as determined in good faith by Citrix in a manner consistent with past practices and based on the target level of performance (without regard to any requirement for continued employment following the Distribution Effective Time). The participation by any SpinCo Employee in a sales plan of Citrix or a Citrix Group Member shall end as of the Distribution Effective Time, and Citrix shall pay to each such SpinCo Employee the applicable commission under such sales plan for any transactions that have closed prior to the Distribution Effective Time, provided and only to the extent that such SpinCo Employee would have been entitled to receive such commission pursuant to the terms of such sales plan if the Distribution Effective Time had not occurred.

Section 5.2 Awards under the Citrix Equity-Based Plans. Awards outstanding under the Citrix Equity-Based Plans and held by SpinCo Employees as of the Distribution Effective Time shall be treated in the manner set forth in Section 3.04 of the Merger Agreement.

Section 5.3 Citrix ESPP. As of the Distribution Effective Time, the participation of SpinCo Employees in the Citrix ESPP shall terminate and the SpinCo Employees shall receive a lump sum payment from Citrix in respect of their payroll deductions not previously used to purchase Citrix Common Stock in accordance with the terms of the Citrix ESPP.

ARTICLE VI

NON-U.S. EMPLOYEES

Section 6.1 Special Provisions for Employees Outside of the United States. The Appendices to this Agreement set forth the additional and/or different agreements of the Parties with respect to compensation, benefits, employees, and related matters outside of the United States. From and after the date hereof, the Parties agree to reasonably cooperate to effect the provisions of this Agreement with respect to employees and employee-related matters outside of the United States. Prior to the Distribution Effective Time, Citrix shall complete such schedules in good faith, and otherwise consistent with the principles of this Agreement subject to the approval of LogMeIn, which approval shall not be unreasonably withheld. To the extent required by applicable Law, SpinCo, a member of the SpinCo Group or LogMeIn, as appropriate, shall become a party to the applicable collective bargaining, works council, or similar arrangements with respect to SpinCo Employees outside the United States and shall comply with obligations thereunder from and after the Distribution Effective Time.

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ARTICLE VII

GENERAL AND ADMINISTRATIVE

Section 7.1 Sharing of Participant Information. To the maximum extent permitted under applicable Law, Citrix and SpinCo shall share, and shall cause each member of its respective Group to reasonably cooperate with the other Party hereto to (i) share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Citrix Plans and the SpinCo Plans, (ii) facilitate the transactions and activities contemplated by this Agreement and (iii) resolve any and all employment-related claims regarding SpinCo Employees. SpinCo and its respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the Citrix Group, to the extent reasonably necessary for such administration. Citrix Group members shall be entitled to retain copies of all SpinCo Records relating to the subjects of this Agreement in the custody of the Citrix Group, subject to the terms of the Separation Agreement and applicable Law.

Section 7.2 No Third Party Beneficiaries. No provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of Citrix, a Citrix Group member, SpinCo, or a SpinCo Group member under this Agreement, the Separation Agreement, any Citrix Plan or SpinCo Plan or otherwise. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude SpinCo or any SpinCo Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any SpinCo Plan, any benefit under any SpinCo Plan or any trust, insurance policy, or funding vehicle related to any SpinCo Plan (in each case in accordance with the terms of the applicable arrangement); except as expressly provided in this Agreement, nothing in this Agreement shall preclude Citrix or any Citrix Group member, at any time after the Distribution Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Citrix Plan, any benefit under any Citrix Plan or any trust, insurance policy, or funding vehicle related to any Citrix Plan (in each case in accordance with the terms of the applicable arrangement); and except as expressly provided in this Agreement, nothing in this Agreement shall preclude LogMeIn from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any LogMeIn Plan, any benefit under any LogMeIn Plan or any trust, insurance policy, or funding vehicle related to any LogMeIn Plan (in each case in accordance with the terms of the applicable arrangement).

Section 7.3 Audit Rights with Respect to Information Provided. Each of Citrix and SpinCo, and their duly authorized representatives, shall have the right to conduct reasonable audits with respect to all information provided to it by the other Party pursuant to this Agreement. The Parties shall cooperate to determine the procedures and guidelines for conducting audits under this Section 7.3, which shall require reasonable advance notice by the auditing Party. The auditing Party shall have the right to make copies of any records at its expense, subject to applicable Law.

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Section 7.4 Fiduciary Matters. Citrix and SpinCo each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 7.5 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), Citrix and SpinCo shall use commercially reasonable efforts to obtain such consent, and if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Citrix and SpinCo shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

Section 7.6 Taxes. Citrix shall cause to be timely withheld and remitted to the applicable Governmental Authority all Taxes (including employer payroll Taxes) required to be withheld or remitted in respect of any compensation paid by any Citrix Group member to a SpinCo Employee on or after the date of the Distribution Effective Time (“Citrix Post-Closing Compensation”). Citrix shall reimburse SpinCo (or its designee) for any Taxes any SpinCo Group member is required to pay or withhold with respect to any Citrix Post-Closing Compensation, following receipt by Citrix of SpinCo’s request for such payment and evidence reasonably satisfactory to Citrix of the payment of such Taxes by a SpinCo Group Member. In the event of any conflict between the provisions of this Section 7.6 and those of the Tax Matters Agreement, the provisions of this Section 7.6 shall govern.

Section 7.7 Sponsored Employees. The Parties shall, and shall cause their respective members, to cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored Employee to work with SpinCo or a SpinCo Group member, including but not limited to, petitioning the applicable Governmental Authorities for the transfer of each Sponsored Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to SpinCo or any SpinCo Group member. Citrix agrees to promptly pay all costs and expenses related to the obtainment of work authorization of such Sponsored Employee (as well as any spouse or dependent thereof, as applicable) that are incurred in connection with the Internal Reorganization. LogMeIn agrees to promptly pay such costs and expenses that are otherwise incurred in connection with the Separation, Distribution or Merger. In the event that it is not legally permissible for a Sponsored Employee to continue work with SpinCo, or a SpinCo Group member, as applicable, following the Distribution Effective Time, such Sponsored Employee shall be treated as a SpinCo LTD Employee hereunder and the parties shall reasonably cooperate to provide for the services of such Sponsored Employee to be made available exclusively to the SpinCo Group under an employee secondment or similar arrangement under which a SpinCo

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Group member shall be responsible for the actual costs incurred by the Citrix Group for such individual’s compensation and benefits during the period of such secondment or similar arrangement (except to the extent such costs are otherwise allocated to a Citrix Group member hereunder) until the applicable visa or work permit is obtained (for the avoidance of doubt, and pursuant Section 2.1(b) such period shall not last longer than six (6) months); provided, however, that the Parties shall continue to use their commercially reasonable efforts to obtain the applicable visa or work permit.

ARTICLE VIII

DISPUTE RESOLUTION

Section 8.1 General. The provisions of Article VII of the Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies, or claims (whether arising in contract, tort, or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Complete Agreement; Construction. This Agreement, together with the Separation Agreement and the other Transaction Agreements, constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. If there is a conflict between any provision of this Agreement and a provision in any of the other Transaction Agreements (other than Section 3.04 and Section 7.14 of the Merger Agreement), the provision of this Agreement shall control unless (i) with respect to any Ancillary Agreement other than the Tax Matters Agreement, as specifically provided otherwise in this Agreement or in such other Ancillary Agreement, or (ii) with respect to the Tax Matters Agreement, the provision relates to matters addressed by the Tax Matters Agreement, in which case the Tax Matters Agreement shall control except to the extent expressly provided in Section 7.6. If there is a conflict between any provision of this Agreement and a provision in Sections 3.04 or 7.14 of the Merger Agreement, the provision of the Merger Agreement shall control. Neither this Agreement nor any Ancillary Agreement shall govern Tax matters (including any administrative, procedural, and related matters thereto, “Tax Matters”), except to the extent expressly provided herein (in Section 7.6) or therein.

Section 9.2 Transaction Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Merger Agreement or the Ancillary Agreements.

Section 9.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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Section 9.4 Survival of Agreements. Except as otherwise contemplated by this Agreement or any Transaction Agreement, all covenants and agreements of the Parties contained in this Agreement and each Transaction Agreement shall survive the Distribution Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 9.5 Expenses. Except as otherwise provided in this Agreement, the Separation Agreement, or any other Transaction Agreement, each party hereto shall be responsible for the fees and expenses of the Parties as provided in Section 9.03 of the Merger Agreement.

Section 9.6 Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by a nationally recognized overnight courier service, or by facsimile or email (with a confirmatory copy sent by a nationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.6):

If to Citrix, or to SpinCo prior to the Distribution Effective Time:

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Facsimile:        (954) 267-3101

Attention:        General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, MA 02116

Facsimile:        (617) 573-4822

Attention:        Margaret A. Brown

If to LogMeIn, or to SpinCo after the Distribution Effective Time:

LOGMEIN, INC.

320 Summer Street

Boston, MA 02210

Facsimile:        (781) 437-1820

Attention:        Chief Financial Officer

        General Counsel

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with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile:        (617) 948-6001

Attention:        John H. Chory

    Bradley C. Faris

Any notice to Citrix shall be deemed notice to all members of the Citrix Group, and any notice to SpinCo shall be deemed notice to all members of the SpinCo Group.

Section 9.7 Amendment and Waivers.

(a) This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 9.7(b).

(b) Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other Parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

Section 9.8 Termination. This Agreement shall terminate without further action at any time before the Distribution Effective Time upon termination of the Merger Agreement. If terminated, no party hereto shall have any Liability of any kind to the other parties or any other Person on account of this Agreement, except as provided in the Merger Agreement.

Section 9.9 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Party by operation of Law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of the other Parties). Any attempted assignment that is not in accordance with this Section 9.9 shall be null and void.

Section 9.10 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of, and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

Section 9.11 Payment Terms.

(a) Except as otherwise expressly provided to the contrary in this Agreement or in any Transaction Agreement, any amount to be paid or reimbursed by a Party (where applicable, or a member of such Party’s Group) to the other Party (where applicable, or a member of such other Party’s Group) under this Agreement shall be paid or reimbursed hereunder within sixty (60)

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days after presentation of an invoice or a written demand therefor, in either case setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Except as set forth in Article V of the Separation Agreement or as expressly provided to the contrary in this Agreement or in any Transaction Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within sixty (60) days of such bill, invoice, or other demand) shall bear interest at a rate per annum equal to the Prime Rate, from time to time in effect, plus two percent (2%), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(c) Without the consent of the party receiving any payment under this Agreement specifying otherwise, all payments to be made by either Citrix or SpinCo under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 pm, Eastern time, on the day before the relevant date, or in The Wall Street Journal, Eastern Edition, on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any Indemnity Payment required to be made hereunder or under any Transaction Agreement may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Indemnifying Party.

Section 9.12 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any Person that becomes a Subsidiary of such Party at or after the Distribution Effective Time, in each case to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 9.13 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Subject to the prior written consent of the other Parties, each Party shall be entitled to update the Schedules from and after the date hereof until the Distribution Effective Time.

Section 9.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that might lead to the application of Laws other than the Laws of the State of Delaware. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 9.6; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with

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respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 9.15 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.16 Specific Performance. The Parties acknowledge and agree that the Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by monetary damages alone and that the Parties would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity (including monetary damages), such Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. For the avoidance of doubt, LogMeIn shall, during the term of this Agreement, have the right to enforce specifically the obligations of Citrix and SpinCo set forth herein. The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

Section 9.17 Severability. If any term or other provision (or part thereof) of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions (or parts thereof) of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

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Section 9.18 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 9.19 No Duplication; No Double Recovery. Nothing in this Agreement or any Transaction Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation, or recovery with respect to any matter arising out of the same facts and circumstances.

Section 9.20 No Admission of Liability. The allocation of Assets and Liabilities herein (including on the Schedules hereto) is solely for the purpose of allocating such Assets and Liabilities between Citrix and SpinCo and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à-vis any Third Party, including with respect to the Liabilities of any non-wholly owned subsidiary of Citrix or SpinCo.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CITRIX SYSTEMS, INC.

By:
Name:	David J. Henshall
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

GETGO, INC.

By:
Name:	Antonio G. Gomes
Title:	Secretary

LOGMEIN, INC.

By:
Name:	William R. Wagner
Title:	President and Chief Executive Officer

EXHIBIT A

EXHIBIT D

FORM OF TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is effective as of immediately prior to the Distribution Effective Time (the “Effective Date”), by and between Citrix Systems, Inc., a Delaware corporation (“Citrix”), and GetGo, Inc., a Delaware corporation (“SpinCo”). “Party” or “Parties” means Citrix or SpinCo, individually or collectively, as the case may be. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Separation Agreement (as defined below).

RECITALS

WHEREAS, Citrix, SpinCo and LogMeIn, Inc., a Delaware corporation (“LogMeIn”), have entered into a Separation Agreement, dated as of July 26 (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”), pursuant to which Citrix has agreed to separate (the “Separation”) the SpinCo Business from the remaining business of Citrix and its Subsidiaries;

WHEREAS, pursuant to the Separation Agreement, Citrix has agreed to Transfer, or to cause the other members of its Group to Transfer, to the members of the SpinCo Group certain of the Assets owned or held by Citrix and the other members of its Group to conduct the SpinCo Business, and to assign certain Liabilities associated with the SpinCo Business to the SpinCo Group, and the members of the SpinCo Group have agreed to accept such Assets and Assume such Liabilities;

WHEREAS, to implement the Separation, following the reorganization of the SpinCo Business and upon the terms and conditions set forth in the Separation Agreement, Citrix has agreed to distribute all of the shares of SpinCo Common Stock to Citrix stockholders, whether by way of the One-Step Spin-Off or the Exchange Offer (followed by any Clean-Up Spin-Off, if necessary) (the “Distribution”);

WHEREAS, Citrix, SpinCo, LogMeIn and Lithium Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of LogMeIn (“Merger Partner Sub”), have entered into an Agreement and Plan of Merger, dated as of July 26 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, immediately following the Distribution, Merger Partner Sub shall merge with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock shall be converted into the right to receive shares of common stock of LogMeIn, par value $0.01 per share, on the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation Agreement and the Merger Agreement, the Parties desire that Citrix provide certain services to SpinCo, and SpinCo provide certain services to Citrix, in each case on the terms and conditions set forth herein (in any instance, the Party providing services hereunder being referred to as the “Service Provider” and the Party receiving services hereunder being referred to as the “Service Recipient”);

NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Services	Section 2.1.3
Agreement	Preamble
Citrix	Preamble
Damages	Section 9.4.1
Dispute	Section 4.4
Distribution	Recitals
Effective Date	Preamble
Expenses	Section 6.2
Fees	Section 6.1
Force Majeure Event	Section 7.1
Indemnified Party	Section 9.4.3
Indemnifying Party	Section 9.4.3
Joint Transition Steering Committee	Section 4.3
LogMeIn	Recitals
Merger	Recitals
Merger Agreement	Recitals
Merger Partner Sub	Recitals
New Data	Section 5.2
Other Intellectual Property	Section 3.5
Party or Parties	Preamble
Required Consents	Section 3.4
Security Regulations	Section 5.3.1
Separation	Recitals
Separation Agreement	Recitals
Service Commencement Date	Section 8.1.1
Service Leads	Section 4.1
Service Performance Period	Section 8.1.1
Service Provider	Recitals
Service Recipient	Recitals
Service Taxes	Section 6.5
Service Termination Date	Section 8.1.1
Services	Section 2.1.4
Services Schedules	Section 2.1.2

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SpinCo	Preamble
Subcontractors	Section 2.9
Systems	Section 5.3.1
Tax Matters	Section 10.5
Third Party Intellectual Property	Section 3.5
Transition Leads	Section 4.2
Transition Services	Section 2.1.2

References in this Agreement to “Citrix” shall also be deemed to refer to applicable members of the Citrix Group, references to “SpinCo” shall also be deemed to refer to applicable members of the SpinCo Group, and in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Citrix or SpinCo shall be deemed to require, Citrix or SpinCo, as the case may be, to cause the applicable members of the Citrix Group or the SpinCo Group, respectively, to take or refrain from taking any such action.

ARTICLE 2

PROVISION OF THE SERVICES

2.1 Description of the Services. The Service Provider shall provide, or cause to be provided, Transition Services (as defined below) and Additional Services (as defined below) in support of the SpinCo Business or the Citrix Business, as applicable. The Service Recipient shall use its commercially reasonable efforts to provide such assistance and resources as are required to receive the Services from the Service Provider, including without limitation the purchase of any software and hardware assets required to receive the Services, in accordance with the terms and conditions of this Agreement, provided that the Parties shall bear equally the costs and expenses incurred in connection with acquiring any such assets. The Service Provider shall be relieved of its obligations hereunder to the extent that (a) the Service Recipient fails to provide the assistance or resources referred to in the previous sentence, (b) such failure renders performance by the Service Provider of its obligations hereunder unlawful or (in the Service Provider’s reasonable determination) impracticable and (c) such failure (i) if reasonably capable of being cured, is not cured by the Service Recipient within thirty (30) days following written notice to the Service Recipient by the Service Provider of any such purported failure (it being understood and agreed that the Service Provider shall be relieved of its obligations hereunder during any such cure period), or (ii) is not reasonably capable of being cured. Notwithstanding any provision herein to the contrary, no Services provided under this Agreement shall include, or shall be construed as constituting, accounting, legal or Tax advice or shall create any fiduciary obligations on the part of the Service Provider or any of its Affiliates to any Person, including to the Service Recipient or any of its Affiliates, or to any plan trustee or any customer of any of them.

2.1.1 Recent Historical Practice. As used herein, “Recent Historical Practice” shall mean the performance of services for the SpinCo Business or Citrix Business, as applicable, of the nature and at the level, volume and frequency of such services or similar services, in each case during the twelve (12) months immediately prior to the date hereof, taking into account, where applicable, any inherent and material differences resulting from the Service Provider providing services outside of its organization.

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2.1.2 Transition Services. The Service Provider or its designee shall provide the services (“Transition Services”) specified in Schedule I (with respect to Services to be provided by Citrix to SpinCo) or Schedule II (with respect to Services to be provided by SpinCo to Citrix) (such schedules, the “Services Schedules”), as applicable, in accordance with the terms and conditions for such Transition Services set forth in the applicable Services Schedule or as otherwise set forth in this Agreement.

2.1.3 Additional Services. The Service Recipient may request additional services to the extent such services reasonably relate to the transition of the SpinCo Business to SpinCo or the separation of the SpinCo Business from Citrix, as applicable (“Additional Services”); provided, however, that Additional Services shall be limited solely to services that were performed pursuant to Recent Historical Practice and that are reasonably necessary for the conduct of the SpinCo Business or the Citrix Business, as applicable, after the Distribution Effective Time, unless otherwise expressly agreed to by the Service Provider. Upon receipt of any such request, (a) if receipt of such request occurs within ninety (90) days after the date hereof, the Service Provider shall use its commercially reasonable efforts to provide any such Additional Services, and (b) if receipt of such request occurs more than ninety (90) days after the date hereof, the Service Provider shall determine in its sole discretion whether to provide such Additional Services. If the Service Provider provides such Additional Services in accordance with the preceding sentence, the Parties shall: (x) negotiate in good faith the terms of the provision of such Additional Services, including the Fees for such Additional Services and the duration of such Additional Services, provided that the Fees shall, during the first six (6) months after the Effective Date, be equal to the Service Provider’s actual direct cost to provide the Additional Services, plus five percent (5%), and thereafter shall be equal to the Service Provider’s actual direct cost to provide the Additional Services, plus ten percent (10%); and (y) document the terms of such Additional Services in an addendum to the applicable Services Schedule.

2.1.4 Scope of Services. For the avoidance of doubt, when used in this Agreement, reference to “Services” as between a given Service Provider and Service Recipient shall include all of the services set forth on the applicable Services Schedule (including in any addenda thereto). All of the Services shall be for the sole use and benefit of the Service Recipient.

2.2 Performance Standards. The Service Provider shall perform the Services in a commercially reasonable manner (including as to timing, efficiency and workmanship) and in accordance with the standards, specifications and service levels and the acceptance criteria, if any, set forth in the applicable Services Schedule. Without limiting the generality of the foregoing, the Services shall be provided at the same general level of service, with the same degree of care, with response times and in a manner as would reasonably and ordinarily be expected from a Person complying with applicable Law engaged in the same type of undertaking under the same or similar circumstances and conditions, unless a higher standard for any particular Service is required by the applicable Services Schedule. The Service Recipient acknowledges and agrees that in rendering Services hereunder, the Service Provider may be using and relying upon, without any independent investigation or verification thereof, information that is or will be furnished to the Service Provider by or on behalf of the Service Recipient, and the Service Provider will not in any respect be responsible for the accuracy or

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completeness of any of the foregoing kinds of information, except as otherwise set forth in the Services Schedules. To the extent the Service Recipient shall provide any instruction with respect to the performance of a particular Service in writing to the Service Provider, the Service Provider shall be entitled to rely on such written instruction without liability hereunder to the extent directly arising or resulting from its performance of such Service in accordance with such instruction, except in the case of the Service Provider’s (or its Subcontractors’) gross negligence, fraud or willful misconduct.

2.3 Expansion of Services; Service Conflicts. Except as expressly provided herein, the Service Provider shall not be required to provide any Service (a) to the extent such Service was not provided in support of the SpinCo Business or the Citrix Business, as applicable, pursuant to Recent Historical Practice, or (b) at a level, volume or frequency greater than the level, volume or frequency of such Service as used by the SpinCo Business or the Citrix Business, as applicable, pursuant to Recent Historical Practice. If the Service Recipient requests that any Service be provided at a greater level, volume or frequency than the level, volume or frequency of such Service (or analogous services) as used by the SpinCo Business or the Citrix Business, as applicable, pursuant to Recent Historical Practice, and such requested greater level, volume or frequency results from the Service Recipient’s operation of its business in the ordinary course and not from any acquisition, purchase, merger or other business combination by the Service Recipient, then the Service Provider shall use commercially reasonable efforts to provide such Service at such greater level, volume or frequency, except (i) to the extent that the Service Provider does not have adequate resources to provide such Service at such greater level, volume or frequency or (ii) if the provision of such Service at such greater level, volume or frequency would, in the Service Provider’s reasonable determination, unduly burden or disrupt the operation of the Service Provider’s business. The Fees for any Service shall be adjusted upward solely to the extent of the amount that the Service Provider’s actual direct cost of providing such Service at any greater level, volume or frequency increases. If there is a conflict between the immediate needs of Parties as to the use of or access to a particular Service, which conflict cannot reasonably be avoided, the Service Provider shall, in its reasonable discretion, establish reasonable priorities as between the Parties, provided that such priorities do not unduly burden or disrupt the operation of the Service Recipient’s business. The Service Provider shall provide notice to the Service Recipient as promptly as reasonably practicable prior to the establishment of such priorities.

2.4 Temporary Suspension; Modification or Termination of Services. The Service Provider shall have the right from time to time to shut down or temporarily suspend the operation of any systems or facilities necessary for the provision of any Service for modification, upgrade, maintenance or replacement or for legal, compliance or security purposes, whenever in its reasonable judgment such action is necessary, and shall be relieved of its obligations to provide Services during such shut-down or suspension. The Service Provider shall provide advance notice of any such scheduled shut-downs or suspensions and use reasonable efforts to provide advance notice of any other shut-down or suspension, and shall use commercially reasonable efforts to minimize disruption to the operation of the SpinCo Business or the Citrix Business, as applicable, in connection with any such shut-down or suspension.

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2.5 Significant Service or System Changes. The Service Provider shall have the right, at its expense, to upgrade or replace its systems through which Services are provided to the Service Recipient as part of any upgrade or replacement made generally to the Service Provider’s shared systems. The Service Provider shall notify the Service Recipient in writing reasonably in advance of any such upgrade or replacement (other than routine software upgrades). In the event the Service Provider determines to upgrade or replace any of its systems through which Services are provided to the Service Recipient hereunder, then, any additional or incremental costs or expenses shall be borne by the Service Provider, including costs and expenses to the extent incurred in connection with such upgrade or replacement as a result of the need to purchase additional capacity to accommodate the SpinCo Business or the Citrix Business, as applicable, incremental license or similar fees required to be paid to Third Parties or installation of security hardware and software items necessary to enable the Service Provider to use such systems to provide Services to the Service Recipient hereunder.

2.6 Compliance with Laws. The Service Provider shall not be required to provide Services which violate any applicable Laws in connection with its performance of the Services.

2.7 Acknowledgment and Agreement. The Service Recipient acknowledges that the Services provided hereunder are transitional in nature and are furnished by the Service Provider solely in connection with the transactions contemplated by the Separation Agreement and the Merger Agreement. The Service Recipient acknowledges that the Service Provider is not in the business of providing the Services to Third Parties and that neither Party has any long-term interest in the Service Provider continuing the provision of any or all of the Services. The Service Recipient shall: (a) promptly (and in any event within sixty (60) days) following the Effective Date, provide to the Service Provider a plan and timeline, in form and detail reasonably satisfactory to the Service Provider, for the migration to the Service Recipient or Third Party suppliers of each of the Services, and (b) as promptly as practicable after the Effective Date, migrate the provision of each Service from the Service Provider to the Service Recipient or a Third Party supplier. Nothing in this Section 2.7 shall be deemed to extend any Service Termination Date in any manner.

2.8 Limitations on Services. The Service Recipient acknowledges that the Service Provider is agreeing to provide Services in order to facilitate the Service Recipient’s operation of the SpinCo Business or the Citrix Business, as applicable, as described in the Separation Agreement and the Merger Agreement and as otherwise provided herein. The Service Provider shall not be required to expand its facilities or maintain the employment of any specific Persons in order to provide the Services to the Service Recipient, and except as otherwise provided in this Agreement, the Service Provider shall not be required to incur any capital expenditures or employ additional personnel in order to provide the Services to the Service Recipient.

2.9 Subcontractors. The Service Provider may use contractors, subcontractors, vendors or other Third Parties (collectively, “Subcontractors”) to provide some or all of the Services, provided that the Service Provider (a) shall use reasonable care in selecting any such Subcontractors to perform Services hereunder, (b) shall not be relieved of its obligations under this Agreement as a result of the use of any Subcontractors, (c) shall remain liable and responsible for the acts and omissions of its Subcontractors in providing, or failing to provide, the Services under this Agreement, (d) shall specify in the Services Schedules which Services will be subcontracted and (e) shall comply with the terms and conditions of Schedule 2.9 attached hereto.

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2.10    Supervision and Compensation of Personnel. Except as otherwise expressly provided herein, the Service Provider shall, and shall cause its Affiliates to, select, employ, supervise and direct all of its personnel providing the Services hereunder and shall be solely responsible for the payment of all wages, bonuses, commissions, benefits (including employee benefit plans, programs and arrangements) and any other direct and indirect compensation for its personnel assigned to perform the Services under this Agreement, including worker’s compensation insurance, employment taxes and other employer liabilities relating to such personnel as required by Law to be provided or otherwise provided by the Service Provider and its Affiliates. The Service Provider shall, and shall cause its Affiliates to, be independent contractors with respect to the Service Recipient in connection with the performance of the Services hereunder and none of the Service Provider’s or its Affiliates’ employees performing services in connection therewith shall be deemed employees of the Service Recipient.

ARTICLE 3

MANAGEMENT AND CONTROL; CONSENTS

3.1 Cooperation; Access. Each Party agrees to use commercially reasonable efforts to cooperate with the other in connection with the provision and receipt of Services hereunder. The Service Recipient hereby grants to the Service Provider, at all times during the term of this Agreement, the right to ingress and egress from the premises occupied by the Service Recipient subject to such restrictions as the Service Recipient may reasonably require (including written non-disclosure agreements, restricted access for only designated areas and other requirements, with individuals who shall enter such premises), for reasonable purposes and solely to the extent necessary to the delivery of the Services hereunder or the exercise of any right under this Agreement or the performance of any obligations required by this Agreement. Except as expressly provided herein, the Service Provider shall not be required to grant the Service Recipient access to any proprietary information of the Service Provider or any of its Affiliates pursuant to this Agreement.

3.3 Certain Service Recipient Obligations.

3.3.1 Policies and Procedures; Use of Services. The Service Recipient shall, and shall cause its Affiliates to, adhere to applicable Service Provider policies and procedures relevant to the Services provided or made available to the Service Recipient or that the Service Recipient has in its possession.

3.3.2 Limited Use of Services. The Service Recipient shall use the Services only in connection with (a) the conduct of the SpinCo Business or the Citrix Business, as applicable, in the ordinary course (together with natural extensions and growth of the SpinCo Business or the Citrix Business, as applicable, during the term of this Agreement), (b) the separation of the SpinCo Business from the Citrix Business, (c) the separation of the Service Recipient from the Service Provider’s shared IT systems and (d) the integration of the Service Recipient’s Group into the shared IT systems of the Service Recipient and its Affiliates. Except

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as otherwise provided in Section 10.13 (Assignment), the Service Recipient shall not resell, assign or subcontract any of the Services to any Third Party and shall permit the use of the Services by a Third Party solely in connection with operation of the SpinCo Business or the Citrix Business, as applicable, in accordance with this Agreement.

3.3.3 Limited License. The Parties hereby acknowledge and agree that certain Third Party licenses or other agreements, software or hardware required for use by the Service Provider, its Affiliates and designated Third Party providers in providing Services to the Service Recipient under this Agreement may be Assets of the Service Recipient pursuant to the Separation Agreement. The Service Recipient hereby grants and licenses to the Service Provider, its applicable Affiliates and any applicable designated Third Party providers the right to possess, access and use such licenses or other agreements, software or hardware solely to the extent necessary for rendering Services under and in accordance with this Agreement.

3.4 Required Consents . Notwithstanding anything to the contrary herein, this Agreement shall not constitute any agreement to provide any Service to the extent the provisions of such Service in accordance with this Agreement would require any consent, waiver, permit, license or sublicense of any Third Party (collectively, “Required Consents”) unless and until such Required Consents shall have been obtained. With respect to any Required Consents not obtained prior to the date of this Agreement, from and after the date hereof, the Service Provider shall use commercially reasonable efforts to obtain such Required Consents, and the Service Recipient shall provide such cooperation as may be reasonably requested by the Service Provider in connection with its efforts to obtain any such Required Consents; provided, that the Parties shall bear equally any costs and expenses incurred in connection with seeking or obtaining any Required Consents.

3.5 Intellectual Property . In connection with the performance of the Services hereunder, either Party may have access to or use of certain Intellectual Property disclosed or licensed by Third Parties to the other Party or its Affiliates that is not Licensed IP (as defined in the IP License Agreement) (“Third Party Intellectual Property”), as well as certain Intellectual Property owned by the other Party that is not Licensed IP (“Other Intellectual Property”). To the extent necessary or appropriate to protect any such Third Party Intellectual Property or Other Intellectual Property, the Service Recipient shall enter into non-disclosure agreements with Third Parties or take other reasonable actions (at the Service Provider’s expense) with respect to such Third Party Intellectual Property or Other Intellectual Property as may be reasonably requested by the Service Provider (with respect to the Other Intellectual Property) or such Third Parties (with respect to the Third Party Intellectual Property) from time to time. The Service Provider hereby grants, on behalf of itself and its Affiliates, to the Service Recipient a license to access and use such Third Party Intellectual Property and Other Intellectual Property solely to the extent reasonably necessary in connection with receiving and fully utilizing the Services under and in accordance with this Agreement. Other than as permitted by this Agreement, the Service Recipient shall not have any rights in or to any such Third Party Intellectual Property or Other Intellectual Property as a result of any such access or use. The Service Recipient shall comply in all respects with the terms and conditions of any agreement between any Third Parties and the Service Provider or its Affiliates, as the case may be, to the extent such agreements have been provided to the Service Recipient, with respect to any Third Party Intellectual Property disclosed to or used by the Service Recipient as if the

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Service Recipient were a direct party to such arrangements (other than with respect to any payment terms thereunder), including any obligations with respect to confidentiality and restrictions on use of Third Party Intellectual Property. Without limiting the foregoing, it is acknowledged and agreed that the Service Recipient shall not have any rights in or access to, and the Service Provider shall ensure that no copies are provided to the Service Recipient or any of its Affiliates of, any source code with respect to any Third Party Intellectual Property or Other Intellectual Property. The Service Recipient shall not, through reverse engineering or any other means, attempt to access any such source code and shall use the Third Party Intellectual Property and the Other Intellectual Property only for its intended use hereunder. In the event of a conflict between this Section 3.5 and the IP License Agreement, the provisions of the IP License Agreement shall prevail.

ARTICLE 4

GOVERNANCE

4.1 Service Leads. The initial points of contact for the Service Provider and the Service Recipient with respect to day-to-day matters regarding the provision of a particular Service, including attempting to resolve any issues that may arise in connection with the provision of such Service, shall be the functional team leaders designated on the applicable Services Schedule with respect to such Service (collectively, the “Service Leads”). The Service Leads shall have the authority to address such daily operational matters and resolve such issues related to the applicable Service; provided, that issues regarding any Service that cannot be resolved by the applicable Service Leads shall be elevated as provided in this ARTICLE 4.

4.2 Transition Leads. Each Party shall designate and identify to the other Party one or two individuals to coordinate all matters relating to the provision or receipt of Services and the operation of this Agreement generally (collectively, the “Transition Leads”). The Transition Leads shall be the principal points of contact between the Parties (a) for all matters that the Service Leads are not able to resolve after using good faith efforts to do so and (b) for all matters relating to the provision or receipt of Services generally or otherwise relating to this Agreement (including requests for transition support, communications with regard to issues surrounding the provision of Services, disagreements between the Parties relating to the provision or receipt of Services and invoice disputes). The Transition Leads shall meet (by teleconference if mutually agreed) on a mutually agreed basis to review the provision of the Services and the operation of this Agreement, including to address, without limitation, the Service Provider’s compliance with the performance standards set forth in Section 2.2 and the adequacy of the resources and the qualifications of the personnel (including any Subcontractors) used by the Service Provider in providing the Services. The Transition Leads shall be responsible for the oversight and coordination of the provision or receipt of Services, and each shall have the appropriate decision-making authority for their respective Party with respect to the provision and receipt of Services. A Transition Lead may also delegate specific aspects of a Transition Lead’s responsibilities to one or more persons upon written notice to the other Party’s Transition Leads. A Transition Lead and his or her delegates may be replaced at any time and for any reason by the Party that initially appointed such Transition Lead, and such Party or the newly appointed Transition Lead or delegate shall notify the other Party of such replacement and appointment.

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4.3 Steering Committee. The Transition Leads shall negotiate in good faith and attempt to resolve any disputes regarding the matters identified in Section 4.2. In the event of a failure of the Transition Leads to resolve a dispute under this Agreement within thirty (30) days, either Party may refer such dispute to a committee charged with the responsibility for general oversight of matters under this Agreement (the “Joint Transition Steering Committee”). If the issue cannot be resolved by the Joint Transition Steering Committee within thirty (30) days of the submission of such matter to the Joint Transition Steering Committee, either Party may seek resolution of such dispute in accordance with Section 4.4. The Joint Transition Steering Committee shall be composed of a minimum of three (3) representatives of each Party (including at least one Transition Lead representing each Party). Each Party’s representatives on the Joint Transition Steering Committee shall have appropriate decision-making authority from the Party appointing them and shall be reasonably informed of matters under this Agreement. The Joint Transition Steering Committee shall meet (by teleconference if mutually agreed) on a mutually agreed basis to (a) review and attempt to resolve disputes in accordance with this Section 4.3 and (b) review and discuss matters relating to the provision of the Services and the operation of this Agreement that are referred to it by the Transition Leads.

4.4 Dispute Resolution. Prior to initiating any legal action in accordance with the terms of this Agreement, any dispute, controversy or claim arising out of, relating to or in connection with the Services of this Agreement (a “Dispute”) that cannot be resolved by the applicable Service Leads after a reasonable period of time (taking into consideration the nature of the Dispute) shall be submitted first to the Transition Leads and, if applicable, the Joint Transition Steering Committee for resolution in accordance with Sections 4.2 and 4.3. In the event the Joint Transition Steering Committee fails to resolve a Dispute in accordance with Section 4.3, then either Party may bring an action at law or in equity in accordance with Section 10.6.

ARTICLE 5

COMPUTER HARDWARE, SOFTWARE AND DATA SECURITY

5.1 Access to Computer Software. The Service Provider, in its sole discretion, may limit access to and the right to use software in connection with the Services solely to those employees of the Service Recipient who need such access and right to use in connection with the provision of the Services. Citrix, in its capacity as the Service Provider, shall also grant access to and the right to use software in connection with the Services to employees of LogMeIn who need such access, provided that SpinCo shall be responsible for any breaches of this ARTICLE 5 by any employee of LogMeIn.

5.2 Data. The Service Provider is authorized to have access to and make use of all data provided by the Service Recipient or created by the Service Provider solely on behalf of the Service Recipient after the Effective Date (“New Data”), as necessary and appropriate for the performance by the Service Provider of its obligations under this Agreement. The Service Provider may not use any New Data for any purpose other than providing the Services.

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5.3 System Security.

5.3.1 Security Policy. The Service Recipient shall comply with all of the Service Provider’s system security policies, procedures and requirements relating to the Service Provider’s computer systems or software (“Systems”) which have been provided in writing to the Service Recipient (collectively, “Security Regulations”), and shall not tamper with, compromise or circumvent any security or audit measures employed by the Service Provider. The Service Recipient shall access and use only those Systems of the Service Provider for which the Service Recipient has been expressly granted the right to access and use.

5.3.2 Personnel Access. The Service Recipient shall limit access to the Systems to those personnel who are specifically authorized to have such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein. The Service Recipient shall notify its own personnel of the restrictions set forth in this Section 5.3.2 and of the Security Regulations.

5.3.3 Unauthorized Access. If, at any time, the Service Recipient determines that any of its personnel have sought to circumvent, or have circumvented, the Security Regulations, that any unauthorized personnel have accessed the Systems or that any of its personnel have engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, the Service Recipient shall promptly terminate such personnel’s access to the Systems and promptly notify the Service Provider. In addition, the Service Provider shall have the right to deny personnel of the Service Recipient access to its Systems upon notice to the Service Recipient (with such notice given, in any event, within one business day of such termination) in the event that the Service Provider reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 5.3.3 or otherwise pose a security concern. Each Party shall reasonably cooperate with the other Party in investigating any apparent unauthorized access to the Systems.

ARTICLE 6

FEES AND PAYMENT

6.1 Fees. The fees for each of the Services (the “Fees”) are as set forth in the Services Schedules and shall, during the first six (6) months after the Effective Date, be equal to the Service Provider’s actual direct cost to provide the Services, plus five percent (5%), and thereafter shall be equal to the Service Provider’s actual direct cost to provide the Services, plus ten percent (10%). All Fees are exclusive of any applicable Service Taxes (as defined below) (which shall be paid by the Service Recipient in accordance with Section 6.5). Either Party, in its capacity as the Service Recipient, may apply an offset against Fees solely for monies owed by the other Party pursuant to this Agreement.

6.2 Expenses. Unless otherwise expressly set forth on the applicable Services Schedule, the Fees are exclusive of expenses related to travel (including long-distance and local transportation, accommodation and meal expenses and other incidental expenses) by the Service Provider’s personnel or any Subcontractor in connection with performing the Services. All of the costs and expenses described in this Section 6.2 (“Expenses”) shall be charged by the

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Service Provider to the Service Recipient on a straight pass-through basis. For the avoidance of doubt, the Expenses described in this Section 6.2 shall be consistent with the Service Provider’s general approach with respect to such types of costs and expenses; provided, that with respect to any Service, the Service Recipient’s prior written approval shall be required to the extent that Expenses exceed fifteen percent (15%) of the Fees paid and payable to the Service Provider for such Service in any month.

6.3 Payment and Invoices. The Service Provider shall invoice the Service Recipient for all Fees and Expenses, in each case in arrears on a monthly basis. The Service Provider shall include with each invoice a reasonably detailed description of the Services performed, the Fees and Expenses charged, any Service Taxes collected, and available reasonable supporting documentation with respect to the foregoing including copies of any invoices of Subcontractors with respect to the Services performed. The Service Recipient shall pay each undisputed invoice within the United States and in immediately available funds, in each case within forty five (45) days after receipt. Any payments owing to the Service Provider pursuant to this Agreement that are not paid within forty five (45) days after receipt of the applicable invoice shall bear interest at the rate of five percent (5%) per annum (or such lesser amount as shall be the maximum amount permitted by Law) from the due date until paid; provided, that the Service Recipient shall not be in default of this Agreement for failing to pay all or any portion of an invoice within forty five (45) days of receipt of such invoice if the Service Recipient reasonably disputes the unpaid portion of such invoice in accordance with Section 6.4.

6.4 Billing Disputes. In the event that the Service Recipient disputes any invoice, the Service Recipient shall provide written notice of such dispute and the basis therefor to the Service Provider and pay the undisputed portion, if any, as provided in Section 6.3. If there is a disputed amount, the Parties shall, in good faith, seek to resolve such dispute in accordance with the dispute resolution procedure set forth in Section 4.4. The Service Recipient shall pay the Service Provider the unpaid portion then owed under any invoice promptly upon resolution of the dispute or completion of the dispute resolution procedures provided for herein.

6.5 Service Taxes; Withholding.

6.5.1 In addition to the amounts described in Section 6.1, the Service Recipient shall pay, and hold the Service Provider harmless against, any sales, use, value added, transfer, service, service use, and other similar Taxes, which for the avoidance of doubt, shall not include any income, franchise or similar Taxes (“Service Taxes”) applicable to the provision of the Services. The Service Provider shall, or shall cause its Affiliates to, collect from the Service Recipient and remit any such Service Taxes to the extent required to do so by applicable Law.

6.5.2 The Service Provider shall cooperate with the Service Recipient and take any reasonably requested action in order to minimize any Service Taxes imposed on the sale of the Services provided by the Service Provider, including timely providing resale or other applicable Tax exemption certificates or other documentation necessary to support Tax exemptions. If the Service Provider (or any of its Affiliates) receives a refund of Service Taxes paid by the Service Recipient, it shall remit to the Service Recipient, within 30 days, the amount of such refund net of any Taxes incurred by the Service Provider (or any of its Affiliates) in connection with such refund. Each Party agrees to provide the other Party such information and

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data as reasonably requested from time to time, and to fully cooperate with the other Party, in connection with (a) the reporting of any Service Taxes payable pursuant to this Agreement, (b) any audit relating to any such Service Taxes, or (c) any assessment, refund, claim or proceeding relating to any such Service Taxes.

6.5.3 The Service Recipient or any applicable Affiliate of the Service Recipient, as the case may be, shall be entitled to deduct and withhold from any payment otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to such payment under applicable Law, and such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; provided, however, that the Service Recipient shall reasonably cooperate with the Service Provider in obtaining any available exemption from or reduction of such withholding. The Service Recipient shall provide the Service Provider with reasonable evidence of payment to, or receipts from, the relevant Governmental Authority, if available, evidencing the payment of such Taxes.

6.6 Audits. During the Service Performance Period and for a period of six (6) months thereafter, the Service Provider shall keep and maintain materially complete and accurate records of any costs that it is entitled to charge to the Service Recipient hereunder, and shall allow, at the Service Recipient’s sole expense, a mutually agreed independent auditor, during business hours and no more than once, to inspect and make extracts or copies of such records solely for the purpose of ascertaining the correctness of such statements. If any such examination and audit shall disclose any overcharges or overpayment of ten per cent (10%) or more, the Service Provider shall (a) promptly refund to the Service Recipient the amount of any such overcharges or overpayment, and (b) pay the costs of such audit.

ARTICLE 7

FORCE MAJEURE

7.1 Force Majeure. Provided the Service Provider has in place commercially reasonable disaster recovery and business continuity measures intended to mitigate the effects of any of the following events, the Service Provider shall be excused from performing any Services in the event that war (whether declared or not), fire, explosion, earthquake, storm, flood, strike, riot, act of governmental authority, act of God, act of terror or sabotage, technology disruption to the extent beyond the reasonable control of the Service Provider or other contingency beyond the reasonable control of the Service Provider, or any failure of a Third Party to provide services necessary for the performance of the Services to the extent not caused by the Service Provider (each, a “Force Majeure Event”), causes cessation or interruption of the Service Provider’s performance of such Services, for the duration of such Force Majeure Event. If the Service Provider is unable to provide any Services as a result of a Force Majeure Event: (a) the Service Provider shall promptly notify the Service Recipient and describe in reasonable detail the circumstances causing the inability to perform; (b) the Service Provider shall use commercially reasonable efforts to resume performance of its obligations hereunder with minimal delay; and (c) the Service Recipient shall be free to acquire such Services from an alternative source, at the Service Recipient’s sole cost and expense, and without liability to the Service Provider, for the period and to the extent reasonably necessitated by such non-performance. For the avoidance of doubt, the Service Recipient shall not be obligated to pay the Service Provider for Services with respect to the period during which such Services are not provided due to a Force Majeure Event.

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ARTICLE 8

TERM AND TERMINATION

8.1    Term.

8.1.1 Term of Services. The Service Provider shall provide each of the Services beginning on the “Service Commencement Date” for such Service set forth in the Services Schedule and continuing until the “Service Termination Date” for such Service set forth in the Services Schedule, unless extended or sooner terminated in accordance with the provisions of this Agreement. The period commencing on the first to occur of the Service Commencement Dates and ending on the last to expire or terminate of the Service Termination Dates is hereinafter referred to as the “Service Performance Period.”

8.1.2 Extension of Service Termination Date. The Service Recipient may request an extension of the Service Termination Date applicable to any Service by delivering a written request to the Service Provider not less than sixty (60) days prior to the applicable Service Termination Date; provided, however, that a Service Termination Date may only be extended pursuant to this Section 8.1.2 (a) if such extension would not result in any Liabilities payable by, attributable to or the responsibility of the Service Provider or (b) in the event such extension would result in Liabilities payable by, attributable to or the responsibility of the Service Provider, the Service Recipient shall have expressly agreed in writing to fully reimburse and indemnify the Service Provider with respect to such Liabilities. The Service Provider shall consider in good faith any request for the extension of a Service Termination Date pursuant to this Section 8.1.2. If the Service Provider agrees, in its sole discretion, to such extension, the Parties shall (x) negotiate the terms of such extension, including the revised Service Termination Date, and (y) document the terms of such extension in an amendment to the applicable Services Schedule, and the Fees payable by the Service Recipient in respect of the applicable Service through such revised Service Termination Date shall be one hundred ten percent (110%) of the amount of the Fees payable in respect of the applicable Service during the period immediately preceding such extension

8.2 Termination.

8.2.1 Early Termination of Services. The Service Recipient may terminate any Service, in whole or in part, prior to the applicable Service Termination Date by delivering to the Service Provider advance written notice of such termination no later than thirty (30) days prior to the applicable Service Termination Date (unless the terms set forth in the applicable Services Schedule designate a longer advance notice period for termination of such Service, in which case the Service Recipient shall provide written notice in accordance with such terms). In the event of any such termination of any Service, in whole or in part, the Fees payable by the Service Recipient for such Service will be reduced to reflect the terminated Service or the portion thereof that is terminated, as the case may be. Notwithstanding the foregoing, no termination of any Service shall relieve the Service Recipient of any of its obligations hereunder to pay the Service Provider all applicable Fees and Expenses incurred prior to such termination.

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8.2.2 Termination for Breach. If either Party materially breaches any of its obligations under this Agreement and does not cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching Party, then the non-breaching Party may, at its option, terminate all, but not less than all, of the Services in the affected line of Services, or all Services in their entirety, by providing written notice of termination to the breaching Party, which termination shall be effective immediately or as of such later date as may be specified in the notice of termination.

8.2.3 Bankruptcy Termination. This Agreement may be terminated by either Party upon not less than thirty (30) days’ prior written notice if the other Party is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other under any provision of the federal bankruptcy Laws. Any termination of this Agreement pursuant to this Section 8.2.3 shall be without prejudice to any rights or obligations of the Parties accruing prior to such termination, including the right to payment of unpaid amounts owing for Services performed prior to termination.

8.2.4 General Termination. If not earlier terminated, this Agreement shall terminate on the expiration or termination of the last Service performed hereunder, and thereafter all rights and obligations hereunder shall be terminated, except for the payment by the Service Recipient of any Fees, Expenses and other costs due and payable hereunder, and except as otherwise provided in Section 10.3.

8.3 Obligations on Termination. Notwithstanding anything herein to the contrary, in connection with the termination of any Service or Services in accordance with this Section 8.3, (a) the Fees payable by the Service Recipient for such Service(s) will be reduced to reflect the terminated Service(s) or the portion thereof that is terminated, as the case may be; and (b) the Service Recipient shall pay to the Service Provider, within thirty (30) days following such termination, all Fees and Expenses payable pursuant to ARTICLE 6 through the date of such termination. In the event any Service is terminated prior to the applicable Service Termination Date, the Service Recipient shall be liable to the Service Provider for actual non-cancellable costs incurred by the Service Provider resulting from such termination, including any cancellation or similar costs payable to Third Parties by the Service Provider.

ARTICLE 9

LIMITATION ON LIABILITY; INDEMNIFICATION

9.1 Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE), WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

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9.2 Cap on Direct Damages. Except for a Party’s breach of its confidentiality obligations or such Party’s fraud, gross negligence or intentional misconduct, under no circumstances shall the aggregate liability of such Party, its Affiliates and any of their respective representatives under this Agreement exceed the amount of fees paid and payable to it as Service Provider by the other Party as Service Recipient under the Agreement during the six (6) month period following the Effective Date.

9.3 Exclusion of Damages. EXCEPT FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS OR SUCH PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, SUCH PARTY SHALL NOT HAVE ANY OBLIGATION OR LIABILITY TO THE OTHER WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, AT LAW OR IN EQUITY, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS, DAMAGES CALCULATED ON MULTIPLES OF EARNINGS OR OPPORTUNITY COSTS, WHETHER FORESEEABLE OR NOT, WHICH IN ANY WAY ARISE OUT OF, RELATE TO OR ARE A CONSEQUENCE OF THE PERFORMANCE OR NONPERFORMANCE BY THE SERVICE PROVIDER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES (OR ANY SUBCONTRACTOR PROVIDING THE APPLICABLE SERVICES UNDER THIS AGREEMENT) OR THE PROVISION OF, OR FAILURE TO PROVIDE, ANY SERVICES UNDER THIS AGREEMENT, INCLUDING FOR LOSS OF PROFITS, BUSINESS INTERRUPTIONS OR CLAIMS OF CUSTOMERS. EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES ANY CLAIM FOR SUCH DAMAGES.

9.4 Indemnification.

9.4.1 By Service Provider. Without limiting the rights of the Service Recipient under any other Transaction Agreement, the Service Provider shall indemnify and hold harmless the Service Recipient, its Affiliates and their respective officers, directors, partners, principals, employees and agents (together with their respective successors and permitted assigns) from and against any and all assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants and other agents or representatives of any of them (collectively, “Damages”) arising or resulting from the fraud, gross negligence or willful misconduct of the Service Provider or its Affiliates in connection with the performance of their obligations under this Agreement.

9.4.2 By Service Recipient. Without limiting the rights of the Service Provider under any other Transaction Agreement, the Service Recipient shall indemnify and hold harmless the Service Provider, its Affiliates and their respective officers, directors, partners, principals, employees and agents (together with their respective successors and permitted assigns) from and against any and all Damages arising or resulting from the fraud, gross negligence or willful misconduct of the Service Recipient in connection with the performance of its obligations under this Agreement.

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9.4.3 Procedure. A Party entitled to indemnification pursuant to this Section 9.4 (the “Indemnified Party”) shall notify the other Party (the “Indemnifying Party”) in writing of any claim, action or demand (a “Claim”) for which the Indemnified Party intends to seek indemnification under this ARTICLE 9. If the Indemnifying Party fails to assume the defense of such Claim within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required under the circumstances, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof. Notice of any Claim shall be given promptly after the Indemnified Party becomes aware of the Claim, but no delay in giving such notice shall affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s ability to defend or settle such Claim is actually prejudiced by such delay. Notice of a Claim shall be accompanied by all information reasonably available to the Indemnified Party relevant to the investigation, assessment, defense and settlement of such Claim. The Indemnified Party shall, at the request and expense of the Indemnifying Party, take such actions as the Indemnifying Party may reasonably request in connection with the investigation, assessment, defense and settlement of any Claim.

9.4.4 For the avoidance of doubt, nothing in this ARTICLE 9 shall be deemed to eliminate or limit, in any respect, the Service Recipient’s obligations hereunder to make payment for any Fees, Expenses or other costs.

ARTICLE 10

GENERAL

10.1 Confidential Information. The rights and obligations under this Agreement are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in the Separation Agreement; provided, however, that to the extent any Confidential Information concerning or belonging to the Service Recipient or its Affiliates is disclosed to any member of the Service Provider’s Group in connection with providing Services under this Agreement, then such Confidential Information shall be used by the applicable member of the Service Provider’s Group only in connection with the provision of such services.

10.2 Relationship of the Parties. The Service Provider, in performance of its obligations under this Agreement, is acting as an independent contractor to the Service Recipient, and not as a partner, joint venture or agent, nor do the Parties intend to create by this Agreement an employer-employee relationship as between the Service Provider and the Service Recipient. Each of the Parties retains control over its respective personnel (including, as between the Parties, the exclusive right to select, hire, utilize and discharge its employees), and the employees of the Service Provider shall not be considered employees of the Service Recipient nor shall the employees of the Service Recipient be considered employees of the

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Service Provider. For the avoidance of doubt, nothing in this Agreement shall, and the provision of Services by the Service Provider pursuant to this Agreement shall not, (a) restrict the Service Provider’s ability to make any changes in its personnel, including its ability to terminate the employment of or reassign any Person providing any Service to the Service Recipient under this Agreement or (b) modify, terminate or otherwise affect the status of any Person employed by the Service Provider as an at-will employee, who shall remain an at-will employee of the Service Provider. Neither Party shall be bound by any representation, act or omission of the other Party. Neither Party has any right, power or authority to create any obligation, express or implied, on behalf of the other Party.

10.3 Survival. The provisions of Section 1.1, Section 3.5, ARTICLE 6, SECTION 8.3, ARTICLE 9 and this ARTICLE 10 shall survive termination or expiration of the Service Performance Period and remain in full force and effect in accordance with their applicable terms.

10.4 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

10.5 Complete Agreement; Construction. This Agreement, the Disclosure Letters (as defined in the Merger Agreement), the other Transaction Agreements and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. If there is a conflict between any provision of this Agreement and a provision in any of the other Transaction Agreements (other than the Separation Agreement or the Merger Agreement), the provision of this Agreement shall control unless (i) with respect to any Ancillary Agreement other than the Tax Matters Agreement, as specifically provided otherwise in this Agreement or in such other Ancillary Agreement, (ii) with respect to the Tax Matters Agreement, the provision relates to matters addressed by the Tax Matters Agreement, in which case the Tax Matters Agreement shall control, or (iii) with respect to the Employee Matters Agreement, the provision relates to matters addressed by the Employee Matters Agreement, in which case the Employee Matters Agreement shall control. If there is a conflict between any provision of this Agreement and a provision in the Separation Agreement, the provision in the Separation Agreement shall control, and if there is a conflict between any provision of this Agreement and a provision in the Merger Agreement, the provision of the Merger Agreement shall control. Neither this Agreement nor any Ancillary Agreement shall govern Tax matters (including any administrative, procedural, and related matters thereto, “Tax Matters”), except to the extent expressly provided herein or therein. Tax Matters shall be exclusively governed by the Tax Matters Agreement.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that might lead to the application of Laws other than the Laws of the State of Delaware. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties

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hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 10.9; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

10.7 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY, DIRECTLY OR INDIRECTLY, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8 Headings . The section headings hereof are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

10.9 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by a nationally recognized overnight courier service, or by facsimile or email (with a confirmatory copy sent by a nationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.9):

If to Citrix:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Facsimile: (954) 267-3101

Attention: General Counsel

with a copy (which shall not constitute notice) to:

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Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street, 23rd Floor

Boston, MA 02116

Facsimile: (617) 573-4822

Attention: Margaret A. Brown

If to SpinCo:

LogMeIn, Inc.

320 Summer Street

Boston, MA 02210

Facsimile: (781) 437-1820

Attention: Chief Financial Officer

General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Facsimile: (617) 948-6001

Attention: John H. Chory

Bradley C. Faris

Any notice to Citrix shall be deemed notice to all members of the Citrix Group, and any notice to SpinCo shall be deemed notice to all members of the SpinCo Group.

10.10 Severability. If any term or other provision (or part thereof) of this Agreement is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions (or parts thereof) of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

10.11 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

10.12    Third Party Beneficiaries. Except (i) as provided in ARTICLE 9 relating to Indemnified Parties and (ii) as specifically provided in any Transaction Agreement, this Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to, or shall, confer upon any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

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10.13 Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Party by operation of Law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of the other Parties). Any attempted assignment that is not in accordance with this Section 10.13 shall be null and void.

10.14 Amendment and Waivers.

10.14.1 This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 10.14.2.

10.14.2 Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other Party or conditions to such obligations contained herein. Any such waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

10.15 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

10.16 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of either Party or their respective Affiliates shall have any liability for any obligations or liabilities of such Party under this Agreement or for any claims based on, in respect of, or by reason of, the transactions contemplated by this Agreement.

10.17 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur shall not be taken or occur except to the extent specifically agreed by the Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by an authorized representative as of the Effective Date.

CITRIX SYSTEMS, INC.

By:
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

GETGO, INC.

By:
	Name:	Antonio G. Gomes
	Title:	Secretary

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EXHIBIT E

FORM OF

OMNIBUS INTELLECTUAL PROPERTY ASSIGNMENT

This OMNIBUS INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”), dated as of [•], 2016 (the “Assignment Effective Date”), is entered into by and between CITRIX SYSTEMS, INC. (“Citrix”), a Delaware corporation (“Assignor”), and GETGO, INC. (“SpinCo”), a Delaware corporation (“Assignee”), (each a “Party” and collectively, the “Parties”). Certain capitalized terms used herein shall have the meanings set forth in Schedule A hereto.

WHEREAS, the Board of Directors of Citrix has determined that it is appropriate, desirable and in the best interests of Citrix and its stockholders to separate (the “Separation”) the SpinCo Business from the remaining business of Citrix and its Subsidiaries;

WHEREAS, in furtherance of the Separation, Citrix, SpinCo and LogMeIn, Inc., a Delaware corporation (“LogMeIn”) have entered into a Separation and Distribution Agreement, dated as of July 26, 2016 (the “Separation Agreement”), that, together with an Intellectual Property License Agreement (the “IP License Agreement”) and certain other ancillary agreements, govern the terms and conditions of the Separation;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July 26, 2016 (the “Merger Agreement”), among Citrix, SpinCo, LogMeIn and Lithium Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LogMeIn (“Merger Partner Sub”), immediately following the Distribution under the Separation Agreement, Merger Partner Sub will merge with and into SpinCo (the “Merger”) and, in connection with the Merger, SpinCo Common Stock will be converted into shares of common stock of LogMeIn, par value $0.01 per share, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in the Separation Agreement and to effect the Separation and the Merger, Citrix desires to reorganize the SpinCo Business so that it is conducted through SpinCo and its Subsidiaries;

WHEREAS, in connection with the reorganization of the SpinCo Business, Assignor desires to assign, transfer and convey to Assignee all of Assignor’s right, title, and interest in and to the SpinCo Intellectual Property (as defined in the Separation Agreement), including the Assigned Patents, Assigned Marks, Assigned Copyrights and Assigned Unregistered Intellectual Property, on the terms and conditions hereof;

WHEREAS, Assignee will grant a license to Assignor under certain of the Assigned IP (other than the Assigned Marks), on the terms and conditions of the IP License Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Assignment, the Parties hereby agree as follows:

1. Conveyance. As of the Assignment Effective Date, Assignor, on behalf of itself and such of its Affiliates identified in Section 2 below as the owner of the applicable Assigned IP, does hereby assign, transfer and convey to Assignee, and Assignee does hereby accept from Assignor or such of its Affiliates, all of Assignor’s or such of its Affiliates’ right, title and interest in and to the Assigned IP, in each case together with all rights and remedies against past, present, and future infringement or other violation thereof.

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2. Definitions. As used herein:

(a)	“Assigned Patents” means the Patents set forth on Schedule B hereto and owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule B hereto as the assignor with respect to such Patents) that are included in the SpinCo Intellectual Property.

(b)	“Assigned Marks” means the Marks set forth on Schedule C hereto and owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule C hereto as the assignor with respect to such Marks) that are included in the SpinCo Intellectual Property and subject to a registration or application.

(c)	“Assigned Copyrights” means the Copyrights set forth on Schedule D hereto and owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule D hereto as the assignor with respect to such Copyrights) that are included in the SpinCo Intellectual Property and subject to a registration or application.

(d)	“Assigned Unregistered Intellectual Property” means the Assigned Unregistered Copyrights, Assigned Unregistered Marks and Assigned Trade Secrets, collectively.

(i)	“Assigned Unregistered Copyrights” means the Copyrights owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule E hereto as an assignor with respect to such Copyrights) that are included in the SpinCo Intellectual Property and that are not subject to a registration or application, including Unicast, Screencast, Concierge and the SpinCo Codec, as each of those terms are defined in the IP License Agreement.

(ii)	“Assigned Unregistered Marks” means the Marks owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule E hereto as an assignor with respect to such Marks) that are included in the SpinCo Intellectual Property and that are not subject to a registration or application.

(iii)	“Assigned Trade Secrets” means the Trade Secrets owned as of the Assignment Effective Date by Assignor (or such of its Affiliates identified on Schedule E hereto as an assignor with respect to such Trade Secrets) that are included in the SpinCo Intellectual Property.

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(e)	“Assigned IP” means the Assigned Patents, Assigned Marks, Assigned Copyrights, Assigned Unregistered Intellectual Property and any other SpinCo Intellectual Property (other than, for clarity and subject to Section 2.1(c) of the Separation Agreement, any Patents, Marks or Copyrights that are subject to a registration or application).

3. Recordation. The Parties agree to reasonably cooperate with each other with respect to preparing instruments to record Assignee as the owner of the registrations and applications for Assigned IP, including entering into individual short-form assignment agreements in substantially the same form attached hereto as Exhibit A, in the United States Patent and Trademark Office, the U.S. Copyright Office or such other applicable foreign Governmental Authority or registrar (each, an “Instrument”), and Assignee shall have the right to record such Instrument with the applicable Governmental Authority or registrar, in each case at Assignee’s sole cost and expense. Notwithstanding anything to the contrary in any such Instrument, to the extent of any conflict or inconsistency between this Assignment and such Instrument, this Assignment shall control. For clarity and without limiting the foregoing, any such Instrument may or may not refer to this Assignment, the Separation Agreement or the IP License Agreement or include disclaimers, limitations or exceptions with respect to the Assigned IP or the assignments thereof, and may be dated as of, before or after the Assignment Effective Date, and notwithstanding the applicable date or any such references or inclusions, or the absence thereof, the applicable terms and conditions of the Separation Agreement, IP License Agreement and this Assignment shall apply to each such Instrument and all Assigned IP thereunder.

4. Disclaimer of Representations and Warranties. EACH OF ASSIGNOR AND ASSIGNEE UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE MERGER AGREEMENT OR THE SEPARATION AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND EXCEPT IN THE CASE OF FRAUD WITH RESPECT TO THE MATTERS SPECIFICALLY ADDRESSED IN ARTICLE IV OR ARTICLE V OF THE MERGER AGREEMENT OR IN THE SEPARATION AGREEMENT OR THE ANCILLARY AGREEMENTS, ASSIGNOR IS NOT REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE ASSIGNED IP OR THE AMOUNT OF ANY LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY, AS TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH, AS TO THE VALUE OF, AS TO THE FREEDOM FROM ANY SECURITY INTERESTS OF, AS TO NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY CONCERNING, ANY OF THE ASSIGNED IP, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR ASSIGNED IP, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSIGNED IP OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE MERGER AGREEMENT OR THE SEPARATION AGREEMENT, ALL ASSIGNED IP IS BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND ASSIGNEE SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE ASSIGNEE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST AND (II) ANY NECESSARY CONSENTS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

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5. No Conflict. The Parties acknowledge and agree that this Assignment and each Instrument shall be subject to and governed by the provisions of the Separation Agreement. Nothing contained in this Assignment or any Instrument is intended to, shall or shall be deemed to modify, alter, amend, expand upon or otherwise change any of the rights, remedies or obligations of Citrix and SpinCo to be provided under the Separation Agreement or the IP License Agreement.

6. Amendment and Waivers

(a)	This Assignment may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each Party that expressly references the Section of this Assignment to be amended; or (b) by a waiver in accordance with Section 6(b).

(b)	Any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant to this Assignment; or (c) waive compliance with any of the agreements of the other Party or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Assignment.

7. Successors and Assigns. The provisions of this Assignment and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

8. Counterparts. This Assignment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

9. Titles and Headings. Titles and headings for this Assignment are for reference purposes only and do not affect in any way the meaning or interpretation of this Assignment.

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10. Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Assignment to the same extent as if the same had been set forth verbatim herein.

11. Severability. If any term or other provision (or part thereof) of this Assignment is declared invalid, illegal or incapable of being enforced by any Governmental Authority, all other terms and provisions (or parts thereof) of this Assignment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Assignment is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Assignment are consummated as originally contemplated to the greatest extent possible.

12. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Assignment. This Assignment shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

13. Governing Law. This Assignment and any dispute shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof that might lead to the application of Laws other than the Laws of the State of Delaware. All Actions that, directly or indirectly, arise out of or relate to this Assignment shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Delaware state court or United States federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Assignment; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 8.6 of the Separation Agreement; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Assignment or the transactions contemplated by this Assignment may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:

CITRIX

By:
Name:
Title:

Acknowledged and Accepted:

ASSIGNEE:

SPINCO

By:
Name:
Title:

THE [STATE/COMMONWEALTH/COUNTRY] OF [                ]

County of

This instrument was executed before me on this      day of             ,     , by             , the     (title) of Citrix, a Delaware corporation, on behalf of said corporation.

Notary Public in and for
The [State/Commonwealth] of [ ]

Printed or Typed Name of Notary

My commission expires

SCHEDULE A

CERTAIN DEFINITIONS

“Action” has the meaning set forth in the Merger Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement.

“Copyrights” has the meaning set forth in the Merger Agreement.

“Distribution” has the meaning set forth in the Separation Agreement.

“Governmental Authority” has the meaning set forth in the Merger Agreement.

“Intellectual Property” has the meaning set forth in the Merger Agreement.

“Law” has the meaning set forth in the Merger Agreement.

“Marks” has the meaning set forth in the Merger Agreement.

“Patents” has the meaning set forth in the Merger Agreement.

“SpinCo Business” has the meaning set forth in the Separation Agreement.

“SpinCo Common Stock” has the meaning set forth in the Separation Agreement.

“Trade Secrets” has the meaning set forth in the Merger Agreement.

SCHEDULE B

ASSIGNED PATENTS

[TO COME]

SCHEDULE C

ASSIGNED MARKS

[TO COME]

SCHEDULE D

ASSIGNED COPYRIGHTS

[TO COME]

SCHEDULE E

ASSIGNOR AFFILIATES HOLDING ASSIGNED UNREGISTERED INTELLECTUAL PROPERTY

[TO COME]

EXHIBIT A

FORM OF INDIVIDUAL ASSIGNMENT AGREEMENTS

[TO COME]